No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus does not constitute an offer to see or the solicitation of an offer to buy any securities. This non-offering prospectus does not constitute a public offering of securities.

PROSPECTUS

Non-Offering Prospectus	December 17, 2025

STARFIGHTERS SPACE, INC.

No securities are being offered pursuant to this Prospectus.

This non-offering prospectus (the "Prospectus") is being filed with the securities regulatory authority in the Province of British Columbia to enable Starfighters Space, Inc. (the "Corporation" or "Starfighters") to become a "reporting issuer" in the Province of British Columbia under the Securities Act (British Columbia), notwithstanding that no sale of securities is contemplated herein.

Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised, and all expenses incurred in connection with the preparation and filing of this Prospectus will be paid by the Corporation from its general corporate funds.

The Corporation has filed a registration statement on Form 8-A (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC"), for the purpose of registering its securities under section 12(b) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") in connection with the listing of the Corporation's common shares ("Common Shares") on the NYSE American LLC ("NYSE American"). The Registration Statement was declared effective by the SEC on December 12, 2025. NYSE American has approved the listing of the Common Shares for trading on under the symbol "FJET", effective as of December 18, 2025 (the "Listing Date").

The Company is a "SEC issuer" as such term is defined under National Instrument 51-102 - Continuous Disclosure Obligations.

No underwriter or selling agents have been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus.

As contemplated by Part 19 of National Instrument 41-101 General Prospectus Requirements ("NI 41-101"), on December 3, 2025, the Corporation applied for exemptive relief from the requirement in section 2.3(1.1) of NI 41-101 to file its final prospectus no later than 90 days from September 5, 2025. The exemption granted will be evidenced by the issuance of a receipt for this Prospectus, as contemplated under section 19.3 of NI 41-101.

The Corporation is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction and each of Rick Svetkoff, Tim Franta, Brian Goldmeier, and Geoff Hickman, directors of the Corporation, reside outside Canada. The Corporation, Rick Svetkoff, Tim Franta, Brian Goldmeier, and Geoff Hickman have appointed McMillan LLP, having an office at 1055 West Georgia Street, Suite 1500, Vancouver, British Columbia, V6B 4N7 as their agent for service of process.

1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in securities of the Corporation is speculative and involves a high degree of risk. In reviewing this Prospectus, you should carefully consider the matters described under the heading "Risk Factors".

The Corporation must obtain a launch license from the U.S. Federal Aviation Administration ("FAA") Office of Commercial Space Transportation to operate the "Launch Services" and "Access to Space" portion of its business objectives. See "Business Objectives and Milestones - Regulatory Compliance."

The Corporation's head office and mailing address is Reusable Launch Vehicle Hangar, Hangar Road, Cape Canaveral, Florida, 32920, and the Corporation's phone number is 321-261-0900. The Corporation's registered and records office is located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904. The Corporation's website address is https://starfightersspace.com/. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Prospectus.

- ii -

TABLE OF CONTENTS

SCHEDULE "A" UNAUDITED INTERIM FINANCIAL STATEMENTS OF THE CORPORATION FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024	A-1
SCHEDULE "B" AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023	B-1
APPENDIX "A" AUDIT COMMITTEE CHARTER	A-1
CERTIFICATE OF THE CORPORATION	C-1
CERTIFICATE OF THE PROMOTER	C-2

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and forward-looking information within the meaning of applicable securities legislation about the Corporation and the development of its business. The use of any of the words "may", "will", "should", "expect", "anticipate", "continue", "plan", "estimate", "believe", "intend", "project", "forecast", and other similar expressions is intended to identify forward-looking statements or information.

The cautionary statements set forth in this Prospectus, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating the Corporation's forward-looking statements. These factors include, among other things:

  The Corporation has a limited operating history in an evolving industry, making it difficult for the Corporation to forecast revenue, plan expenses, and evaluate its business and future prospects;

  The Corporation has a history of losses and ability to achieve profitability;

  The Corporation's ability to raise capital and the availability of future financing;

  The Corporation's business involves significant risks and uncertainties that may not be covered by insurance;

  The Corporation's business with governmental entities is subject to the policies, regulations, mandates, and funding levels of such entities and may be negatively impacted by any change thereto;

  The Corporation may not be successful in developing new technology, and technology the Corporation does develop may not meet the needs of its customers;

  The Corporation operates in competitive industries in various jurisdictions across the world;

  The Corporation is highly dependent upon the services of Mr. Svetkoff, the Corporation's Chief Executive Officer, and if the Corporation is unable to retain Mr. Svetkoff, the Corporation's ability to compete could be harmed; and

  The Corporation depends on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or component and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact the Corporation.

The forward-looking statements and information contained in this Prospectus are based on certain key expectations and assumptions made by the Corporation, including expectations and assumptions relating to the purchase of the Platform II Aircraft, the next testing stage with the U.S. Federal Aviation Administration ("FAA"), the drop test, full commercial service, pilot training and testing capabilities, among other things. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks in the section entitled "Risk Factors", which may cause the Corporation's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated, or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

The forward-looking statements and information contained in this Prospectus are made as of the date hereof and, unless so required by applicable law, the Corporation undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise. The forward-looking statements and information contained in this Prospectus are expressly qualified by this cautionary statement.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, unless otherwise indicated, all references to "$" or "dollars" refer to United States Dollars, all references to "CAD$" refer to Canadian Dollars.

On December 16, 2025, the daily exchange rate for Canadian Dollars in terms of the United States Dollar as quoted by the Bank of Canada, was CAD$1.3748 = $1.00.

GLOSSARY

The following is a glossary of certain general terms used in this Prospectus. Terms and abbreviations used in the financial statements and management's discussion and analysis included in, or appended to this Prospectus are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders.

"2022 Warrants" has the meaning ascribed to it in "Description of Securities - Warrants - 2022 Warrants".

"2023 Warrants" has the meaning ascribed to it in "General Description of the Business - History".

"Adjusted Rate" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Aerovision" means Aerovision LLC, a Florida limited liability company.

"Aircraft Agreement" has the meaning ascribed to it in "General Description of the Business - Our Products and Services".

"Aircraft Transactions" has the meaning ascribed to it in "General Description of the Business - Our Products and Services".

"Amended and Restated 2023 Stock Incentive Plan" means the Corporation's 2023 Stock Incentive Plan that the Board authorized, confirmed, and approved on October 27, 2023, as amended on August 12, 2025.

"Amended Maturity Date" has the meaning ascribed to it in "General Description of the Business - History".

"Amendment Effective Date" has the meaning ascribed to it in "General Description of the Business - History".

"Amendment to Loan and Security Agreements" has the meaning ascribed to it in "General Description of the Business - History".

"AST" means the FAA Office of Commercial Space Transportation.

"Audit Committee" means the audit committee of the Corporation.

"Audit Committee Charter" or "Charter" means the Audit Committee Charter that is governed by and operates under the Audit Committee, adopted by the Board of Directors on April 17, 2024.

"Board of Directors" or "Board" means the board of directors of the Corporation.

"Bridge Financing" has the meaning ascribed to it in "

Description of Securities - 2022 Warrants".

"Bylaws" means the bylaws of the Corporation.

"Certificate of Incorporation" means the certificate of incorporation of the Corporation.

"Common Shares" means the common shares in the capital of the Corporation.

"Compensation Committee" means the compensation committee of the Corporation.

"Computershare" means Computershare Trust Company of Canada.

"Continental" means Continental Airlines.

"Conversion Amount" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Conversion Shares" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Corporation" or "Starfighters" means Starfighters Space, Inc., a company incorporated under the laws of the State of Delaware on September 6, 2022.

"Debentures" has the meaning ascribed to it in "General Description of the Business - History".

"Debentureholders" has the meaning ascribed to it in "General Description of the Business - History".

"Definitive Aircraft Agreement" has the meaning ascribed to it in "General Description of the Business - Our Products and Services".

"Discharged Security Interests" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"DoC" means the U.S. Department of Commerce.

"DoD" means the U.S. Department of Defense.

"DoS" means the U.S. Department of State.

"DoT" means the U.S. Department of Transportation.

"Economic Development Agreement" has the meaning ascribed to it in "General Description of the Business - Property".

"EPS" means basic earnings per share.

"Equity Exchange Agreement" means the equity exchange agreement dated September 9, 2022 between the Corporation and Rick Svetkoff for the acquisition of Starfighters International.

"Exchange Act" means the U.S. Securities Exchange Act of 1934.

"F2" means F2 Florida, LLC.

"FAA" means U.S. Federal Aviation Administration.

"FAR" means Federal Acquisition Regulation.

"FIC" means Fortuna Investment Corp.

"GAAP" means the Generally Accepted Accounting Principles.

"Governance Committee" means the governance committee of the Corporation.

"HGI" means Hypersonic Group Inc.

"Historical Services" means pilot and astronaut training and in-flight testing related services provided by the Corporation.

"HyCAT" means the Hypersonic and High-Cadence Airborne Testing Capabilities initiative that the Corporation is involved with in partnership with Innoveering LLC and under the auspices of the Defense Innovation Unit of the U.S. Department of Defense.

"Hypersonic APA" means the asset purchase agreement entered into by Starfighters International with HGI dated October 1, 2021, as amended on December 29, 2023.

"KSC" means NASA's Kennedy Space Center.

"Lease Agreement" means Lease Agreement No: C20756 between Space Florida and Starfighters International dated June 1, 2022, as amended on June 1, 2023.

"Listing Date" means the date the Common Shares will become listed for trading on the NYSE American, being December 18, 2025.

"Little Hill" means Little Hill Holdings, LLC.

"Little Hill Consulting Agreement" has the meaning ascribed to it in "General Description of the Business - History".

"LH Warrants" has the meaning ascribed to it in "General Description of the Business - History".

"Lockheed F-104" means a flight-ready F-104 supersonic aircraft.

"Maturity Date" has the meaning ascribed to it in "General Description of the Business - History".

"Meeting" has the meaning ascribed to it in "General Description of the Business - History".

"MD&A" means management's discussion and analysis.

"MDC" means Midland Development Corporation, a Type A corporation pursuant to Chapter 504 of the Texas Local Government Code, as amended.

"MOA" means the Memorandum of Agreement dated March 28, 2023, which the Corporation, through Starfighters International, is a party to with SLD45.

"Named Executive Officer" or "NEO" means each of the following individuals of the Corporation;

(a) a chief executive officer ("CEO") of the Corporation;

(b) a chief financial officer ("CFO") of the Corporation;

(c) a chief operating officer ("COO") of the Corporation;

(d) each of the Corporation's three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO, CFO and COO, at the end of the most recently completed financial year whose total compensation was, individually, more than CAD$150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6, for that financial year; and

(e) each individual who would be an NEO under paragraph (d) above but for the fact that the individual was neither an executive officer, and was not acting in a similar capacity, at the end of that financial year.

"NASA" means National Aeronautics and Space Administration.

"Navy" means the U.S. Navy.

"New Services" means new opportunities for Starfighters based on the increased demand for space access, particularly in lower earth orbits as well as the government and private sector's focus on hypersonic research and development.

"NI 52-110" means National Instrument 52-110 - Audit Committees.

"NI 58-101" means National Instrument 58-101 - Disclosure of Corporate Governance Practices.

"Options" means options to purchase Common Shares under the Amended and Restated 2023 Stock Incentive Plan.

"Option Share" means a Common Share to be issued upon exercise of an Option.

"Platform II Aircraft" means the additional newer model aircraft to modernize the Corporation's fleet.

"Premises" has the meaning ascribed to it in "General Description of the Business - Property".

"Property Vista" means Property Vista Software Inc.

"Prospectus" means this non-offering prospectus.

"Public Listing" means the event whereby the Common Shares are listed on the NYSE American or any United States stock exchange.

"Purchase Price" has the meaning ascribed to it in "General Description of the Business - Suppliers".

"Rate Adjustment Date" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"R&D" means Research and Development.

"Reg A Offering" means the Corporation's Tier 2 offering pursuant to Regulation A under the Securities Act of 1933 (United States), as amended (the "Securities Act"), completed on December 17, 2025.

"RentMoola" means RentMoola Payment Solutions Inc.

"RLB" means RLB Aviation Inc.

"ROU" means rights of use.

"RSU" means restricted stock unit under the Amended and Restated 2023 Stock Incentive Plan.

"SARs" means stock appreciation rights.

"SEC" means the Securities and Exchange Commission.

"Sea Island" means Sea Island Consulting Ltd.

"SFI" means Starfighters, Inc., a wholly owned subsidiary of the Corporation, which was formed pursuant to the laws of Florida on November 16, 2005 and is owned indirectly by the Corporation through Starfighters International.

"SLD45" means Space Launch Delta 45.

"Space Florida" means an independent special district, a body politic and corporate, and a subdivision of the State of Florida.

"Space Florida Collateral" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Space Florida Loan" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Space Florida Loan Agreement" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Space Florida Loan Documents" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Space Florida Promissory Note" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Space Florida Security Agreement" has the meaning ascribed to it in "Description of Material Indebtedness - Notes Payable".

"Starfighters International" means Starfighters International, Inc., a wholly owned subsidiary of the Corporation, which was formed pursuant to the laws of the State of Florida on December 3, 2018.

"Starfighters Texas" means Starfighters International, Inc. (formerly, Starfighters Texas, Incorporated), a wholly owned subsidiary of the Corporation, which was formed pursuant to the laws of the State of Texas on March 29, 2024.

"StarLaunch" means the Corporation's delivery platform core component, including the development, testing, certifying, and licensing of the Corporation's rocket family.

"StarLaunch II" has the meaning ascribed to it in "General Description of the Business - Our Products and Services".

"T&E" means Test and Evaluation.

"Vesting Date" has the meaning ascribed to it in "General Description of the Business - History".

"Vurger" means The Vurger Co. Ltd.

"Warrant" means a Common Share purchase warrant.

"Warrant Share" means a Common Share to be issued upon exercise of a Warrant.

SUMMARY OF PROSPECTUS

The following is a summary of the information contained in this Prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus.

Capitalized terms used in this summary, which are not defined in the summary, have the meanings ascribed to them elsewhere in this Prospectus. Unless otherwise indicated, references to the "Corporation", "we", "us" and similar terms are to Starfighters Space, Inc.

The Corporation

The Corporation was founded and incorporated under the laws of the State of Delaware on September 6, 2022. The Corporation's goal is to make space accessible to entrepreneurs, researchers, industry participants, and the government at a high cadence and the right cost. All non-current assets of the Corporation are located in the United States. See "Corporate Structure" and "General Description of the Business".

Use of Available Funds

No securities are being offered and no proceeds will be raised pursuant to this Prospectus. The Corporation's available cash has been used and will continue to be used, to the extent required, to fund its negative cash flow and for the principal purposes set out in this Prospectus. However, there may be circumstances where, for business reasons, a reallocation of funds or further financing may be necessary. See "Use of Available Funds".

Risk Factors

An investment in the Corporation's securities involves a significant degree of risk. An investment in the Common Shares or other securities of the Corporation should be considered highly speculative due to the nature of the Corporation's business and its stage of development, nature of the industry and evolving regulations, and should be considered only by investors who can afford the total loss of their investment. There are certain factors and risks which should be considered when evaluating an investment in the Corporation, including, but not limited to: ability of the Corporation to continue its operations; the market developing at a slow rate; ability of the Corporation to adapt to new laws and government regulations; ability of the Corporation to compete with both direct and indirect competition; dependence on the Corporation's management team to operate the business; litigation; dependence on business relationships with various governmental and private entities; changes to tax policies regarding the Corporation's business; ability of the Corporation to maintain a sustainable order rate for its products and services; dependence of the Corporation on specialized suppliers; adverse media attention and public pressure; foreign currency risk; ability of the Corporation to comply with securities laws; no cash dividends in the foreseeable future; no market for the Common Shares; illiquidity and price volatility of the Common Shares; ability of the Corporation to implement its business plan, raise capital, and generate revenues; limited operating results; lack of working capital; ability of the Corporation to manage growth; and potential political risks on the Corporation's business. These categories of risk are not comprehensive and additional risks are disclosed elsewhere in this Prospectus. See "Risk Factors".

Summary of Financial Information

The following selected financial information for the Corporation is derived from and is qualified in its entirety by the audited consolidated financial statements of the Corporation for the years ended December 31, 2024 and 2023, including the notes thereto (included as Schedule "B" to this Prospectus) and the unaudited interim financial statements of the Corporation for the three and nine months ended September 30, 2025 and 2024, including the notes thereto (included as Schedule "A" to this Prospectus), and should be read in conjunction with the respective MD&A for such periods. The Corporation's consolidated financial statements were prepared and presented in accordance with U.S GAAP and are expressed in United States Dollars.

Starfighters Space, Inc.	Nine months ended September 30, 2025 (unaudited) ($)	Year ended December 31, 2024 (audited) ($)	Year ended December 31, 2023 (audited) ($)
Revenue	Nil	Nil	Nil
Current assets	4,451,683	8,352,629	2,140,733
Liabilities	17,731,059	16,191,042	11,567,680
Total assets	12,235,764	10,300,586	3,631,392
Net Income (Loss)	(6,261,319)	(7,908,777)	(4,681,583)
Loss per share	(0.30)	(0.46)	(0.28)
Total shareholders' equity (deficit)	(5,495,295)	(5,890,456)	(7,936,288)

See "Selected Financial Information of the Corporation and Management's Discussion and Analysis".

CORPORATE STRUCTURE

Name, Address, and Incorporation

The Corporation was founded and incorporated under the laws of the State of Delaware on September 6, 2022. The Corporation's goal is to make space accessible to entrepreneurs, researchers, industry participants, and the government at a high cadence and the right cost. All non-current assets of the Corporation are located in the USA.

The Corporation's head office and mailing address is located at Reusable Launch Vehicle Hangar, Hangar Road, Cape Canaveral, Florida, 32920. The Corporation's registered and records office is located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904.

Intercorporate Relationships

The Corporation has three wholly owned subsidiaries:

(i) Starfighters International, Inc. (formerly, Starfighters Texas, Incorporated) ("Starfighters Texas"), which was formed pursuant to the laws of the State of Texas on March 29, 2024;

(ii) Starfighters International, Inc. ("Starfighters International"), which was formed pursuant to the laws of the State of Florida on December 3, 2018; and

(iii) Starfighters, Inc. ("SFI"), which was formed pursuant to the laws of the State of Florida on November 16, 1995. SFI is owned indirectly by the Corporation through Starfighters International.

Set forth below is the organizational chart for the Corporation:

GENERAL DESCRIPTION OF THE BUSINESS

Our Business

The Corporation's mission statement is to make space accessible to entrepreneurs, researchers, industry, and government at a high cadence and the right cost.

Currently, the Corporation operates the world's only commercial fleet of flight-ready F-104 supersonic aircraft ("Lockheed F-104"). The Lockheed F-104 was developed as a supersonic aircraft for the United States Armed Forces. The single engine interceptor was favoured for its maximum altitude and climb performance. It was the first production aircraft to reach over MACH 2 in sustained, level flight, which was one of the key criteria as to why the National Aeronautics and Space Administration ("NASA") used the Lockheed F-104 for high-speed flight research at the Dryden Flight Research Center. The Lockheed F-104 also performed many safety chase missions in support of advanced research aircraft and provided a launch platform for sounding rockets.1 Test flights showed that a Lockheed F-104 launched single-stage Viper sounding rocket attain a maximum 112km in altitude.2 In total, the Lockheed F-104 flew over 18,000 missions for NASA. NASA retired the Lockheed F-104 in 1995,3 with transition to the McDonnell Douglas F/A-18 Hornet supersonic Aircraft.4

1 Jarosław Dobrzyński, Lockheed F-104 Starfighter, Yellow Series (Mushroom Model Publications, 2015).

2 "F-104 Launched Sounding Rockets" (22 June 2012), online (blog): <up-ship.com/blog/?p=14946>.

3 NASA, "F-104 Starfighter" (27 September 2009), online <nasa.gov/image-article/f-104-starfighter-11/>.

4 Roy Bryant, "The Lockheed F104s of NASAs Flight Research Center" (February 2004), online (pdf): <916-starfighter.de/StarsofNASA_WingsMagazine.pdf >.

Recent increases in government expenditures and commercial investment are driving growth in the space economy.5 The Corporation believes this increase has created a demand for services similar to those that Lockheed F-104s formerly owned by NASA used to provide. That demand is for commercial, research, and defense technologies including hypersonic research.6 To the Corporation's knowledge, there is currently no other aircraft commercially available to the public with the capabilities of the Lockheed F-104 in terms of speed and climbing performance.

The Corporation has built a consistent business by providing pilot and astronaut training and in-flight testing related services (the "Historical Services"), delivering over its history, solutions for defense, civil, academic and commercial uses, and expects to continue to serve a range of customers in the private and public sectors. Furthermore, we believe the increased demand for space access, particularly in lower earth orbits as well as the government and private sector's focus on hypersonic research and development combine to create new opportunities for Starfighters (the "New Services").

The Corporation aims to address these needs through its existing fleet of seven Lockheed F-104 Aircraft, currently based at NASA's Kennedy Space Center ("KSC") and Midland International Air & Space Port ("MIASP"), as well as through the acquisition of the Platform II Aircraft which the Corporation believes will provide more advanced capabilities and have a longer operating lifespan.

Starfighters is providing its core group of Historical Services, while developing the capacity for New Services. The Corporation organizes its services into the following categories:

Historical Services:

  Pilot and Astronaut Training;
  Launch Services and Access to Space; and
  In-flight Testing.

New Services:

  Launch Services and "Access to Space" (commercial, academic, civil and government clients); and
  Airborne Testbed for Hypersonic Research and Development ("R&D") and Test and Evaluation ("T&E") Test Bed (commercial, academic, civil and government).

Our Products and Services

Historically, Starfighters generated the majority of its income from its Historical Services of pilot training and in-flight testing, and continues to do so today. We expect the demand for our Historical Services to grow with the evolution of commercial supersonic flight. The Corporation also plans to expand into new lines of services and potential revenue, being the New Services. As the commercialization of space has accelerated, the Corporation believes there is an opportunity to utilize its fleet to fill what we believe is a growing need for strategic access to space and airborne testing for the next generation of hypersonic air-launched rockets and commercial supersonic aircraft. For the last two years, the Corporation has been developing two new lines of business, Launch Services and Hypersonic R&D and T&E. The New Services form the foundation of the Corporation's growth plan. In 2023, the Corporation announced its first testing agreements and is working to expand those services. During the year, the Corporation also flew pilot training missions for Boom Supersonic, a commercial supersonic aircraft developer. At the same time, the Corporation elected to co-develop its second stage launch system (referred to as StarLaunch I) with Innoveering, LLC, which was acquired by GE Aeronautics in late 2022.

5 Stefan Ellerbeck, "The Space Economy Is Booming. What Benefits Can It Bring to Earth?" (19 October 2022), online: <https://www.weforum.org/stories/2022/10/space-economy-industry-benefits/>.

6 U.S. Naval Institute Staff, "Report to Congress on Hypersonic Weapons" (16 February 2024), online: <news.usni.org/2024/02/16/report-to-congress-on-hypersonic-weapons-12 >.

Launch Services

As the Corporation has identified access to space as becoming increasingly in demand for both government and commercial interests, we identified a new use for our platform. The Starfighters fleet could act as horizontally-launched, piloted vehicles capable of acting as a first stage in launching smaller payloads into space. The Corporation is now in the process of developing a second stage rocket, StarLaunch I, capable of carrying smaller payloads into space. To that end, the Corporation has partnered with GE Aeronautics to develop a prototype StarLaunch I, a proprietary design, underwing, air-launch rocket capable of carrying small payloads into space in a manner that the Corporation believes can be more economical and with reduced turnaround and relaunch time compared to traditional rockets. The Corporation believes a further advantage in its development process is the ability to use a proven military aircraft, such as the Lockheed F-104, in conjunction with the StarLaunch I rocket which is initially based on the proven design and current missile technology.

The StarLaunch I family of rockets is designed to use the Lockheed F-104 as the first stage of the rocket. This carries advantages of reliability, reusability, control, and reduced cost. The StarLaunch I rocket is designed to carry payloads to sub-orbital altitudes. In 2023, the Corporation began to explore options for the ability of its fleet to carry larger payloads further into space. The rocket that will carry payloads to orbit has been named StarLaunch II.

The launch process:

1. The Corporation's first stage aircraft launches from a traditional runway without the need for derrick or cranes;

2. The Corporation's first stage aircraft reaches critical height and launches the StarLaunch second stage rocket, with the optimum height being dependent on the mission;

3. StarLaunch I boosts to suborbital altitude and deploys payloads;

4. StarLaunch II boosts to low earth orbit and deploys small-satellites; and

5. The Corporation's first stage aircraft lands, refuels, reloads for additional missions.

The Corporation has completed the underwing captive carry test with the FAA using the National Research Council of Italy's Aviolancio rocket platform. This milestone marks the first phase of flight testing. Separately, the Corporation has commenced development of its dedicated launch platform, StarLaunch I. Currently the StarLaunch I Test Article's External Surface Engineering is complete, and the Corporation is on track for flight testing in Q2/Q3 2025. Subject to securing requisite regulatory approvals and adequate funding, Starfighters targets its first commercial launch by year-end 2025. A successful launch and associated compliance will assist the Corporation in obtaining a five-year FAA launch license. See "Business Objectives and Milestones" and "Government Regulation".

Aircraft Agreement with Aerovision

The Corporation has identified a potential solution in the Platform II Aircraft, and is in negotiations to acquire the aircraft and support materials.

On October 31, 2024, the Corporation entered into an aircraft acquisition agreement (the "Aircraft Agreement") with Aerovision LLC, a Florida limited liability company ("Aerovision"), pursuant to which Starfighters International, the Corporation's wholly owned subsidiary, agreed to purchase from Aerovision various used aircraft and associated spare equipment (the "Aircraft Transactions") in phases. The Aircraft Agreement contemplates that each Aircraft Transaction will be completed pursuant to a definitive agreement (each, a "Definitive Aircraft Agreement") to be settled between the parties, in each case with a corresponding bill of sale and associated closing documents. The Aircraft Agreement provides that it, and any Definitive Aircraft Agreement entered into by the parties, may be amended and/or extended in writing by the parties on a case-by-case basis. The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with FAA Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The subject aircraft are used-serviceable surplus aircraft offered on an "as-is-where-is" basis, with no warranty express or implied.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea. The Corporation is aiming to complete the purchase of its Platform II Aircraft by Q4 2025, and has already been recommended as the next generation test and launch bed by the United States Air Force Research Lab.

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000 to be made no later than ten (10) business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Reg A Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement. Phase 2 involved the payment of an additional $5,000,000 for the acquisition of eight of the twelve F-4 Phantom II aircraft. Such payment was due no later than December 15, 2024. Phase 3 involved the payment of an additional $5,000,000 for the acquisition of the final four F-4 Phantom II aircraft. Such payment was due no later than March 15, 2025. Phase 4 involved the payment of an additional $5,000,000 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA. The parties were to use their reasonable best efforts to complete Phase 4 by April 15, 2025.

Amendment to Aircraft Agreement

As a result of the current political situation in South Korea, Starfighters International has been unable to view the F-4 Phantom II aircraft originally contemplated under the Aircraft Agreement to be acquired from the Republic of South Korea Air Force, and neither Starfighters International nor Aerovision have been able to confirm the continued availability of such aircraft. As such, Starfighters International did not pay the Phase 1 initial deposit advance nor the Phase 2 payment provided for under the Aircraft Agreement. On or about January 28, 2025, Starfighters International and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which:

(i) Starfighters International may elect not to proceed with Phase 3 and/or Phase 4;

(ii) The initial deposit advance of $5,000,000 is broken down into two payments of $2,500,000 each, with the first payment to be made on or before January 31, 2025 (which was paid on January 24, 2025), and the second payment to be made within ten (10) days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s) (second payment of $2,500,000 was paid on March 3, 2025);

(iii) The due date for payment associated with Phase 2 is amended to be within five (5) days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Corporation from the point of origin;

(iv) The due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025; and

(v) The due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

Hypersonic R&D and T&E Test Bed

Hypersonic technology and its commercial applications is an emerging sector in aerospace. The Corporation's unique position as one of the only commercial entities with first stage jet aircraft capable of sustained MACH 2 flight, combined with its ability to launch targeted altitude payloads, allows it to capitalize on the burgeoning hypersonic market.

The potential for the Corporation's hypersonic business is multifaceted. Firstly, there is a growing demand for hypersonic testbeds in both the defense and commercial sectors. The Corporation's involvement in the Hypersonic and High-Cadence Airborne Testing Capabilities ("HyCAT") initiative, in partnership with Innoveering LLC and under the auspices of the Defense Innovation Unit of the U.S. Department of Defense, showcases the Corporation's capability and readiness to meet these demands.

Moreover, the limited availability of wind tunnel time for hypersonic research in the United States opens a significant market opportunity for the Corporation. The Corporation's fleet of Lockheed F-104 aircraft can serve as an effective alternative for delivering practical data results swiftly and predictably, a service in demand from government and private sector clients engaged in hypersonic research and development.

Additionally, the Corporation's collaborative efforts with other contractors and partners in the HyCAT program, such as GE Aerospace and Spectre Propulsion, indicate a strong potential for joint ventures and partnerships. These collaborations could lead to advancements in propulsion technologies and guidance systems, further enhancing the Corporation's offerings in the hypersonic market.

Supersonic Platform for Testing and In-flight Services

Utilizing the supersonic speed and flight profile characteristics of the Lockheed F-104, the Corporation has performed research and development services for several commercial, civilian, academic, and defense clients. These services include:

  Captive carry payload testing;

  Windstream testing with flight conditions that mirror supersonic or launch conditions;

  Payloads for high altitude and hypersonic testing;

  Termination flight system testing;

  Space flight hardware testing and qualification;

  Suborbital spaceflight simulation;

  Supersonic and hypersonic research; and

  Hardware testing, including batteries, optics, receivers/transmitters.

Defense, Civil, Academic and Commercial Services

The Corporation also provides a number of defense and commercial services to its clients, including:

  Jet warbird training & familiarization;

  Adversary air training support;

  Video production and photography;

  Human factors and flight physiology testing; and

  Avionics testing and qualification.

Pilot and Astronaut Training - Supersonic

The Corporation provides a training platform for pilots who will fly the next generation of supersonic commercial aircraft. The commercialization potential extends beyond testing services. The Corporation's expertise and capabilities position them to develop and offer innovative solutions in supersonic travel and transportation. The emerging market for supersonic passenger travel and ultra-fast cargo delivery is still in its infancy, but the Corporation has already been working with companies such as Boom Aviation to provide pilot training and other testing. The Corporation aims to leverage both its pilot training and testing capabilities to develop a role in this space.

The Corporation has authorization from the FAA that permits the Corporation to use the space above NASA's Kennedy Space Center for pilot training and the Corporation is currently the only civilian company that is permitted to do so. A FAA Letter of Authorization along with a Letter of Deviation Authority allows licensed pilots to receive type-specific training in the same jets that NASA has used for decades to prepare their astronauts for spaceflight and to conduct aeronautical research. This limited-access training is designed to enhance confidence and flight safety through comprehensive ground training sessions and back-seat flight operations in the controlled airspace above NASA's Kennedy Space Center and the United States Space Force's Range over the Atlantic Ocean. In addition to pilot training, the Corporation also offers suborbital space flight participants the opportunity to experience a real work flight profile environment.

Competition

The industry in which the Corporation operates is subject to intense technological and regulatory change. We face, and will continue to face, competition from other companies. Some of these competitors can be expected to have longer operating histories and more financial resources and experience than us. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Corporation. Because of the early stage of the industry in which the Corporation operates, the Corporation expects to face additional competition from new entrants. To become and remain competitive, the Corporation will require capital for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of outstanding loans and general corporate purposes. The Corporation may not have sufficient resources to maintain its operations on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations or prospects of the Corporation.

The Corporation's primary sources of competition fall into three (3) categories:

  companies providing dedicated and rideshare launch vehicles to deliver small payloads to generic and custom planes/inclinations and altitude trajectories, such as Northrop Grumman, SpaceX, United Launch Alliance (a joint venture between Lockheed Martin Corporation and The Boeing Corporation) and Rocket Labs7, as well as established Russian, Indian, Chinese, European, and Japanese launch providers;8 companies that are reported to have plans to provide launch vehicles that can deliver payloads to a range of planes/inclinations and altitude trajectories;9 and

7 Each of such entities have longer operating histories, experience and more financial resources than the Corporation.

8 Including the following: (i) Russia: Roscosmos, a state-owned entity; (ii) China: CASIC (which operates Expace), a state-owned entity, and private startups such as LandSpace, i-Space, Space Pioneer and Galactic Energy; (iii) India: Skyroot Aerospace and Agnikul Cosmoslt; (iv) Japan: Mitsubishi Heaviy Industries H3 Rocket; (v) India: Avio S.p.A - Vega family of small launch vehicles; (vi) Arian Group, as well as at least ten small launchers, each of which do not currently appear to meet launch goals.

9 Including SpaceX, United Launch Alliance, Rocket Lab, Firefly, Northrup Grumman, Blue Origin, as well as Russian, Indian and Chinese launch vehicles.

  companies that perform research into hypersonic rockets10 and components, wind tunnel testing, satellite and/or rocket component testing.

In the market in which the Corporation operates, the principal competitive factors include:

  equipment flight history, heritage, and reliability;

  equipment flight profile characteristics, including speed, range, maneuverability, flexibility, and reusability;

  launch schedule timeline and flexibility;

  ability to customize products to meet specific needs of the customer;

  jet performance and technical features; and

  price.

Competitive Strengths

The Corporation's competitive strengths include:

Multiple Revenue Streams

The Corporation is committed to developing and leveraging multiple revenue streams. By diversifying its potential revenue sources, the Corporation can reduce its dependence on any single product or service offering, making it more resilient in the face of market fluctuations and economic downturns. Furthermore, the Corporation's potential to generate revenue through multiple channels allows it to take advantage of opportunities for growth and expansion that may not be available to companies with a narrower focus.

Limited Competition for Direct Small Satellite Launch

While the overall space industry is highly competitive, the niche market for small and micro satellite launches is relatively untapped, with only a handful of companies operating in this space. This presents a significant opportunity for the Corporation to capture market share and establish itself as a leader in this rapidly growing segment. Additionally, the Corporation's position as one of the few companies offering cost-effective, reliable, and flexible small satellite launch services provides a significant competitive advantage over potential competitors.

Proven Operational History

The Lockheed F-104 has a long and proven track record of successful operations with the U.S. Air Force and at NASA, as well as with various armed forces around the world. It has been demonstrated that the jet can be successfully used to launch rockets into space. Furthermore, our location at KSC has enabled us to connect with a broad range of potential customers and partners, many right on the KSC campus. The Corporation was invited to KSC by Space Florida, the public-private partnership responsible for promoting and developing Florida's aerospace industry. Space Florida was created by the Florida Legislature to sustain Florida's position as a global space leader, and it is responsible for managing the commercialization of KSC. Our relationship with Space Florida has provided us with access to capital (including the Space Florida Loan discussed under "Description of Material Indebtedness - Notes Payable"), infrastructure and other resources that have evolved over time.

While at the KSC, the Corporation has successfully managed its operations and has established a reputation for delivering high-quality products and services to its customers, worked professionally with KSC personnel and operated as the first fixed wing provider at KSC, all with no mishaps in-flight for over 15 years. This has not only strengthened the Corporation's brand but also instills trust and confidence in the Corporation's stakeholders. Moreover, the Corporation's operational history has allowed it to refine its processes, optimize efficiency, and enhance its offerings, enabling the Corporation to deliver superior value to potential customers. This experience gives the Corporation a significant competitive advantage over new entrants to the market who lack the institutional knowledge and industry-specific expertise that comes with an established operational history.

10 Including Rocket Lab, which successfully launched the JENNA mission, a suborbital flight under its Hypersonic Accelerator Suborbital Test (HASTE) program, from Wallops Island, Virginia, on September 22, 2025.

Location

The Corporation has been located at the KSC space port since 2009. As one of the world's premier space launch facilities, the KSC offers unparalleled access to launch pads, ground infrastructure, and a highly skilled workforce. The Corporation holds an existing range user agreement with the US Space Force, which allows the Corporation access to and use of the Cape Canaveral range. The Corporation, through Starfighters International, is a party to a Memorandum of Agreement dated March 28, 2023 (the "MOA") with Space Launch Delta 45 ("SLD45"). Pursuant to the terms and conditions of the MOA, SLD45 provides support to the Corporation for its test flights at the Eastern Range. The MOA further provides that its purpose is to establish Starfighters International as an official ranger which will permit Starfighters International to establish SLD45 Job Order Number Accounts and directly reimburse SLD45 for future range support. Being located in close proximity to this hub of the global space industry enables the Corporation to rapidly respond to market opportunities, minimize launch-related costs, and reduce launch lead times. Furthermore, the Corporation's presence at the KSC enables it to leverage the significant industry partnerships and collaborations that exist in the region, fostering innovation and driving growth for the Corporation's business.

MIASP, the Corporation's new Midland facility was strategically chosen to increase its capacity, improve operational resiliency and flexibility, and bolster the United States' hypersonic testing capabilities. MIASP is the site of a proposed high-speed airspace corridor capable of accommodating a variety of high-speed missions to include subsonic, supersonic, hypersonic and point-to-point suborbital missions for both miliary and commercial applications.11

Lower Cost

Using the Lockheed F-104 as a reusable first stage allows the Corporation to lower its operational and capital expenditures compared with disposable rockets. Additionally, the Lockheed F-104 has a lower fuel consumption compared to rockets.

Launch Flexibility

Unlike traditional rocket launches, a jet-based system offers significant launch flexibility, enabling the Corporation to rapidly respond to changes in launch schedules, weather conditions, and other operational factors. The use of a jet as the first stage allows the Corporation to launch in multiple configurations and flight profiles, including a wider range of altitude, angle, and trajectory, compared to rockets launched at the same location.

Launch Transferability

The Corporation's jet-based system allows us to conduct launches from a wider range of locations, including potentially all permitted space ports worldwide, further expanding the Corporation's launch flexibility.

11 https://www.mrt.com/news/local/article/Study-confirms-feasibility-of-high-speed-airspace-17062625.php

Unique Capabilities

The Lockheed F-104 is a unique supersonic research platform due to its exceptional altitude and speed capabilities. It is the only commercial supersonic platform currently available in the world. The Lockheed F-104 was designed specifically for high-altitude flight and could achieve altitudes of over 100,000 feet. This makes it an ideal platform for conducting research in the upper atmosphere and beyond, where few other aircraft can go. Additionally, the Lockheed F-104 can fly at speeds of MACH 2 or higher, allowing it to conduct supersonic flight testing and research that is not possible with other available aircraft. The Lockheed F-104's unique combination of altitude and speed capabilities made it an invaluable research platform for a range of commercial, scientific, and military applications, from studying the upper atmosphere to testing advanced rocket systems.

Growth Strategy

The Corporation is pursuing the following growth strategies:

Access Backlog of Small Satellites

If obtained, a FAA launch license would allow the Corporation to access a backlog of small satellites waiting for launch. By offering its launch services, the Corporation can address the demand for satellite launches and contribute to reducing the backlog. This strategy can provide another potential revenue stream for the Corporation and position it as a reliable launch provider in the commercial space industry.

Capitalize on Hypersonic Research

The Corporation aims to leverage the increase in spending on hypersonic research by the U.S. Government.12 With the Lockheed F-104 being the only commercial, non-rocket platform capable of testing at the required speeds, the Corporation intends to position itself as a key player in this field. By offering their services and expertise in hypersonic research the Corporation can attract government contracts and collaborations.

Real-World Wind Tunnel Testing

The Corporation's Lockheed F-104 platform provides the unique advantage of conducting wind tunnel testing in a real-world environment. This capability allows the Corporation to offer more accurate and reliable data to clients in industries such as aerospace, defense, and engineering. By highlighting this advantage, the Corporation believes it will attract clients seeking comprehensive and realistic wind tunnel testing.

Expand Pilot Training

The Corporation may acquire the necessary licenses to expand its pilot training operations. By increasing the number of flights per year, potentially up to 120 flights, the Corporation can cater to a larger pool of aspiring pilots. This expansion can help the Corporation generate and grow revenue and establish the Corporation as a provider of advanced pilot training services.

Target Growth in R&D Testing

The Corporation can leverage the unique abilities and flight profiles of the Lockheed F-104 to target growth in research and development (R&D) testing. The Corporation can position itself as a reliable partner for companies and organizations involved in satellite and rocket component testing. By offering their platform and expertise, the Corporation believes it will attract clients seeking high-speed, high-altitude testing capabilities.

12 Ibid.

Overall, by capitalizing on its unique capabilities and advantages, the Corporation intends to position itself as a pilot in satellite launches, hypersonic research, wind tunnel testing, pilot training, and other R&D testing. These strategies will enable the Corporation to achieve growth and establish a strong presence in the industry.

Property

The Corporation does not currently own, rent, or lease any property other than its hangars located at the KSC at Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL, 32920, and at MIASP at The George H.W. and Barbara Bush Commemorative Center, 9600 Wright Dr., Midland, TX, 79706, as discussed below. The Corporation may enter into other lease agreements for office space in the future; however, no assurance can be provided that this will occur. The Corporation currently has no plans to acquire any real property.

Lease Agreement with Space Florida

The Corporation leases its premises located at the KSC at Reusable Launch Vehicle Hangar, Hangar Rd, Cape Canaveral, FL, 32920 pursuant to the terms and conditions of a Site Occupant Lease Agreement No: C20756 between Space Florida and Starfighters International dated June 1, 2022, as amended on June 1, 2023, June 1, 2024 and June 1, 2025 (the "Lease Agreement"). The term of the Lease Agreement began on June 1, 2022, and continues until May 31, 2026.

Pursuant to the Lease Agreement, the Corporation leases (i) 11,069 square feet of the Reusable Launch Vehicle Facility, (ii) 2,000 square feet of the Convoy Vehicle Enclosure, and (iii) 2,500 square feet of area beside the Aircraft Ground Equipment Shed (collectively, the "Premises"). The Corporation is required to pay a monthly fee of $10,682.50 to lease the Premises. Additionally, the Corporation is required to pay a RLV Common Area Maintenance fee of $4,612.08 per month and various other fees (including license fees) and costs in relation to the Corporation's lease of the Premises. The Corporation will be subject to a $500 fee per day if any Corporation property remains outside the Premises for more than 24 hours

Hangar Lease Agreement at MIASP

On June 1, 2025, the Corporation entered into a commercial hangar lease agreement with the City of Midland for the lease of hangar facilities at MIASP in relation to its commitments in the Economic Development Agreement. The lease is for $18,535 per month with a term of one year, which may be extended upon mutual written consent for up to four additional years.

Economic Development Agreement with Midland Development Corporation

On October 7, 2024, the Corporation, through its subsidiary Starfighters Texas, entered into a 10-year economic development agreement (the "Economic Development Agreement") with the Midland Development Corporation ("MDC") for the expansion of its operations to MIASP, with effect from September 24, 2024.

The Corporation will use the site for supersonic flight testing, training, and research and development, including suborbital launches and high-speed aircraft operations.

Suppliers

We obtain our replacement and spare parts, components, sub systems, and equipment from suppliers that we believe to be reliable and reputable. All current suppliers have been, and continue to periodically be, internally reviewed to ensure that they are able to supply materials that meet our specifications and quality control requirements. Potential new suppliers also follow this process. The majority of our requirements are consumables in nature, including liquid oxygen, fuel, and tires. The first two of these items are supplied by KSC space port services. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us. See "Risk Factors - Risks Related to our Business and Industry - We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us."

Additionally, Starfighters International has entered into an asset purchase agreement dated October 1, 2021, as amended on December 29, 2023 (the "Hypersonic APA"), with Hypersonic Group Inc. ("HGI"). Pursuant to the terms and conditions of the Hypersonic APA, Starfighters International has agreed to purchase 22 J79-19 engines from HGI for an aggregate purchase price of $2,200,000 (the "Purchase Price"). The Corporation intends to use the engines as replacements to extend the useful life of its Lockheed F-104 aircraft. Pursuant to the Hypersonic APA, Starfighters International agreed to (i) pay HGI a deposit of  $250,000 by December 31, 2022, (ii) pay HGI $500,000 on March 30, 2023, (iii) pay HGI $50,000 immediately following December 29, 2023, (iv) pay HGI $50,000 within five (5) business days of March 31, 2024 in the event that Starfighters International has not made the initial submission of the Reg A Offering Statement to the SEC on or before March 31, 2024, and (v) pay HGI the remaining balance of the Purchase Price ($1,350,000) within five (5) business days of the completion of the Reg A Offering. To date, Starfighters International has paid an aggregate of $1,300,000 of the total purchase price required pursuant to the Hypersonic APA and is currently negotiating a further extension with HGI. Rick Svetkoff, the Corporation's President and Chief Executive Officer, owns 50% of HGI and is a director of HGI. Accordingly, HGI is a related party of the Corporation.

Development work on StarLaunch launch platform is contracted to industry partners.

Government Regulation

Compliance with various governmental regulations has an impact on our business, including our capital expenditures, earnings, and competitive position, which can be material. We incur or will incur costs to monitor and take actions to comply with governmental regulations that are or will be applicable to our business, which include, among others, federal securities laws and regulations, export and import control, economic sanctions and trade embargo laws and restrictions and regulations of the Department of Transportation ("DoT"), the FAA, the Department of Defense ("DoD"), and NASA and other government agencies in the U.S. The following discussion summarizes the principal elements of the regulatory framework applicable to our business. Regulatory requirements, including but not limited to those discussed below, affect our operations, and increase our operating costs, and future regulatory developments may continue to do the same. See "Risk Factors" for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see "Management's Discussion and Analysis" together with our consolidated financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.

Our areas of operations are primarily covered by two separate sets of Regulation (i) the DoT - FAA Aviation Safety, which governs our operation of experimental aircraft as all privately owned former military aircraft are considered experimental aircraft, and (ii) FAA AST (The Office of Commercial Space Transportation), which governs our operation as a launch operator.

Operator of Experimental Aircraft Regulation

All experimental aircraft engaged in air flight in the United States are subject to regulation by the DoT. Absent an exemption, no experimental aircraft may provide air flights of researchers or property/payloads without first being issued a DoT FAA Letters of Deviation Authority.

Part 91 of the FAA Regulations

Operators of experimental aircraft are regulated by the FAA, an agency within the DoT, primarily in the areas of flight safety, experimental aircraft operations and aircraft maintenance and airworthiness. The FAA issues air experimental aircraft operating certificates and aircraft airworthiness certificates, prescribes maintenance procedures, oversees airport operations, and regulates pilot and other employee training. From time to time, the FAA issues directives that require experimental aircraft to inspect, modify or ground aircraft and other equipment, potentially causing the Corporation to incur substantial, unplanned expenses.

Part 450 of the FAA Regulations

Part 450 of the FAA Regulations is the streamlined launch and re-entry licensing requirements that went into effect in 2020, which was welcomed legislation for companies like us. Part 450 consolidated multiple regulatory regimes into one set of requirements for all vehicle types, which are performance-based requirements utilizing flexible means of compliance, and a single license may authorize operations at multiple sites and extensive coordination with DoD and NASA to minimize duplicative requirements for operators.

The application evaluation consists of five major components:

  a Policy Review;

  a Payload Review;

  a Safety Review;

  a Maximum Probable Loss (MPL) Determination; and

  an Environmental Review.

Part 450 allows incremental approvals of the safety review. There are tremendous benefits of incremental review of a modular application, which reduces regulatory uncertainty with early approvals.

There are also sections in Part 450 which have a direct impact on the ability to launch but do not affect safety or hardware, namely environmental review and financial responsibility. Since our StarLaunch vehicles are relatively small compared to many other rockets and the propellants and procedures are well understood, we believe that environment compliance can be satisfied. Financial responsibility is a matter of finding insurance coverage: since the StarLaunch vehicles are small and the maximum impact is low, we believe that we will be able to find affordable insurance.

While there may be delay and additional costs to comply with Part 91 and Part 450 of the FAA Regulations, we already comply with Part 91 and are using experts such as Integrated Launch Services to complete and comply with Part 450, and because the process with the FAA is iterative or repetitive, we believe we will be able to acquire the necessary waivers and license(s) to launch.

Environmental Regulation

While the regulations for experimental aircraft are not as stringent as the airline industry, they are subject to increasing federal, state, local and international environmental regulations, including those regulating emissions to air, water discharges, safe drinking water and the use and management of hazardous substances and wastes. We endeavor to comply with all applicable environmental regulations. We maintain compliance primarily with NASA environmental regulations since that is the location of our primary operating site. By complying with the NASA regulations for ground operations and FAA regulations for flight operations, we believe we are following all federal requirements.

Employees

The Corporation currently has no employees and utilizes independent contractors for general operations, including its senior management team, and partners with third party providers for research and development. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage additional contractors and consultants from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

History

For the year ended December 31, 2023

On February 24, 2023, the Corporation issued the first out of six tranches of secured convertible debentures (the "Debentures") in the principal amount of $4,413,400. The Debentures bear interest at five percent (5%) per annum payable on the Maturity Date and secured by the assets of the Corporation pursuant to a security agreement entered into between the Corporation and Computershare dated February 24, 2023 (the "Security Agreement"). The Debentures are due twenty-four (24) months following the issuance of the first tranche, being February 24, 2025; however, on December 19, 2024, the holders (the "Debentureholders") adopted an extraordinary resolution (the "Debenture Amendment Resolution") to approve certain amendments, which included extending the maturity date from February 24, 2025 to December 31, 2025 (the "Maturity Date"). The Debentures are governed by a debenture indenture entered into between the Corporation and Computershare, dated February 24, 2023 (the "Indenture"), as amended pursuant to the first supplemental convertible debenture indenture entered into between the Corporation and Computershare, dated December 19, 2024 (the "First Supplemental Convertible Debenture Indenture") as a result of the Debenture Amendment Resolution. The Indenture, as amended, also provides that in the event of a Public Listing prior to the Maturity Date, the principal amount of the Debentures plus any accrued and unpaid interest thereon will automatically convert into Common Shares at a conversion price equal to the lessor of (i) a 40% discount to the price per security of the Corporation's initial public offering in the event of a Public Listing, and (ii) $4.00, and such Common Shares issued will be subject to a six (6) month hold period from the completion of the Public Listing, or such other length of time as may be determined by the Corporation at the time of the Public Listing. Pursuant to the terms and conditions of the Security Agreement, the Corporation has granted Computershare, for the benefit of the Debentureholders, a security in and to the property of the Corporation including, but not limited to, it accounts, money, equipment, and goods.

On July 14, 2023, the Corporation issued the second tranche of Debentures in the principal amount of $804,100, which, taken together with the first tranche of Debentures, resulted in the Corporation completing the Bridge Financing.

On September 6, 2023, the Corporation issued 400,000 Warrants (the "2023 Warrants"), having substantially similar terms as the 2022 Warrants. The Corporation also issued 2,750,000 Warrants (the "LH Warrants") pursuant to the terms and conditions of a consulting agreement dated June 23, 2023 between the Corporation and Little Hill (the "Little Hill Consulting Agreement"). The LH Warrants have substantially similar terms as the 2022 Warrants and the 2023 Warrants.

On September 15, 2023, the Corporation issued the third tranche of Debentures in the principal amount of $448,000.

On October 27, 2023, the Corporation entered into an engagement agreement (as amended by agreement dated June 24, 2024, the "Original Engagement Agreement") with Digital Offering, LLC ("Digital Offering"), whereby Digital Offering agreed to act as lead selling agent in connection with the Corporation's Reg A Offering. Under no circumstances will Digital Offering be obligated to underwrite or purchase any of the Common Shares for their own account or otherwise provide any financing. Pursuant to the Original Engagement Agreement, the Corporation will pay to Digital Offering a cash commission equal to one percent (1.0%) (the "Cash Fee") of the gross offering proceeds received by the Corporation from the sale of the Common Shares pursuant to the Reg A Offering. In addition to the Cash Fee, the Corporation agreed to issue to Digital Offering (and/or its designees) a warrant (the "Agent's Warrant") to purchase a number of Common Shares (such Common Shares being the "Warrant Shares") equal to 1.0% of the total number of Common Shares sold in the Reg A Offering, which shall be exercisable, in whole or in part, commencing on the issuance date and expiring on the five-year anniversary of the date of commencement of sales in the Reg A Offering, at an exercise price of $3.59 per Warrant Share, which is equal to 100% of the purchase price of the Common Shares.

On December 28, 2023, the Corporation issued the fourth tranche of Debentures in the principal amount of $680,500.

For the year ended December 31, 2024

On May 17, 2024, the Corporation issued the fifth tranche of Debentures in the principal amount of $501,400.

On August 15, 2024, the Corporation issued the sixth tranche of Debentures in the principal amount of $242,000.

On September 6, 2024, the SEC qualified the Corporation's Reg A Offering of up to 11,142,061 Common Shares at a purchase price of $3.59 per Common Share on a "best efforts" basis for gross proceeds of up to $40,000,000.

On October 7, 2024, the Corporation, through its subsidiary, Starfighters Texas, entered into the Economic Development Agreement with MDC having an effective date of September 24, 2024, whereby MDC has agreed to provide certain incentives to Starfighters Texas as consideration for Starfighters Texas's: (i) expansion of its business operations to MIASP, (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at MIASP. In connection with the Economic Development Agreement, MDC and Starfighters Texas agree to collaborate to obtain FAA approval and certification of a high-speed airspace corridor between MIASP and Spaceport America, utilizing supersonic aircraft owned by the Corporation or its subsidiaries. In addition, Starfighters Texas agrees to exercise reasonable efforts to employ Midland residents and to advertise the availability of job opening in Midland, Texas, and additionally, when it is not possible to hire Midland residents, Starfighters Texas will exercise its best efforts to recruit new residents to live in Midland, Texas, and to advertise the availability of job openings in Midland, Texas, and additionally, when it is not possible to hire Midland residents, Starfighters Texas will exercise its best efforts to recruit new residents to live in Midland, Texas, and to advertise the availability of job openings in Midland, Texas.

Starfighters Texas's obligations under the Economic Development Agreement include: (i) the relocation of assets to a facility at MIASP in the amount of assets totaling $60 million by December 31, 2025 and assets totaling $78 million by December 31, 2027; (ii) to use commercially reasonable efforts to relocate, create, and/or maintain full-time jobs with three (3) full-time jobs as of December 31, 2026, ten (10) full-time jobs as of December 31, 2030, fifteen (15) full-time jobs as of December 31, 2031, twenty (20) full-time jobs as of December 31, 2032 and twenty-three (23) full-time jobs as of December 31, 2033; (iii) complete annual compliance certifications setting out the full-time jobs created and maintained, and the total assets located at MIASP as of the last day of such compliance year; (iv) continuously conduct its business during the term of the Economic Development Agreement; (v) enter into a temporary hangar lease, short-term hangar lease and long-term hangar lease as and when such become available and any long-term hangar lease is subject to satisfaction of MDC's obligation under the Economic Development Agreement related to new hangar construction.

MDC's obligations under the Economic Development Agreement include: (i) providing Starfighters Texas with relocation costs as set out in Exhibit C to the Economic Development Agreement up to an amount of $2,051,560; (ii) during the terms of a temporary hangar lease and short-term hangar lease, provide Starfighters Texas a monthly reimbursement in an amount not to exceed $8,000; and (iii) entering into a long-term ground lease with the City of Midland on real property located at MIASP and to construct a new hangar facility with approximately 100,000 square feet of usable space and to enter into a long-term hangar sublease with Starfighters Texas for same. The Economic Development Agreement shall terminate (i) on the tenth anniversary of the effective date, (ii) when terminated by mutual agreement of the parties, or (iii) when terminated as set forth in Section VIII or Section X.E of the Economic Development Agreement.

On October 23, 2024, the Corporation conducted an initial closing of the Reg A Offering pursuant to which it sold 1,084,400 Common Shares for gross proceeds of $3,892,996. In connection with the initial closing, the Corporation also issued 10,844 Agent's Warrants to Digital Offering which are exercisable for 10,844 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On October 29, 2024, the Corporation, SFI and Space Florida entered into an amendment to loan and security agreements (the "Amendment to Loan and Security Agreements"). See "Description of Material Indebtedness".

On November 11, 2024, the Corporation conducted a second closing of the Reg A Offering pursuant to which it sold 809,813 Common Shares for gross proceeds of $2,909,382.67. In connection with the second closing, the Corporation also issued 8,104 Agent's Warrants to Digital Offering, which are exercisable for 8,104 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On November 29, 2024, the Corporation conducted a third closing of the Reg A Offering pursuant to which it sold 562,497 Common Shares for gross proceeds of $2,020,082.23. In connection with the third closing, the Corporation also issued 5,626 Agent's Warrants to Digital Offering which are exercisable for 5,626 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On December 19, 2024, the Debentureholders held a special meeting (the "Meeting") at which the Debentureholders adopted the Debenture Amendment Resolution approving the following amendments to the Indenture: (a) the Maturity Date was extended from February 24, 2025 to December 31, 2025; (b) the interest rate that the Debentures will bear between February 25, 2025 and the Maturity Date was increased from 5.0% per annum to 8.0% per annum; and (c) the definition of "IPO Price" was amended and a definition has been added for the term "Going Public Transaction" for the purpose of clarifying that the Corporation may complete a public listing not only by way of an initial public offering of securities of the Corporation but also by way of a merger, business combination, amalgamation, arrangement, share exchange, reverse-takeover, capital pool transaction or any similar transaction resulting in the securities of the Corporation, or common shares of another issuer exchanged therefor, being listed on a recognized stock exchange in the United States. Following the Meeting, the Corporation and Computershare entered into the First Supplemental Convertible Debenture Indenture.

Recent Developments

On January 6, 2025, the Corporation conducted a fourth closing of the Reg A Offering pursuant to which it sold 522,463 Common Shares for gross proceeds of $1,875,642.17. In connection with the fourth closing, the Corporation also issued 5,224 Agent's Warrants to Digital Offering which are exercisable for 5,224 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On April 2, 2025, the Corporation conducted the fifth closing of the Reg A Offering pursuant to which it sold 1,142,367 Common Shares for gross proceeds of $4,101,097.53. In connection with the fifth closing, the Corporation also issued 11,425 Agent's Warrants to Digital Offering which are exercisable for 11,425 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On April 25, 2025, the Corporation conducted a sixth closing of the Reg A Offering pursuant to which it sold 234,485 Common Shares for gross proceeds of $841,801.15. In connection with the sixth closing, the Corporation also issued 2,344 Agent's Warrants to Digital Offering which are exercisable for 2,344 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On June 1, 2025, the Corporation entered into a commercial hangar lease agreement with the City of Midland for the lease of hangar facilities at MIASP in relation to its commitments in the Economic Development Agreement. The lease is for $18,535 per month with a term of one year, which may be extended upon mutual written consent for up to four additional years.

On July 16, 2025, the Corporation conducted a seventh closing of the Reg A Offering pursuant to which it sold 647,466 Common Shares for gross proceeds of $2,324,402.94. In connection with the seventh closing, the Corporation also issued 6,451 Agent's Warrants to Digital Offering which are exercisable for 6,451 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029.

On July 30, 2025, the Corporation entered into a tri-party escrow agreement (the "Escrow Agreement") with Digital Offering and Enterprise Bank & Trust (the "Escrow Agent"). The Escrow Agreement provides that the Escrow Agent will hold funds tendered by investors under the Reg A Offering until closing of the Reg A Offering or such other time as mutually agreed between the Corporation and Digital Offering.

On August 6, 2025, the Corporation entered into an amending agreement to the Original Engagement Letter with Digital Offering, pursuant to which the Corporation and Digital Offering agreed to increase the Cash Fee payable to Digital Offering to 7.5% of the gross offering proceeds received by the Corporation from the sale of the remaining Common Shares issuable pursuant to the Reg A Offering.

On August 26, 2025, the Corporation filed a Post-Qualification Offering Circular Amendment No. 1 with the SEC in respect of the Reg A Offering, in order to maintain the qualification of the Corporation's Reg A Offering beyond twelve months from the original qualification date.

On September 16, 2025, the Corporation received a clearance letter from the NYSE American, pursuant to which the Corporation was cleared to apply for listing on the NYSE American. The Corporation subsequently applied for listing of the Common Shares on the NYSE American, subject to certain conditions including, among other things, the Registration Statement (as defined below) becoming effective.

On October 16, 2025, the Corporation filed a Post-Qualification Offering Circular Amendment No. 2 with the SEC.

On December 2, 2025, the Corporation filed a Post-Qualification Offering Circular Amendment No. 3 with the SEC, which was qualified by the SEC on December 10, 2025. On December 10, 2025, the Corporation filed a Regulation A Offering Circular on Form 253G1, pursuant to which the Corporation would complete the final closing of the Reg A Offering,

On December 10, 2025, the Corporation entered into a definitive selling agency agreement with Digital Offering (the "Selling Agency Agreement"), pursuant to which the Corporation would complete the eight and final tranche of the Reg A Offering through Digital Offering, as lead selling agent. As consideration for the services to be extended by Digital Offering under the Selling Agency Agreement, the Corporation agreed to pay to Digital Offering a cash commission equal to 7.5% of the gross proceeds under the Reg A Offering received after the date of the Selling Agency Agreement. In addition to such cash commission, the Corporation agreed to issue to Digital Offering (and/or its designees) such number of Agent's Warrants equal to 1.0% of the total number of Common Shares sold in the Reg A Offering, which Agent's Warrants will be exercisable at a price of $3.59 per Warrant Share until September 6, 2029.

On December 10, 2025, the Corporation filed a registration statement on Form 8-A (the "Registration Statement") with the SEC, for the purpose of registering its securities under section 12(b) of the Exchange Act in connection with the listing of the Common Shares on the NYSE American. The Registration statement became effective on December 12, 2025, upon the SEC receiving certification from the NYSE American. Consequently, the Company became a "SEC issuer" (as defined in National Instrument 52-107 - Acceptable Accounting Principals and Auditing Standards.

On December 17, 2025, the Corporation closed the eight and final tranche of the Reg A Offering, pursuant to which it sold 6,145,364 Common Shares for gross proceeds of $22,061,856.80. In connection with the final closing, the Corporation also issued 61,402 Agent's Warrants to Digital Offering which are exercisable for 61,402 Warrant Shares at an exercise price of $3.59 per Warrant Share until September 6, 2029. Upon closing, all funds held in escrow pursuant to the Escrow Agreement were released from escrow.

NON-OFFERING PROSPECTUS

This Prospectus is being filed with the securities regulatory authority in the Province of British Columbia to enable the Corporation to become a "reporting issuer" in the Province of British Columbia pursuant to applicable securities legislation. Since no securities are being offered pursuant to this Prospectus, no proceeds will be raised. All expenses incurred in connection with the preparation and filing of this Prospectus will be paid by the Corporation.

USE OF AVAILABLE FUNDS

This is a non-offering prospectus. The Corporation is not raising any funds in conjunction with this Prospectus and accordingly, there are no proceeds. The sole purpose of this Prospectus is to enable the Corporation to become a "reporting issuer" in the Province of British Columbia.

Funds Available

As of the date of this Prospectus, the Corporation has approximately $21,697,312 cash available to pursue its business plans (see "Principal Purposes for the Available Funds"), including net proceeds under the Reg A Offering of $19,815,687 that were released from escrow pursuant to the Escrow Agreement.

The Corporation has incurred losses since its incorporation. Although the Corporation expects to become profitable, there is no guarantee that will happen, and we may never become profitable. The Corporation anticipates it will continue to have negative cash flow from operating activities for the foreseeable future and will require additional financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favorable to the Corporation as those previously obtained, or at all. See "Risk Factors".

Working Capital

As of November 30, 2025, the Corporation had a working capital deficit of $13,953,891, (current assets of $3,688,187, less current liabilities of $17,642,168) and cash of $1,881,625.

As of December 31, 2024, the Corporation had a working capital deficit of $7,676,263 (current assets of $8,352,629, less current disabilities of $16,028,892) and cash of $7,100,699, compared to a working capital deficit of $679,291 and cash of $1,694,109 as of December 31, 2023.

Principal Purposes for the Available Funds

Based on the Corporations' current intention, the estimated expenditures for which the total available funds will be used in the 12 months after the date of this Prospectus are as follows:

Item	Amount ($)
Funds Available
Working capital as of November 30, 2025	(13,953,981)
Working capital adjustment due to conversion of Debentures (1)	8,004,349
Working capital adjustment derivative liability due to conversion of Debentures (2)	5,065,190
Working capital adjustment due to settlement of Space Florida loan (1)	1,449,464
Working capital adjustment of the loan repayment (4)	770,000
Anticipated net revenue from flight services	3,888,744
Net proceeds from the final tranche of the Reg A Offering	19,815,687
Total Available Funds	25,039,453

Principal Purposes for the Available Funds
Acquisition of Platform II Aircraft (3)	7,000,000
Complete initial airspace drop test at Kennedy Space Centre (3) (as first stage to acquire FAA launch license)	1,000,000
Acquire FAA "permission to launch" (3)	1,800,000
Secure position on authorized vendor list for major government body (3)	700,000
Loan repayment (4)	770,000
Estimated general and administrative costs (5)	10,301,882
Operations	2,975,000
Unallocated working capital	446,868
Total	25,039,453

Notes:

(1) See "Recent Developments" above.

(2) Adjustment of derivative liability attributable to convertible debentures

(3) See "Business Objectives and Milestones" below.

(4) Including repayment of a portion of the promissory notes issued in favour of Rick Svetkoff and Brenda Svetkoff.

(5) General and administrative costs are broken down as follows: (i) administrative expenses ($181,200); (ii) business ; (iii) consulting fees ($$908,000); (iv) director fees ($72,000); (v) legal and accounting professional fees ($1,115,500); (vi) marketing expense ($,238,659); (vii) rent ($159,000); (viii) travel ($180000); (ix) other ($60,000); (x) listing fees 70,000; (xi) executive compensation ($673,644); xii investor relations ($3,764,879)

The continuation of our current plan of operations, and our forward-looking strategy, requires us to raise significant additional capital. We believe that the Corporation will have sufficient cash resources to fund its plan of operations for at least the following 12 months. If we are unable to do so, we may have to curtail and possibly cease some operations.

We will continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Business Objectives and Milestones

The primary business objectives of the Corporation over the next 12 months are as follows:

Milestone	Timeline	Cost Estimate
Acquisition of Platform II Aircraft (1)	Q4 2025	7,000,000
Expansion of Starfighters Spaceport II to Midland Texas (2)	Q4 2025 - Q2 2026	-
Complete initial airspace drop test at Kennedy Space Centre (as first stage to acquire FAA launch license) (3)	Q4 2025	1,000,000
Acquire FAA "permission to launch" (3)	Q3 2026	1,800,000
Secure position on authorized vendor list for major government body	Q4 2026	700,000

Notes:

(1) Remaining cost under the Aircraft Agreement. See "Aircraft Agreement with Aerovision".

(2) See "Economic Development Agreement". The Corporation expects the funding for the expansion of Starfighters Spaceport II to Midland Texas to be funded primarily by the Texas State Government. There is no formal agreement for such funding at this time, and if such funding is not secured, the Corporation may not pursue this expansion plan.

(3) The Corporation's StarLaunch System can be divided into five major development categories. See below for further details. Timelines are based on current estimates and may change over time.

The StarLaunch System can be divided into five major development categories: (1) regulatory compliance, (2) design, Simulation and ground testing, (3) wind tunnel and captive carry testing, (4) drop testing, and (5) authorization to launch. Each of these steps needs to be complete for both StarLaunch I and StarLaunch II.

Regulatory Compliance

Regulatory compliance occurs at every step of the process and is continual, not a one-time event.

The FAA Office of Commercial Space Transportation (AST) oversees commercial launch activities through a regulatory framework known as Part 450. These regulations govern the licensing of commercial space launch operations in the United States. Part 450 was designed to streamline and consolidate previous processes. It is a performance-based, iterative framework that balances safety with operational flexibility.

A launch license is required for the commercial version of a rocket and its repeated launches. Such a license is valid for five years. However, there are alternative pathways to authorization during the development stage:

(i) Government Sponsorship - A U.S. government agency or department authorizes the development for its own purposes, subject to that agency's requirements. Data collected under government sponsorship can, and is encouraged to, support the Part 450 licensing process.

(ii) Waivers - Granted for one-time test launches. While most safety regulations must still be satisfied, a waiver does not require full compliance with all Part 450 provisions. For example, StarLaunch 1, Starfighters' first vehicle, may be eligible for a waiver due to its smaller size.

A critical element of the performance-based approach is defining a Concept of Operations (ConOps) and selecting the appropriate regulatory path.

Starfighters has already completed many sections of the safety checklist for the F-104, which will serve as the first stage of its two-stage StarLaunch 1 system for suborbital flight. Once Platform 2 is formally acquired, Starfighters will begin its regulatory process as well.

Currently, Starfighters is actively pursuing government sponsorship for both StarLaunch 1 and StarLaunch 2. After final performance calculations for StarLaunch 1 are validated, the Company intends to seek a waiver for its first launch. Data gathered during that test will then be submitted in support of a full Part 450 launch license application.

The StarLaunch Program is being developed strategically: approximately 80% of the items approved for StarLaunch 1 will apply directly to StarLaunch 2, accelerating the approval process and reducing regulatory overhead for subsequent vehicles.

If Starfighters does not obtain a FAA launch license, the Corporation would not be permitted to charge for commercial launch services, effectively eliminating such potential revenue stream. As a result, the Corporation would be substantially dependent on its defense activities, including R&D, T&E and government-sponsored launch services, which do not require a FAA launch license.

Design, Simulation, and Ground Testing

Starfighters for StarLaunch 1 has accomplished the following:

  Starfighters, with its engineering partner GE Aerospace/Innoveering has completed the Preliminary Design Review and through the review process until the Findal Design Review for its underwing test article was completed. That included the design of the OML (Out Mold Line).
  One hundred (100) simulations of the rocket separating from the aircraft at supersonic speeds were conducted. Before conducting those simulations, the F-104 and Platform 2 and associated pylons that hold the rocker were scanned and digitally imputed into the simulations.
  Avionics was designed for the captive carry vehicle. The same system will be used for drop test articles.
  The complete hardware and software for the underwing vehicle were delivered to Starfighters in May 2025 and prepared for flight.

Starfighters has also completed the paperwork for review of government sponsors for the F-104 to be used as a first stage of the launch system of StarLaunch 1.

Wind Tunnel & Captive Carry Testing

At the Florida A&M University & Florida State University Joint College of Engineering, the home of Florida Center for Advanced Aero-Propulsion's Polysonic Wind Tunnel, a total of ten (10) successful drops, five at Mach 0.8 and five at Mach 1.3, were completed.

In parallel development, the separation system for the F-104 and Platform 2 has been designed, and for the F-104, it was installed on the F-104 and could have been used if required for safety reasons.

The Wind Tunnel models demonstrated clean separation from the top of the tunnel. With those results, Starfighters proceeded to fly the underwing test article in mid and late August 2025. One test was at subsonic speeds, and two others were at Mach 2 and accelerating. All test objectives were met. Starfighters can and is proceeding to drop testing.

Drop Testing

The drop test article design is based on the previously captive carried test article. The flight test article will include sensors, electronics, and telemetry systems from HEKA. Starfighters has ordered from GE Aerospace/Innoveering two (2) drop test articles that will be ready approximately 90 days from delivery, from September 15, 2025.

Authorization to Launch

Once Starfighters has accomplished two (2) successful drop tests, it will order the "full up" launch vehicle for a live fire test. That will require a minimum of 6 months and review by government sponsor and/or 120-day detailed review by the FAA AST.

DIVIDENDS OR DISTRIBUTIONS

The Corporation has not declared or paid any dividends or distributions on its Common Shares since inception. The Corporation currently intends to retain future earnings, if any, for use in its business and does not anticipate paying dividends or distributions in the foreseeable future on its Common Shares. Any determination to pay future dividends or distributions will remain at the discretion of the Board of Directors and will depend on the earnings, financial condition of the Corporation and such other factors deemed relevant by the Board of Directors.

SELECTED FINANCIAL INFORMATION OF THE CORPORATION AND
MANAGEMENT'S DISCUSSION AND ANALYSIS

Selected Financial Information

The following selected financial information for the Corporation is derived from and is qualified in its entirety by the audited consolidated financial statements of the Corporation for the years ended December 31, 2024 and 2023, including the notes thereto (included as Schedule "B" to this Prospectus) and the unaudited interim financial statements of the Corporation for the three and nine months ended September 30, 2025 and 2024, including the notes thereto (included as Schedule "A" to this Prospectus), and should be read in conjunction with the respective MD&A for such periods.

Starfighters Space, Inc.	Nine months ended September 30, 2025 (unaudited) ($)	Year ended December 31, 2024 (audited) ($)	Year ended December 31, 2023 (audited) ($)
Revenue	Nil	Nil	Nil
Current assets	4,451,683	8,352,629	2,140,733
Liabilities	17,731,059	16,191,042	11,567,680
Total assets	12,235,764	10,300,586	3,631,392
Net Income (Loss)	(6,261,319)	(7,908,777)	(4,681,583)
Loss per share	(0.30)	(0.46)	(0.28)
Total shareholders' equity (deficit)	(5,495,295)	(5,890,456)	(7,936,288)

Management's Discussion and Analysis

This Management's Discussion and Analysis ("MD&A") of the Corporation covers the year ended December 31, 2024 and the three and nine months ended September 30, 2025. You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors".

Corporation Overview

The Corporation was founded and incorporated under the laws of Delaware on September 6, 2022. On September 9, 2022, the Corporation entered into the Equity Exchange Agreement with Rick Svetkoff, pursuant to which Rick Svetkoff assigned 100% of the equity interests of Starfighters International (the owner of seven Lockheed F-104 aircrafts) to the Corporation.

The Corporation's principal activities include or will include the provision of space access through launch services, hypersonic research and testing, astronaut training, providing a research and development testbed, and other defence and commercial services. The Corporation's mission statement is to make space accessible to entrepreneurs, researchers, industry, and government at a high cadence and the right cost.

Currently, the Corporation operates the world's only commercial fleet of flight-ready Lockheed F-104 currently based at NASA's KSC. To the Corporation's knowledge, there is currently no other aircraft commercially available to the public with the capabilities of the Lockheed F-104 in terms of speed and climbing performance. The Corporation aims to address these needs in the space economy through its existing fleet of Lockheed F-104, as well as through the acquisition of the Platform II Aircraft which the Corporation believes will provide more advanced capabilities and have a longer operating lifespan.

Overall Performance

The consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the nine months ended September 30, 2025, the Corporation recorded a net loss of $6,261,319, and has a deficit of $23,148,134. During the years ended December 31, 2024 and 2023, the Corporation recorded a net loss of $7,908,777 and $4,681,583, respectively, and has a deficit of $16,886,815 and $8,978,038 as of those dates, respectively. These factors raise substantial doubt about the Corporation's ability to continue as a going concern within one year after the date of the consolidated financial statements being issued. The ability of the Corporation to continue as a going concern is dependent upon the Corporation's ability to raise additional funds and implement its business plan.

As of September 30, 2025, the Corporation had cash in the amount of $2,645,121. The continuation of the Corporation as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Corporation. Even if the Corporation is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

The Corporation anticipates that operating expenses will continue to rise as the Corporation continues to develop its business operations.

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries, and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Corporation's ability to access capital, which could in the future negatively affect the Corporation's liquidity and could materially affect the Corporation's business and the value of its common stock.

Changes in Assets and Liabilities

Variations between the years ended December 31, 2024 and December 31, 2023

Assets

Cash and short-term investments represent the largest component of our current assets, with smaller amounts recorded as due to related parties and prepaid expenses.

As of December 31, 2024, the Corporation's cash and short-term investments were $8,107,213 compared to $1,982,219 as of December 31, 2023.

The Corporation's prepaid expenses were $134,572 as of December 31, 2024, compared to $154,440 as of December 31, 2023. The decrease of $19,868 was due to the completion of certain consulting and other professional services during the year ended December 31, 2024. Additionally, the Corporation's long-term deposits for the year ended December 31, 2024 were $1,623,003 compared to $1,152,532 for the year ended December 31, 2023. The increase of $470,471 was due to additional payments made by the Corporation for the Hypersonic APA, offset by a reduction in balance with the Corporation receiving refurbishment services for aircraft parts that it has previously made deposits for.

Liabilities

As of December 31, 2024, the Corporation's deferred income was $344,800 compared to $397,000 as of December 31, 2023. The decrease of $52,200 was due to the Corporation completing flights for pilot training and equipment testing services during the year ended December 31, 2024. The Corporation's related party notes payable was $1,630,200 as of December 31, 2024, compared to $1,675,200 as of December 31, 2023. The decrease of $45,000 was due to repayments made to related party note holders in 2024.

As of December 31, 2024, the Corporation's Debentures and derivative liability was $7,244,961 and $4,535,469, respectively, compared to $4,776,407 and $2,416,863, respectively as of December 31, 2023. The increase of $2,468,554 for Debentures was due to issuance of Debentures in 2024, amortization of debt discount, and accrual of interest. The decrease of $240,938 for derivative liability resulted from a number of inputs into the Monte Carlo valuation of the derivative liability, including the increasing valuation of shares of the Corporation.

Variations between the nine months ended September 30, 2025 and the nine months ended September 30, 2024

Assets

Cash and short-term investments represent the largest component of our current assets, with smaller amounts recorded as due to related parties and prepaid expenses.

As at September 30, 2025, the Corporation's cash and short-term investments were $3,706,850, compared to $8,107,213 as of December 31, 2024.

As of September 30, 2025, the Corporation's prepaid expenses and long-term deposits were $294,287 and $7,523,003 respectively, compared to $134,572 and $1,623,003, respectively, as of December 31, 2024. Prepaid expenses increased from December 31, 2024 by $159,715, due to the annual payments made for certain services and insurance policies. Long-term deposits increased from December 31, 2024 by $6,000,000, as the Corporation made payments to Aerovision for Phase 1 of the Aircraft Agreement and to HGI for the Hypersonic APA.

Liabilities

As of September 30, 2025, the Corporation's deferred income was $99,000, compared to $344,800 as of December 31, 2024. The decrease of $245,800 was due to the Corporation completing flights for pilot training services.  Related party notes payable remained unchanged at $1,630,200 as of September 30, 2025 and December 31, 2024.

As of September 30, 2025, the Corporation's Debentures and derivative liability was $8,004,349 and $5,065,190, respectively, compared to $7,244,961 and $4,535,469, respectively, as of December 31, 2024. The increase of $759,388 for Debentures was due to amortization of debt discount and accrual of interest. The increase of $5,29,721 for derivative liability resulted from a number of inputs into the Monte Carlo valuation of the derivative liability, including the increasing valuation of shares of the Corporation.

Discussion of Operations - Years ended December 31, 2024 and December 31, 2023

Revenue

During the year ended December 31, 2024, the Corporation reported nil revenues from operations and other income of $234,900. For the year ended December 31, 2023, the Corporation reported nil revenue from operations and other income of $349,330. The decrease in other income of $114,430 was due to the Corporation having fewer training and test flights year-over-year. Other income consists of ancillary income earned for providing pilot training and equipment testing services, and varies with the availability of airspace, equipment, and personnel.

Operating Expenses

During the years ended December 31, 2024 and December 31, 2023, the Corporation reported operating expenses of $4,301,083 and $4,086,071, respectively. The increase of $215,012 was primarily due to:

  An increase of $91,149 in consulting fees from $907,215 in 2023 to $998,364 in 2024 related to additional corporate advisory and consulting expenses incurred to facilitate the Corporation's efforts to go public;
  An increase of $3,742 in insurance from $83,630 in 2023 to $87,372 in 2024 which is relatively consistent year over year;
  An increase of $29,018 in office and administrative expenses from $137,178 in 2023 to $166,196 in 2024 related to the additional administrative work required to facilitate the Corporation's efforts to go public and financings undertaken;
  An increase of $292,293 in listing fees from nil in 2023 to $292,293 in 2024 related to additional fees incurred to facilitate that Corporation's efforts to go public and financings undertaken;
  An increase of $323,349 in professional fees from $462,989 in 2023 to $786,338 in 2024 related to additional legal, audit, and accounting fees incurred to facilitate the Corporation's efforts to go public and financings undertaken, as well as to fulfill the Corporation's increased reporting obligations as a result of the Reg A Offering;13 and
  An increase of $83,718 in rent expense from $210,893 in 2023 to $294,611 in 2024 related to the Corporation entering into a new short-term lease for office spaces.

The Corporation anticipates that operating expenses will continue to rise as the Corporation continues to develop its business operations.

Starfighters Space, Inc.	For the year ended December 31, 2024 (audited) ($)	For the year ended December 31, 2023 (audited) ($)
Advertising and promotion	183,790	304,543
Bank and interest charges	5,607	913
Business development	360,000	360,000
Consulting fees	998,364	907,215
Contract labour and fuel	403,800	494,675
Custom fees	-	6,416
Depreciation	15,319	12,276
Directors fees	164,000	168,000
Insurance	87,372	83,630
Licenses	620	501
Management fees	232,000	232,000
Office and administrative	166,196	137,178
Listing fees	292,293	-
Professional fees	786,338	462,989
Rent expense	294,611	210,893
Repairs and maintenance	44,504	102,714
Travel and entertainment	231,207	598,833
Vehicle	35,062	3,295
Total operating expenses	(4,301,083)	(4,086,071)

13 This includes an increase in auditing expenditure by $134,488, an increase in accounting expenses of $75,378, an increase in $16,894 in valuation expenses and an increase of legal expenditures of $249,873, less $322,934 of legal costs that were recognized in share issuance costs. The Company also incurred an additional $100,750 for CFO services received.

Net Loss

As a result of the variations to the Corporation's revenue and expenses, the Corporation generated a net loss of $7,908,777 or $0.46 per share for the year ended December 31, 2024, compared with a net loss of $4,681,583 or $0.28 per share for the year ended December 31, 2023.

Discussion of Operations - Nine months ended September 30, 2025 and September 30, 2024

Revenue

During the nine months ended September 30, 2025, the Corporation reported nil revenues from operations and other income of $475,140. For the nine months ended September 30, 2024, the Corporation reported nil revenue from operations and $77,900 other income. The increase of $397,240 other income was due to the Corporation having more training and test flights year-over-year. Other income consists of ancillary income earned for providing pilot training and equipment testing services, and varies with the availability of airspace, equipment, and personnel.

Operating Expenses

During the nine months ended September 30, 2025 and September 30, 2024, the Corporation reported operating expenses of $5,661,699 and $2,940,194, respectively. The increase of $2,721,505 was primarily due to:

  An increase of $636,208 in research and development expenses from $nil to $635,205 related to flight testing undertaken with the Corporation's StarLaunch platform;
  An increase of $530,233 in consulting fees from $659,217 to $1,189,450 related to additional corporate advisory and consulting expenses incurred to facilitate the Corporation's efforts to go public;
  An increase of $446,418 in travel and entertainment from $115,923 to $562,341 related to the Corporation actively travelling and entertaining prospective investors, as well as the Company management travelling to and from its offices in Florida;
  An increase of $310,736 in business development expenses from $270,000 to $580,736 related to introductions to potential investors and investor presentations in connection with the Company's efforts to go public;
  An increase of $207,252 in contract labour & fuel from $282,450 to $489,702 related to increased flight operations;
  An increase of $196,852 in rent expense from $212,894 to $409,746 related to new short-term lease for office spaces that commenced December 2024 and a new temporary hangar lease in Texas that commenced June 2025; and
  An increase of $51,723 in relocation costs from $nil to $51,723 related to the expansion of the Company's operations into MIASP pursuant to the Economic Development Agreement.

The Corporation anticipates that operating expenses will continue to rise as the Corporation continues to develop its business operations.

Starfighters Space, Inc.	For the nine months ended September 30, 2025 (unaudited) ($)	For the nine months ended September 30, 2024 (unaudited) ($)
Advertising and promotion	172,177	140,540
Bank and interest charges	11,484	2,235
Business development	580,736	270,000
Consulting fees	1,189,450	659,217
Contract labour and fuel	489,702	282,450
Depreciation	15,241	9,499
Directors' fees	126,000	122,000
Franchise tax (State of Delaware)	84,892	-
Insurance	108,547	66,329
Licenses	475	370
Listing fees	27,426	94,027
Management fees	235,097	166,500
Office and administrative	236,604	140,180
Professional fees	687,330	582,120
Rent expense	409,746	212,894
Relocation costs	51,723	-
Repairs and maintenance	31,380	42,726
Research and development	636,205	-
Travel and entertainment	562,341	115,923
Vehicle	5,143	33,184
Total operating expenses	(5,661,699)	(2,940,194)

Net Loss

As a result of the variations to the Corporation's revenue and expenses, the Corporation generated a net loss of $6,261,319 or $0.30 per share for the nine months ended September 30, 2025, compared with a net loss of $7,266,250 or $0.44 per share for the nine months ended September 30, 2024.

Discussion of Operations - Three months ended September 30, 2025 and September 30, 2024

Revenue

During the three months ended September 30, 2025, the Corporation reported nil revenues from operations. For the three months ended September 30, 2024, the Corporation reported nil revenue from operations.

Operating Expenses

During the three months ended September 30, 2025 and September 30, 2024, the Corporation reported operating expenses of $1,980,953 and $905,137, respectively. The increase of $1,075,816 was primarily due to:

  An increase of $198,673 in consulting fees from $224,817 to $423,490 related to additional corporate advisory and consulting expenses incurred to facilitate the Corporation's efforts to go public;
  An increase of $195,022 in professional fees from $92,165 to $287,187 related to legal, audit, and accounting fees incurred to facilitate the Corporation's efforts to go public and financings undertaken, as well as to fulfill the Corporation's reporting obligations of being a Regulation A Tier 2 Issuer;

  An increase of $194,213 in research and development expenses from $nil to $194,213 related to flight testing undertaken with the Corporation's StarLaunch platform;
  An increase of $142,528 in travel and entertainment from $19,557 to $162,085 related to the Corporation actively travelling and entertaining prospective investors; and
  An increase of $104,736 in business development expenses from $90,000 to $194,736 related to introductions to potential investors and investor presentations in connection with the Company's efforts to go public.

The Corporation anticipates that operating expenses will continue to rise as the Corporation continues to develop its business operations.

Starfighters Space, Inc.	For the three months ended September 30, 2025 (unaudited) ($)	For the three months ended September 30, 2024 (unaudited) ($)
Advertising and promotion	76,151	41,625
Bank and interest charges	3,409	931
Business development	194,736	90,000
Consulting fees	423,490	224,817
Contract labour and fuel	145,258	100,750
Depreciation	5,080	5,816
Directors' fees	42,000	42,000
Franchise tax (State of Delaware)	54,189	-
Insurance	64,749	22,457
Licenses	25	-
Listing fees	17,527	78,623
Management fees	75,000	55,500
Office and administrative	64,685	54,464
Professional fees	287,187	92,165
Rent expense	145,457	71,428
Relocation costs	14,712	-
Repairs and maintenance	7,663	759
Research and development	194,213	-
Travel and entertainment	162,085	19,557
Vehicle	3,337	4,245
Total operating expenses	(1,980,953)	(905,137)

Net Loss

As a result of the variations to the Corporation's revenue and expenses, the Corporation generated a net loss of $2,049,910 or $0.09 per share for the three months ended September 30, 2025, compared with a net loss of $2,434,774 or $0.15 per share for the three months ended September 30, 2024.

Summary of Quarterly Results

Starfighters Space, Inc.	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenue	Nil	Nil	Nil	Nil
Net loss	(2,049,910)	(1,813,781)	(2,437,628)	(552,455)
Basic and diluted loss per share	(0.09)	(0.09)	(0.12)	(0.03)

Starfighters Space, Inc.	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Revenue	Nil	Nil	Nil	Nil
Net loss	(2,524,846)	(2,040,462)	(2,941,014)	(1,490,083)
Basic and diluted loss per share	(0.15)	(0.12)	(0.18)	(0.09)

Liquidity

Working Capital

As of December 31, 2024, the Corporation had a working capital deficit of $7,676,263 and cash of $7,050,610, compared to a working capital deficit of $679,291 and cash of $1,694,109 as of December 31, 2023.

As of September 30, 2025, the Corporation had a working capital deficit of $13,190,485 and cash of $2,645,121, compared to a working capital deficit of $7,676,263 and cash of $7,050,610 as of December 31, 2024.

Cash Flow Used in Operating Activities

For the year ended December 31, 2024, the Corporation used $3,864,714 in cash with respect to its operating activities compared to $3,362,780 used for the year ended December 31, 2023. The Corporation's continued negative operating cash flow for the years ended 2024 and 2023 was a result of our net losses, as adjusted to reconcile net loss to net cash provided by operating activities, and with an increase year-over-year as noted above.

For the nine months ended September 30, 2025, the Corporation used $4,992,573 in cash with respect to its operating activities compared to $2,004,619 used for the nine months ended September 30, 2024. The Corporation's continued negative operating cash flow for the nine months ended September 30, 2025 and 2024 was a result of our net losses, as adjusted to reconcile net loss to net cash provided by operating activities, and with an increase year-over-year as noted above.

Cash Flow Used in Investing Activities

For the year ended December 31, 2024, the Corporation used $1,256,052 with respect to its investing activities compared to $928,276 used for the year ended December 31, 2023. The cash outflow consisted of $550,000 in additions to long term deposits in 2024 compared to $650,000 in 2023, and $1,295,252 in purchases of short-term investments in 2024 compared to $278,276 in 2023.

For the nine months ended September 30, 2025, the Corporation used $6,067,689 with respect to its investing activities compared to $50,000 used for the nine months ended September 30, 2024. The cash outflow consisted of $6,050,763 in additions to long term deposits and $318,603 in purchases of short-term investments, partially offset by the sale of short-term investments of $301,677, respectively, as of September 30, 2025, compared to $50,000 in additions to long term deposits and $295,252 in purchases of short-term investments, partially offset by the sale of short-term investments of $291,500, as of September 30, 2024.

Contractual Obligations

Contractual Obligations	Payments Due by Period
	Total	Less than 1 year	1 - 3 years	4 - 5 years	After 5 years
Convertible debenture	8,004,349	8,004,349	-	-	-
Note payable	1,436,001	1,436,001	-	-	-
Interest payable	13,463	13,463	-	-	-
Related party notes payable	1,630,200	1,630,200	-	-	-
Lease liability	204,206	115,315	88,891	-	-
Accounts payable and accrued liabilities	1,098,683	1,098,683	-	-	-
Total Contractual Obligations	12,386,902	12,298,011	88,891	-	-

Capital Resources

For the year ended December 31, 2024, $10,527,356 was provided by the Corporation's financing activities compared to $3,761,154 for the year ended December 31, 2023. The Corporation primarily generated proceeds from its Reg A Offering for $10,690,243 in 2024 compared to nil in 2023, and the issuance of Debentures for $743,400 in 2024 compared to $4,063,660 in 2023. The Corporation also incurred debt issuance costs of $19,950 and Reg A financing costs of $105,703 for the year ended December 31, 2024 compared to and $86,506 and nil, respectively for the year ended December 31, 2023. During the year ended December 31, 2024, the Corporation made repayments towards loans in the amount of $45,000, compared to $247,500 in 2023.

For the nine months ended September 30, 2025, $6,655,149 was provided by the Corporation's financing activities, compared to $4,161,572 for the nine months ended September 30, 2024. The Corporation primarily generated proceeds from its Reg A Offering of $7,247,931 and paid share issuance costs of $592,782 in the nine months ended September 30, 2025. The Corporation received proceeds from convertible debentures of $743,400, proceeds of shares to be issued of $3,893,000 and repaid $45,000 in related party notes payable for the nine months ended September 30, 2024.

The Corporation is dependent on the equity and debt markets as its primary source of operating working capital. There can be no assurance that financing, whether debt or equity, will be available to the Corporation in the amount required at the time required, or, if available, that it can be obtained on acceptable terms.

Discussion of Significant Projects

The Corporation has not generated revenue from operations.

The StarLaunch System can be divided into five major development categories: (1) regulatory compliance, (2) design, Simulation and ground testing, (3) wind tunnel and captive carry testing, (4) drop testing, and (5) authorization to launch. Each of these steps needs to be complete for both StarLaunch I and StarLaunch II.

Regulatory Compliance

Regulatory compliance occurs at every step of the process and is continual, not a one-time event.

The FAA Office of Commercial Space Transportation (AST) oversees commercial launch activities through a regulatory framework known as Part 450. These regulations govern the licensing of commercial space launch operations in the United States. Part 450 was designed to streamline and consolidate previous processes. It is a performance-based, iterative framework that balances safety with operational flexibility.

A launch license is required for the commercial version of a rocket and its repeated launches. Such a license is valid for five years. However, there are alternative pathways to authorization during the development stage:

(i) Government Sponsorship - A U.S. government agency or department authorizes the development for its own purposes, subject to that agency's requirements. Data collected under government sponsorship can, and is encouraged to, support the Part 450 licensing process.

(ii) Waivers - Granted for one-time test launches. While most safety regulations must still be satisfied, a waiver does not require full compliance with all Part 450 provisions. For example, StarLaunch 1, Starfighters' first vehicle, may be eligible for a waiver due to its smaller size.

A critical element of the performance-based approach is defining a Concept of Operations (ConOps) and selecting the appropriate regulatory path.

Starfighters has already completed many sections of the safety checklist for the F-104, which will serve as the first stage of its two-stage StarLaunch 1 system for suborbital flight. Once Platform 2 is formally acquired, Starfighters will begin its regulatory process as well.

Currently, Starfighters is actively pursuing government sponsorship for both StarLaunch 1 and StarLaunch 2. After final performance calculations for StarLaunch 1 are validated, the Company intends to seek a waiver for its first launch. Data gathered during that test will then be submitted in support of a full Part 450 launch license application.

The StarLaunch Program is being developed strategically: approximately 80% of the items approved for StarLaunch 1 will apply directly to StarLaunch 2, accelerating the approval process and reducing regulatory overhead for subsequent vehicles.

If Starfighters does not obtain a FAA launch license, the Corporation would not be permitted to charge for commercial launch services, effectively eliminating such potential revenue stream. As a result, the Corporation would be substantially dependent on its defense activities, including R&D, T&E and government-sponsored launch services, which do not require a FAA launch license.

Design, Simulation, and Ground Testing

Starfighters for StarLaunch 1 has accomplished the following:

  Starfighters, with its engineering partner GE Aerospace/Innoveering has completed the Preliminary Design Review and through the review process until the Findal Design Review for its underwing test article was completed. That included the design of the OML (Out Mold Line).
  One hundred (100) simulations of the rocket separating from the aircraft at supersonic speeds were conducted. Before conducting those simulations, the F-104 and Platform 2 and associated pylons that hold the rocker were scanned and digitally imputed into the simulations.
  Avionics was designed for the captive carry vehicle. The same system will be used for drop test articles.
  The complete hardware and software for the underwing vehicle were delivered to Starfighters in May 2025 and prepared for flight.

Starfighters has also completed the paperwork for review of government sponsors for the F-104 to be used as a first stage of the launch system of StarLaunch 1.

Wind Tunnel & Captive Carry Testing

At the Florida A&M University & Florida State University Joint College of Engineering, the home of Florida Center for Advanced Aero-Propulsion's Polysonic Wind Tunnel, a total of ten (10) successful drops, five at Mach 0.8 and five at Mach 1.3, were completed.

In parallel development, the separation system for the F-104 and Platform 2 has been designed, and for the F-104, it was installed on the F-104 and could have been used if required for safety reasons.

The Wind Tunnel models demonstrated clean separation from the top of the tunnel. With those results, Starfighters proceeded to fly the underwing test article in mid and late August 2025. One test was at subsonic speeds, and two others were at Mach 2 and accelerating. All test objectives were met. Starfighters can and is proceeding to drop testing.

Drop Testing

The drop test article design is based on the previously captive carried test article. The flight test article will include sensors, electronics, and telemetry systems from HEKA. Starfighters has ordered from GE Aerospace/Innoveering two (2) drop test articles that will be ready approximately 90 days from delivery, from September 15, 2025.

Authorization to Launch

Once Starfighters has accomplished two (2) successful drop tests, it will order the "full up" launch vehicle for a live fire test. That will require a minimum of 6 months and review by government sponsor and/or 120-day detailed review by the FAA AST.

Off-Balance Sheet Arrangements

The Corporation has no off-balance sheet arrangements.

Transactions Between Related Parties

The Corporation's related parties consist of the Corporation's directors and officers, members of the Corporation's management and its principal shareholders, any promoters, and any immediate family members of the aforementioned persons. The Corporation and its subsidiaries have entered into the following transactions with related parties:

  On August 14, 2010, Starfighters International issued a promissory note to RLB, a company owned by Brenda Svetkoff, the spouse of Rick Svetkoff, with the principal sum of $865,000, for the purposes of funding the operations of Starfighters International. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $865,000 is outstanding.

  On August 14, 2010, Starfighters International issued a promissory note to Rick Svetkoff, the President, Chief Executive Officer and a director of the Corporation, with the principal sum of $865,000, for the purposes of funding the operations of Starfighters International. Starfighters International has partially repaid this promissory note and the outstanding principal sum is currently $190,050. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $190,050 is outstanding.

  On August 15, 2018, SFI issued a promissory note to William Svetkoff, the brother of Rick Svetkoff, the President, Chief Executive Officer a Director of the Corporation, with the principal sum of $110,000. The principal sum was non-interest bearing. SFI has repaid this promissory note. As of September 30, 2025 and December 31, 2024, $0 is outstanding.

  On October 1, 2021, Starfighters International entered into an Asset Purchase Agreement, as amended on December 29, 2023, with Hypersonic Group Inc., a company which is 50% owned by Rick Svetkoff, pursuant to which Starfighters International agreed to purchase 22 J79-19 jet engines for aggregate consideration of $2,200,000. As of September 30, 2025 and December 31, 2024, SFI has paid the total purchase price in full as part of its long-term deposits.

  On January 1, 2022, Starfighters International entered into an equity purchase agreement with Rick Svetkoff pursuant to which Starfighters International acquired a 100% interest in SFI from Rick Svetkoff in exchange for consideration of $1.00.

  On January 1, 2022, Starfighters International entered into an asset transfer agreement with RLB, a company owned by Brenda Svetkoff, the spouse of Rick Svetkoff, pursuant to which Starfighters International acquired certain asset from RLB in exchange for consideration of $1.00.

  On August 1, 2022, SFI issued a promissory note to Rick Svetkoff, the President, Chief Executive Officer, and a director of the Corporation, with the principal sum of $475,150. The principal sum is non-interest bearing and there is no set date for repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $475,150 is outstanding.

  On September 9, 2022, the Corporation entered into the Equity Exchange Agreement with Rick Svetkoff pursuant to which the Corporation acquired a 100% interest in Starfighters International in exchange for 15,000,000 shares of common stock in the capital of the Corporation. Upon closing of the transaction, Starfighters International became a wholly-owned subsidiary of the Corporation. As a result, the Corporation became the owner of seven Lockheed F-104 aircrafts through its ownership of Starfighters International.

  On September 1, 2022 and on October 1, 2022, the Corporation entered into consulting agreements with Fortuna Advisors Ltd., a former promoter for the Corporation, through each of Fortuna Investment Corp. ("FIC") and F2 Florida, LLC ("F2"), respectively, whereby each of FIC and F2 have agreed to (i) provide capital markets, corporate finance and advisory advice in connection with an initial public offering, (ii) review potential business development opportunities of the Corporation, and (iii) perform such other duties as may be requested by the Corporation from time to time and agreed to by FIC or F2, as applicable, in exchange for a fee of $7,500 per month plus applicable taxes to each of FIC and F2 and reimbursement of pre-approved expenses incurred by each of FIC and F2. The Corporation incurred an expense of nil and $45,000 to FIC, and nil and $45,000 to F2, during the nine months ended September 30, 2025 and September 30, 2024, respectively. As of September 30, 2025 and December 31, 2024, the Corporation owed $nil and $12,444, respectively, in accounts payable and accrued liabilities to F2. On December 31, 2024, the FIC and F2 terminated their respective agreements with the Corporation.

  On September 15, 2022, 1129925 BC Ltd., a company controlled by Sean Bromley, a director of the Corporation, subscribed for and was issued 500,000 2022 Warrants for subscription proceeds of $5,000.

  On September 15, 2022, Austin Thornberry, a former director of the Corporation, subscribed for and was issued 50,000 2022 Warrants for subscription proceeds of $500.

  On September 15, 2022, Frostee Rucker, a former director of the Corporation, subscribed for and was issued 10,000 2022 Warrants for subscription proceeds of $100.

  On November 18, 2022, Sean Bromley, a director of the Corporation, subscribed for and was issued 30,000 shares of Common Shares for subscription proceeds of $15,000.

  On November 18, 2022, Austin Thornberry, a former director of the Corporation, subscribed for and was issued 20,000 shares of Common Shares for subscription proceeds of $10,000.

  On November 18, 2022, Frostee Rucker, a former director of the Corporation, subscribed for and was issued 20,000 shares of Common Shares for subscription proceeds of $10,000.

  On November 18, 2022, William Svetkoff, a sibling of Rick Svetkoff, subscribed for and was issued 200,000 shares of Common Shares for subscription proceeds of $100,000.

  On February 1, 2023, the Corporation entered into a consulting agreement with Austin Thornberry, a director of the Corporation, whereby Mr. Thornberry agreed to provide the following services: (i) assisting with required financial statement review and audit, (ii) providing capital markets, corporate finance and advisory advice in connection with private placement and public offerings by the Corporation, (iii) reviewing potential business development opportunities of the Corporation, and (iv) performing such other duties as may be requested by the Corporation from time to time and agreed to by Mr. Thornberry. As consideration for the provision of the services, the Corporation will pay Mr. Thornberry a base fee of $200 per hour, plus applicable taxes, on a monthly basis. The Corporation will also reimburse Mr. Thornberry for pre-approved expenses. During the nine months ended September 30, 2025 and September 30, 2024, the Corporation incurred an expense of nil and $25,000, respectively, to this related party. Such consulting agreement ceased as of April 30, 2024.

  During the nine months ended September 30, 2025 and September 30, 2024, the Corporation paid an aggregate of $54,000 and $36,000, respectively, in consulting fees to RLB, a company controlled by Brenda Svetkoff, the spouse of Rick Svetkoff, for bookkeeping and administrative services provided to the Corporation.

  The Corporation paid fees to directors related to their performance of their director role within the Corporation of $126,000 and $122,000, during the nine months ended September 30, 2025 and September 30, 2024, respectively.  The fees were paid to Rick Svetkoff ($54,000 in 2025 and $30,000 in 2024), Tim Franta ($18,000 in 2025 and $18,000 in 2024), Sean Bromley ($18,000 in 2025 and $18,000 in 2024), Austin Thornberry ($14,000 in 2025 and $18,000 in 2024), Frostee Rucker ($14,000 in 2025 and $18,000 in 2024), Brian Goldmeier ($4,000 in 2025 and nil in 2024, and Geoffrey P Hickman ($4,000 in 2025 and nil in 2024).

  The Corporation incurred expenses to officers related to their performance of executive or management roles within the Corporation of $450,097 and $365,500, during the nine months ended September 30, 2025 and September 30, 2024, respectively.  The expenses incurred were to Rick Svetkoff ($235,097 in 2025 and $166,500 in 2024), Tim Franta ($80,000 in 2025 and $67,500 in 2024), and David Whitney ($135,000 in 2025 and $131,500 in 2024).

  On January 1, 2025, the Corporation entered into a consulting agreement with Fortuna Advisors, LLC ("Fortuna LLC"), an affiliate of Fortuna Advisors, a former promoter for the Corporation, whereby Fortuna LLC agreed to (i) provide capital markets, corporate finance and advisory advice in connection with an initial public offering, (ii) review potential business development opportunities of the Corporation, and (iii) perform such other duties as may be requested by the Corporation from time to time and agreed to by Fortuna LLC, in exchange for a fee of $25,000 per month plus applicable taxes and reimbursement of pre-approved expenses incurred by Fortuna LLC. During the nine months ended September 30, 2025 and September 30, 2024, the Corporation incurred consulting fees of $225,000 and nil, respectively.

As of September 30, 2025 and December 31, 2024, the Corporation owed $37,000 and $128,000, respectively, in accounts payable and accrued liabilities to related parties.

Proposed Transactions

We have not entered into any proposed transactions that have not been disclosed herein.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the Corporation's management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are made prospectively. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of December 31, 2024 or 2023. At times, the Corporation's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of December 31, 2024 was $6,350,699.

Short-term Investments

The Corporation's short term investments are treasury notes with original maturities greater than 3 months. All of the treasury notes held by the Corporation as of December 31, 2023 matured in 2024.  The treasury notes had an interest rate of 5.046%. The short-term investments are level 1 investments in the fair value hierarchy. These securities are presented on the consolidated balance sheet at fair value. Earnings from these securities are included in interest income on the consolidated statement of operations. For the year ended December 31, 2024 and 2023, the Corporation recorded a gain on short-term investments of $12,355 and $0, respectively.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Corporation's best estimate of the amount of expected credit losses in the Corporation's existing receivables over the contractual term. The exposure to credit loss is evaluated on both a collective and individual basis. Such receivables are evaluated on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of December 31, 2024 and December 31, 2023.

Property, Plant and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the double-declining method over the estimated useful lives of the respective assets. Depreciable assets retired or sold are removed from the accounts and any resulting gain or loss is reflected in income for the period. Major replacements or betterments are capitalized while maintenance and repairs are expensed as incurred. The estimated useful lives of the classes of vehicles is 5 years.

Long-term deposits

Long-term deposits are comprised entirely of deposits paid in advance for property and equipment, where control of the asset has not yet transferred to the Corporation.

Leases

The Corporation adopted ASC 842, Leases, as amended, on January 1, 2020. The Corporation elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Corporation not to separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Corporation determines if an arrangement contains a lease at inception as defined by ASC 842. To meet the definition of a lease under ASC 842, the contractual arrangement must convey to the Corporation the right to control the use of an identifiable asset for a period of time in exchange for consideration. Right of Use ("ROU") assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

Impairment of Long-Lived Assets

Long-lived assets or asset groups held and used by the Corporation are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Circumstances that could trigger a review include, but are not limited to: significant decreases in the market price of the assets; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the assets; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the assets; and current expectation that the assets will more likely than not be sold or disposed significantly before the end of their estimated useful life.

When indicators of potential impairment are present the Corporation prepares a projected undiscounted cash flow analysis for the respective asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized equal to the excess of the carrying value over the fair value, if any. Fair value can be determined using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Recognized impairment losses are not reversed. There were no impairments noted during the years ended December 31, 2024 or 2023.

Derivative Liabilities

The Corporation evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the consolidated statements of operations. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Corporation uses the Monte Carlo simulation model to value derivative liabilities. This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement.

These financial statements have been prepared on a going concern basis, which assumes that the Corporation will be able to meet its obligations and continue its operations for the next twelve months. The Corporation expects to incur further losses in the development of the business. These factors indicate the existence of material uncertainties that raise substantial doubt upon the Corporation's ability to continue as a going concern. As a result, the Corporation may be unable to realize its assets and discharge its liabilities in the normal course of business. The Corporation's ability to continue as a going concern is dependent on its ability to obtain necessary financing to meet its operating expenditures and discharge its liabilities in the normal course of business. Although the Corporation has been successful in obtaining financing during the year ended December 31, 2024 and thus far in the year ended December 31, 2025, there can be no assurance that the Corporation will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Corporation.

Income Taxes

The Corporation's tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Corporation uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Corporation does not recognize any portion of that benefit in the financial statements. The Corporation is not aware of any issued under review that could result in significant payments, accruals or a material deviation from its position.

Loss per share

Basic earnings (loss) per share ("EPS") is calculated by dividing profit or loss attributable to ordinary equity holders (numerator) by the weighted average number of ordinary shares outstanding (denominator) during the period. The denominator is calculated by adjusting the shares issued at the beginning of the period by the number of shares bought back during the period, multiplied by a time-weighting factor.

Diluted EPS is calculated by adjusting the earnings and number of shares for the effects of dilutive options and other dilutive potential units. The effects of anti-dilutive options and potential units are ignored in calculating diluted EPS. All options and potential units are considered anti-dilutive when the Corporation is in a loss position.

The Corporation has the following anti-dilutive securities as of December 31, 2024 and 2023:

	2024	2023
Warrants	18,174,574	18,150,000

Due to the terms of the conversion option for the Space Florida Promissory Note and the Debentures, the Corporation cannot predict the anti-dilutive shares for these instruments, and as such, they are excluded from the above table.

Other Income

The Corporation earns ancillary income from contracts with customers for pilot training and equipment testing. The income is recognized at a point in time which is upon the completion of the services, which the Corporation has determined is the completion of a flight. There is no variable consideration for these ancillary services.

From time to time, the Corporation receives consideration in advance of the services being rendered; this is presented as deferred income on the balance sheet. The Corporation also extends credit for payments to be received for services provided; this is presented as accounts receivable on the balance sheet.

Financial Instruments and Other Instruments

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or fair value through other comprehensive income (FOVCI). Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Corporation has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Corporation's own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Corporation. Unobservable inputs are inputs that reflect the Corporation's assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

  Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;

  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

  Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Corporation in determining fair value is greatest for instruments categorized in Level 3. The Corporation determined that the derivative liability relating to the embedded conversion feature in the convertible notes is a Level 3 liability.

Disclosure of Outstanding Security Data

Corporation's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Shares with $0.00001 par value per share of Common Shares.

As of December 1, 2025 the Corporation had the following outstanding voting or equity securities, or securities convertible into, or exercisable or exchangeable for, voting or equity securities of the Corporation:

(i) 21,716,897 Common Shares;

(ii) 2,415,000 Options, exercisable for up to 2,415,000 Common Shares;

(iii) 2,285,000 RSUs, which may be settled for up to 2,285,000 Common Shares;

(iv) 18,150,000 Warrants, exercisable for up to 18,150,000 Common Shares;

(v) 50,018 Agent's Warrants, exercisable for up to 50,018 Common Shares; and

(vi) Debentures in the principal amount of $7,089,400, which are convertible for 3,834,857 Common Shares upon completion of the Reg A Offering and the successful listing of the Common Shares on the NYSE American, as of the Listing Date (see General Description of the Business - History).

DESCRIPTION OF SECURITIES

General

The Corporation's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Shares with $0.00001 par value per share of Common Share.

Rights Attaching to the Common Shares

Voting Rights

Each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of Common Share held by such shareholder which has voting power upon the matter in question. In all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares of common shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of Common Shares are entitled to receive dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Rights upon Liquidation

In the event of liquidation, dissolution or winding up, holders of Common Shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Corporation's debts and other liabilities.

Other Rights

No holders of Common Shares will be entitled to pre-emptive, conversion, or subscription rights contained in the Certificate of Incorporation or Bylaws. There are no redemption or sinking fund provisions applicable to the Common Shares.

Warrants

2022 Warrants

On September 9, 2022, the Corporation issued 15,000,000 Common Stock purchase warrants (the "2022 Warrants"), each of which is exercisable to acquire one (1) share of Common Stock (a "Warrant Share") at a price of $0.33 per Warrant Share for a period of four (4) years following the Vesting Date. The "Vesting Date" being the earlier of: (i) the date the Common Stock are listed on a national securities exchange registered with the SEC under Section 6(o) of the Exchange Act; (ii) September 15, 2024, provided that the Corporation has completed one or more equity or debt offerings of the Corporation, including offerings of convertible debentures or other securities of the Corporation convertible into equity securities of the Corporation, yielding aggregate gross proceeds of at least $4,500,000 over any twelve month period subsequent to September 15, 2022 (the "Bridge Financing"), on or prior to September 15, 2024; and (iii) the date of a Fundamental Transaction (as such term is defined in the certificates representing the Warrants) so long as the Corporation has raised any funds via an equity of debt offering which could constitute a portion of a potential Bridge Financing prior to the date of such Fundamental Transaction.

The 2022 Warrants vested on September 15, 2024.

2023 Warrants and LH Warrants

On September 6, 2023, the Corporation issued 400,000 2023 Warrants and 2,750,000 LH Warrants, having substantially similar terms as the 2022 Warrants. See General Description of the Business - History for more information.

The 2023 Warrants and the LH Warrants vested on September 15, 2024.

DESCRIPTION OF MATERIAL INDEBTEDNESS

Notes Payable

On February 16, 2012, the Corporation secured a loan with Space Florida in the amount of $1,436,001 pursuant to the terms and conditions of Loan Agreement 12-096 between SFI and Space Florida (the "Space Florida Loan Agreement"), maturing September 16, 2022. The loan bears interest at 1.00% per annum, no payments are due on the loan for 12 months from the date of first disbursement of the loan and interest-only payments are applicable over the next 114 months. On September 16, 2022, the Corporation and Space Florida amended the agreement to extend the maturity date to November 1, 2033 and to increase the interest rate to 3.00% per annum and 8.00% per annum in the event of default. Additionally, starting December 1, 2023 the Corporation began make monthly installments of $13,866. The loan is secured by a DASH-7 aircraft engine with a book value of $0.

On October 29, 2024, the Corporation, SFI, our indirect wholly owned subsidiary, and Space Florida, an independent special district, a body politic and corporate, and a subdivision of the State of Florida, entered into the Amendment to Loan and Security Agreements effective November 1, 2024 (the "Amendment Effective Date") to, among other things:

  confirm that SFI and/or Space Florida previously executed and delivered the following loan documents: (a) the Space Florida Loan Agreement; (b) the security agreement dated February 16, 2012, by SFI in favor of Space Florida (the "Space Florida Security Agreement"); and (c) a promissory note dated February 16, 2012, made by SFI in favor of Space Florida in the principal amount of $1,436,000.63 (the "Space Florida Promissory Note", and together with the Space Florida Loan Agreement and the Space Florida Security Agreement, the "Space Florida Loan Documents"; the borrowing under the Space Florida Loan Documents, as amended by the Amendment to Loan and Security Agreements, being referred to as the "Space Florida Loan");

  confirm that the Space Florida Loan was originally made by Space Florida to SFI to purchase equipment used in SFI's business and that the Space Florida Loan is secured by a first-priority security interest in the personal property described in the Amendment to Loan and Security Agreement (the "Space Florida Collateral"), which is owned by SFI free and clear of all other security interests or liens;

  confirm that on or about September 16, 2022 (the "Rate Adjustment Date"), SFI and Space Florida agreed to make the Space Florida Loan subject to a new interest rate of three percent (3%) per annum (the "Adjusted Rate") and began to accrue the interest on the Space Florida Loan in accordance with the Adjusted Rate beginning on the Rate Adjustment Date, but did not memorialize the Adjusted Rate in writing;

  confirm that the Adjusted Rate has been in effect as of the Rate Adjustment Date, and that the outstanding principal amount of the Space Florida Loan, together with the accrued and unpaid interest thereon, is $1,512,627.17 as of the Amendment Effective Date; and

  memorialize the parties' agreement that, in full and final settlement of the aggregate principal amount of the Space Florida Loan outstanding plus all accrued and unpaid interest outstanding (the "Conversion Amount"), will convert into Common Shares (the "Conversion Shares") on the date the Corporation completes a Public Listing.

The Amendment to Loan and Security Agreements contemplates that the Conversion Amount will convert at (a) the price per security of the Corporation's initial public offering, (i) the deemed share price at which any other transaction involving the Corporation is effected, including without limitation, a merger, business combination, amalgamation arrangement, share exchange, reverse-takeover, capital pool transaction, or any similar transaction resulting in the shares, a derivative of the shares or common shares of another issuer exchanged therefor being listed on a national securities exchange in the United States, or (c) the reference price per share calculated in accordance with the policies of the applicable national securities exchange in the event the Corporation completes a direct Public Listing.

Space Florida has agreed that, upon the issuance of the Conversion Shares:

  all payment and other obligations of SFI to Space Florida under or in connection with the Space Florida Loan Documents shall be satisfied in full and be terminated and Space Florida shall have no further obligation to extend further credit to SFI under or in connection with the Space Florida Loan Documents;

  Space Florida's security interests in, and other liens, charges, caveats or other encumbrances of any kind or character whatsoever on the Space Florida Collateral, and any and all real or personal property, assets or undertaking of SFI granted under or in connection with the Space Florida Loan Documents (collectively, the "Discharged Security Interests"), shall be immediately released;

  Space Florida will (a) execute and deliver to SFI or as SFI may request, as soon as practicable, but in no event prior to the receipt of a certificate from the Corporation evidencing the Conversion Shares, registrable discharges and releases or similar instruments of the Discharged Security Interests, provided that all the foregoing shall be prepared at the cost of SFI, and (b) return to SFI or as SFI may direct, any and all assets or properties of SFI in its possession, in each case to effect the discharge and release of the Discharged Security Interests;

  without limiting Space Florida's obligation to execute and deliver the discharges set out in the paragraph immediately above, upon Space Florida's receipt of the certificates evidencing the Conversion Shares, Space Florida or any agent on its behalf, shall prepare, execute and file registrable discharges and releases of any and all security interests or any financing statement or notice in respect thereof representing the Discharged Security Interests; and

  the Space Florida Loan Documents shall be terminated, cancelled and of no further force and effect.

On November 1, 2024, the Corporation and Space Florida entered into an amendment to the loan to confirm that the rate of interest is 3%. The parties also agreed that the previous monthly payment schedule is no longer in force, and the final settlement of the note would be through the conversion to shares of the Corporation upon a public listing event, at the public offering price.

As of September 30, 2025 and December 31, 2024, the principal balance of $1,436,001 and $1,436,001, respectively, and accrued interest of $13,463 and $13,938, respectively, was outstanding for this loan.

On the Listing Date, the principal amount of the Space Florida loan, plus accrued and unpaid interest, will be settled for an aggregate of 404,312 Common Shares at a price per share of $3.59.

Convertible Debentures

As of the date of this Prospectus, the Corporation has issued Debentures in the principal amount of $7,089,400, not including accrued interest, which as of September 30, 2025 the principal and interest amounted to $8,004,349.

On the Listing Date, the principal amount of the Debentures, plus accrued and unpaid interest, will be converted into an aggregate of 3,834,857 Common Shares at a price per share of $2.154.

CONSOLIDATED CAPITALIZATION

The following table outlines the capitalization of the Corporation as of September 30, 2025 and the date of this Prospectus, as well as the pro-forma capitalization of the Corporation as of the Listing Date, assuming conversion of the Debentures and the Space Florida Loan.

Description of Security	Authorized Amount	Outstanding as at September 30, 2025	Outstanding as at the date of this Prospectus	Pro-Forma as at the Listing Date
Common Shares	200,000,000	21,716,897	27,862,261 (2)	32,101,430 (3)
Options	4,700,000 (1)	-	2,415,000	2,415,000
RSUs	4,700,000 (1)	-	2,258,000	2,258,000
Warrants	Unlimited	18,150,000	18,150,000	18,150,000
Agent's Warrants	111,420	50,018	111,420 (2)	111,420
Debentures	$8,000,000	$7,089,400	$7,089,400	-

Notes:

(1) Up to 4,700,000 Common Shares are reserved for issuance pursuant to awards that may be granted under the Amended and Restated 2023 Stock Incentive Plan.

(2) Includes 6,145,364 Common Shares and 61,402 Agent's Warrants issued upon closing of the final tranche of the Reg A Offering.

(3) Includes 3,834,857 Common Shares issued upon conversion of the Debentures and 404,312 Common Shares issued upon settlement of the Space Florida loan.

OPTIONS TO PURCHASE SECURITIES

2023 Stock Incentive Plan

On October 27, 2023, the Board authorized, confirmed and approved the adoption of a new stock incentive plan, being the Corporation's "2023 Stock Incentive Plan", under which up to 4,000,000 Common Shares may be issued pursuant to awards that may be granted under the 2023 Stock Incentive Plan. On August 12, 2025, the Board authorized, confirmed and approved amendments to the 2023 Stock Incentive Plan, to among other things, mainly increase the number of shares of Common Stock that may be issued pursuant to awards that may be granted to 4,700,000 shares of Common Stock (as amended, the "Amended and Restated 2023 Stock Incentive Plan"). The Amended and Restated 2023 Stock Incentive Plan is administered by the Board, the Corporation's compensation committee, or any other committee appointed by the Board to administer the Amended and Restated 2023 Stock Incentive Plan, whom shall determine, among other things: (i) the persons to be granted awards under the Amended and Restated 2023 Stock Incentive Plan; (ii) the number of shares of Common Shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Corporation may issue stock options, stock appreciation rights ("SARs"), restricted stock, unrestricted stock, RSUs, deferred stock units or other right or benefit under the Amended and Restated 2023 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant's continuous service only to the extent provided by the administrator under the Amended and Restated 2023 Stock Incentive Plan. If the administrator under the Amended and Restated 2023 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant's service has been terminated for "cause", they shall immediately forfeit all rights to any of the awards outstanding.

The Amended and Restated 2023 Stock Incentive Plan includes the following best practice provisions to reinforce the alignment between shareholders' interests and equity compensation arrangements. These provisions include, but are not limited to:

  No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the Common Shares on the stock exchange or system on which the shares are traded or quoted at the time the award is granted;

  No buyout without shareholder approval: outstanding options or SARs may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

  No repricing without shareholder approval: the Corporation may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

  No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect, the Amended and Restated 2023 Stock Incentive Plan requires a "double-trigger" - both a change of control and a qualifying termination of continuing services - to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance-based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

  No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

  No liberal share recycling: Common Shares issued under the Amended and Restated 2023 Stock Incentive Plan pursuant to an award, or Common Shares retained by or delivered to the Corporation to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and Common Shares purchased by the Corporation in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Amended and Restated 2023 Stock Incentive Plan;

  Transferability: the awards granted under the Amended and Restated 2023 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution to a grantee's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights

  No automatic grants: the Amended and Restated 2023 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

  No evergreen provision: the Amended and Restated 2023 Stock Incentive Plan does not provide for an "evergreen" feature pursuant to which the Common Shares authorized for issuance under the Amended and Restated 2023 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the Amended and Restated 2023 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the Amended and Restated 2023 Stock Incentive Plan.

As of the date of this Prospectus, the Corporation has 2,415,000 Options and 2,285,000 RSUs outstanding under the Amended and Restated 2023 Stock Incentive Plan.

Warrants

As of the date of this Prospectus, the Corporation had (a) 18,150,000 Warrants outstanding, each of which is exercisable to acquire one (1) Warrant Share at a price of $0.33 per Warrant Share for a period of four (4) years following the Vesting Date, and (b) 111,420 Agent's Warrants outstanding, each of which is exercisable to acquire one (1) Warrant Share at a price of $3.59 expiring on September 6, 2029.

PRIOR SALES

Prior Sales

In the twelve (12) month period preceding the date of this Prospectus, the Corporation issued the following Common Shares and securities convertible into Common Shares:

Date Issued	Type of Security	Number of Securities Issued	Issue/Exercise Price per Common Share
October 23, 2024	Common Shares	1,084,400(1)	$3.59
October 23, 2024	Agent's Warrants	10,844(1)	$3.59
November 11, 2024	Common Shares	809,813(1)	$3.59
November 11, 2024	Agent's Warrants	8,104(1)	$3.59
November 29, 2024	Common Shares	562,497(1)	$3.59
November 29, 2024	Agent's Warrants	5,626(1)	$3.59
January 6, 2025	Common Shares	522,463(1)	$3.59
January 6, 2025	Agent's Warrants	5,224(1)	$3.59
April 2, 2025	Common Shares	1,142,367(1)	$3.59
April 2, 2025	Agent's Warrants	11,425(1)	$3.59
April 25, 2025	Common Shares	234,485(1)	$3.59
April 25, 2025	Agent's Warrants	2,344(1)	$3.59
July 16, 2025	Common Shares	647,466(1)	$3.59
July 16, 2025	Agent's Warrants	6,451(1)	$3.59
August 12, 2025	Options	2,200,000	$3.59
August 12, 2025	RSUs	2,285,000	N/A
September 29, 2025	Options	215,000	$3.59
December 17, 2025	Common Shares	6,145,364 (1)	$3.59
December 17, 2025	Agent's Warrants	61,402 (1)	$3.59

Note:

(1) Issued pursuant to the Corporation's Reg A Offering.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

As of the date of this Prospectus, the following securities are subject to a contractual restriction on transfer:

Designation of Class	Total number of securities that are subject to a contractual restriction on transfer	Percentage of Class(1)
Common Shares(2)	16,720,000 (3)	60.01% (3)
Warrants(2)	18,150,000	100%

Note:

(1) Based on 27,862,261 Common Shares and 18,150,000 Warrants outstanding as of the date of this Prospectus.

(2) Subject to contractual restriction on transfer pursuant to the Pooling Agreement (as defined below).

(3) On the Listing Date, the 3,834,857 Common Shares issued upon conversion of the Debentures will also be subject to contractual restriction on transfer pursuant to the Pooling Agreement.

Except as described below, certain of our officers and directors, and securityholders who have invested in our Common Shares, Warrants and/or Debentures prior to the commencement of the Reg A Offering, have agreed, or will agree, with the Company, to enter into a pooling agreement (the "Pooling Agreement"). The Pooling Agreement imposes contractual resale restrictions on "pooled securities," defined to include all Common Shares held by the participating securityholders, as well as all shares issuable upon exercise of outstanding Warrants and all shares issued upon conversion of outstanding Debentures. The Pooling Agreement restrictions prohibit the officers, directors and securityholders who are party thereto from selling, transferring, pledging, or otherwise disposing of any legal or beneficial interest in their pooled securities for a period of 180 days following the Listing Date, subject to certain exceptions for earlier release of up to a maximum of 50% of the pooled securities in the event certain trading price and volume thresholds are achieved over certain time periods as follows:

180 days after the Listing Date	50% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $17.95 for any period of 10 consecutive trading days after the Listing Date and the average trading volume of the Common Shares is greater than 250,000 shares per day for those 10 consecutive trading days	25% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $5.38 on any day after the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 60 days after the Listing Date and the average trading volume of the Common Shares was greater than 100,000 shares per day for any 60-day period following the Listing Date	5% of the pooled securities

180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 90 days after the Listing Date and the average trading volume of the Common Shares was greater than 100,000 shares per day for any 90-day period following the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 120 days after the Listing Date and the average trading volume of the Common Shares was greater than 100,000 shares per day for any 120-day period following the Listing Date	5% of the pooled securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Common Shares on the NYSE American is greater than $5.38 for any period of 10 consecutive trading days beginning at least 150 days after the Listing Date and the average trading volume of the Common Shares was greater than 100,000 shares per day for any 150-day period following the Listing Date	5% of the pooled securities

Our CEO has agreed to enter into a separate pooling agreement whereby (i) 10% of his pooled securities will be released after 18, 24, 30, and 36 months following the Company's listing on the NYSE American, (ii) 15% of his pooled securities will be released after 42, 48, 54 and 60 months following the Company's listing on the NYSE American, and (iii) up to 50% of the pooled securities in each release interval will be subject to earlier release in the event certain trading price and volume thresholds are achieved over certain time periods. This approach is intended to prevent significant, disruptive sales into the market immediately following the listing, while allowing for a gradual increase in liquidity for securityholders as the Company's shares demonstrate sustained trading performance.

The Pooling Agreement does not apply to Common Shares sold pursuant to the Reg A Offering, or to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of stock options or settlement of restricted stock units. The outstanding stock options do not vest until 180 days from the date of listing on the NYSE American, and the outstanding restricted stock units contain vesting provisions which mirror the contractual resale restrictions on the pooled securities under the Pooling Agreement.

PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of our Common Shares, as of the date of this Prospectus, held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers and management as a group. As of the date of this Prospectus, there were 27,862,261 shares of Common Shares issued and outstanding.

Name and Position of Beneficial Owner	Shares Beneficially Owned
	Number	Percent(1)
Rick Svetkoff President, Chief Executive Officer, Director and Executive Chairman	14,170,000	50.86%
Directors and Executive Officers as a Group	14,700,000	52.76%

Note:

(1) Based on 27,862,261 Common Shares outstanding as of the date of this Prospectus.

DIRECTORS AND EXECUTIVE OFFICERS

The name, province (or state) and country of residence and position with the Corporation of each director and officer of the Corporation, and the principal business or occupation in which each director and officer of the Corporation has been engaged during the immediately preceding five years, and the period during which each director has served as director is set out in the table below. Each director's term of office expires at the next annual general meeting of the Corporation or when their successors have been elected and qualified. The executive officers of the Corporation are appointed by the Board of Directors and hold office until their resignation, removal from office or death.

The following table sets forth our executive officers and directors as of the date of this Prospectus:

Name, province or state and country of residence	Position with the Corporation	Principal Occupation During the Past Five Years	Period as Director and/or Officer	Number of Common Shares and Percentage of Common Shares Held(1)
Rick Svetkoff, Florida, United States	President, Chief Executive Officer, Director, and Executive Chairman	Starfighters President, Chief Executive Officer and director since the inception of Starfighters, Inc. in 1996.	Since September 9, 2022	14,170,000 (50.86%)
Tim Franta, Florida, United States	Director and VP Development	Deputy director of Energy Florida based in Cape Canaveral from October 2018 to September 2022	Since October 18, 2022	Nil
David Whitney, British Columbia, Canada	Chief Financial Officer	Chief Financial Officer for RentMoola Payment Solutions Inc. from November 2016 to May 2020, Director for Rent Moola Payment Solutions Inc. from September 2018 to January 2020, Chief Financial Officer for Property Vista Software Inc. from May 2020 to September 2022, Chief Financial Officer for BRON Studio from September 2022 to December 2023	Since January 1, 2024	Nil
Brenda Svetkoff, Florida, United States	Corporate Secretary	Corporate Secretary of the Corporation since September 2022.	Since September 6, 2022	Nil
Brian Goldmeier(2)(3)(4), Florida, United States	Director	Founder and president of BYG Strategies, Inc. (Since November 2010)	Since August 12, 2025	Nil

Name, province or state and country of residence	Position with the Corporation	Principal Occupation During the Past Five Years	Period as Director and/or Officer	Number of Common Shares and Percentage of Common Shares Held(1)
Geoff Hickman(2)(3)(4), Virginia, United States	Director	Managing Partner of Global Specialized Advisory, LLC since February 2024
Chief Commercial Officer - Public Sector Partnership of Aon from April 2021 to September 2023
		Managing Director - Public Sector Group of Citi from July 2009 to April 2021	Since August 12, 2025	Nil
Sean Bromley(2)(3)(4), British Columbia, Canada	Director	Director and consultant for The Vurger Co Ltd. (March 2022 to June 2025), Modern Mining Technology Corp. (since September 2021), Promino Nutritional Sciences Inc. (since August 2020), Pure Extracts Technologies Corp. (December 2019 to August 2023), Isracann Biosciences Inc. (December 2018 to January 2024), Bolt Metals Corp. (October 2017 to November 2024) White Gold Corp. (since November 2015), and Apollo Silver Corp. (August 2015 to June 2023)	Since October 18, 2022	530,000 (1.9%)(5)

Notes:

(1) Percentage is based on 27,862,261 Common Shares issued and outstanding as of the date of this Prospectus.

(2) Member of the Audit Committee. Mr. Bromley is the chair of the Audit Committee.

(3) Member of the Compensation Committee.

(4) Member of the Nominating and Corporate Governance Committee.

(5) This figure consists of (i) 30,000 Common Shares held directly by Mr. Bromley and (ii) 500,000 Warrants held by 1129925 B.C. Ltd., over which Mr. Bromley has voting and investment control over such securities, and which warrants have vested and are exercisable at $0.33 per share until September 15, 2026.

A description of each of the executive officers and directors of the Corporation (including details with regard to their principal occupations for the last five years) follows:

Rick Svetkoff - President, Chief Executive Officer, Director, and Executive Chairman

Mr. Svetkoff, a former US Navy (the "Navy") pilot, is the President and CEO of Starfighters. After leaving the Navy, he served as a Captain at Continental Airlines (now United Airlines) ("Continental"), where he flew the B727, MD80, B757, and B767. Shortly after starting with Continental, in 1996, Mr. Svetkoff purchased a Lockheed F-104 and began flying at airshows and founded Starfighters, Inc. (a predecessor to the Corporation). He then acquired a fleet of the jets for a three-aircraft Starfighters Demonstration team. Ultimately, he envisioned this Lockheed F-104 fleet as the core asset of a small, fast reacting aerospace company for a wide range of missions. In 2006, NASA invited the Corporation to establish a presence at the KSC, and it signed a permanent agreement in 2009. Mr. Svetkoff has served as the Corporation's President, Chief Executive Officer and a director since the inception of its predecessor, Starfighters, Inc., in 1996, and has grown it into what the Corporation believes to be the largest commercial squadron of supersonic-capable aircraft in the world.

Tim Franta - Director and VP Development

Mr. Franta has been the Vice President of Development for Starfighters since October 18, 2022. He is currently developing the smallest rocket capable of making it to low earth orbit by using a Lockheed F-104 as the launch platform. Mr. Franta has served in many technology and policy leadership roles. Prior to Starfighters, Mr. Franta was the deputy director of Energy Florida based in Cape Canaveral from October 2018 to September 2022 and Director of Special Projects from 2012 to October 2018. He specialized in space and energy business development by translating financial and physical requirements into fundable business plans. Mr. Franta is also an expert at coordinating public policy with private and governmental financing for mutually beneficial projects. Previously, Mr. Franta has worked for the Florida Legislature and was chief of staff for the Florida Space Authority. He was instrumental in drafting space transportation legislation which was considered and eventually adopted by the Florida Legislature, managed two launch pads and helped fund more than $300 million of space and ground infrastructure.

David Whitney - Chief Financial Officer

Mr. Whitney has served as Starfighters Space, Inc.'s Chief Financial Officer since January 2024.  Mr. Whitney has been serving as a Finance Executive for technology companies for the past 10 years with both private and public companies. From November 2016 to May 2020 Mr. Whitney served as the Chief Financial Officer for RentMoola Payment Solutions Inc. ("RentMoola"). From September 2018 to January 2020 he also served on the Board of Directors for RentMoola. During his tenure at RentMoola, Mr. Whitney oversaw the financing and accounting divisions at the Corporation; he was responsible for all capital raises which included a Series A, and retail investments. From May 2020 to September 2022 he served as Chief Financial Officer for Property Vista Software Inc. ("Property Vista"). At Property Vista, Mr. Whitney was responsible for the finance and accounting office at the Corporation and was responsible for all capital and debt solutions while employed there. From September 2022 to December 2023 Mr. Whitney was Chief Financial Officer for a large Canadian independent film studio, BRON Studios. Mr. Whitney had a team of over 60 finance and account staff and was responsible for over $500MM in film and investment assets. Mr. Whitney is a CPA (CA) designated in British Columbia Canada, articling in public practice at Ernst & Young LLP. Mr. Whitney has won several distinguished awards in his field including Ernst & Young's '40 Under 40' award for Western Canada. Mr. Whitney has a Bachelor of Business Administration minoring in Advanced Accounting from the British Columbia Institute of Technology.

Brenda Svetkoff - Corporate Secretary

Ms. Svetkoff has served as the Corporate Secretary of Starfighters since September 2022. She is familiar with aviation operations, having worked for Continental Airlines for 13 years. Ms. Svetkoff has assisted with Starfighters transition from an airshow team to a research, development, testing and evaluation as well as a launch company. Ms. Svetkoff also coordinates Starfighters' involvement with STEM (science, technology, engineering and math) education programs which culminates every year with Girls in Aviation coming to Starfighters' hangar for a day of events.

Brian Goldmeier - Director

Mr. Goldmeier is the founder and president of BYG Strategies, Inc., a strategic advisory and political consultancy firm headquartered in Miami, Florida, which he founded in November 2010. Through his firm, Mr. Goldmeier advises public and private sector clients across the United States on market entry, expansion strategies, capital development, and stakeholder engagement. He has extensive experience supporting early-stage companies, including those in the technology, cryptocurrency, and financial services sectors, and has worked closely with C-suite executives and corporate boards to advance growth strategies and public-private initiatives. Mr. Goldmeier has served as a senior advisor and principal fundraiser to numerous political campaigns, issue-based initiatives, and nonprofit organizations. Over the course of his career, he has led efforts that have raised more than $300 million for political and policy campaigns and has supported capital raises and business development projects valued at over $500 million. His experience includes structuring and advising on complex multi-stakeholder initiatives, public-private partnerships, and major investment and infrastructure projects. Mr. Goldmeier is also engaged in civic and professional training, offering strategic networking and fundraising guidance to elected officials, trade associations, and business coalitions. He is widely regarded for his ability to navigate government relations, investment strategy, and corporate positioning at both the local and national level.

Geoffrey (Geoff) P. Hickman - Director

Mr. Hickman is a c-suite executive and board member with over 30 years' experience in risk management, financial services, and building high performing teams. He is a former tactical military pilot with over 3200 flight hours and holds FINRA banking licenses (Series 24, 79, 7, 63).

While also flying for a major US airline, Mr. Hickman is currently the Managing Partner of Global Specialized Advisory, LLC., a consulting company providing expertise to clients with a focus on financial efficiency, structuring and risk transfer. Prior to this, Mr. Hickman was the Chief Commercial Officer for Aon's Public Sector Partnership (PSP) which focused on developing innovative solutions to help governments and other public institutions reduce volatility and increase the resiliency of their mission.

Mr. Hickman previously served as a senior leader within Citi's Public Sector Group and led Citi's relationships with the World Bank Group and the U.S. Department of Defense. He also led Citi's overall efforts with Developmental Finance Institutions headquartered in Asia and Ministries of Defense globally. In these roles, Mr. Hickman drove client satisfaction in the delivery of Citi's full suite of corporate banking solutions to these complex, global public sector clients. Before joining Citi, Mr. Hickman was a management consultant with McKinsey & Company and specialized in designing transformative processes and structures in his work with financial institutions and large governmental organizations.

Prior to his career in the business world, Mr. Hickman served as an F-16 Instructor and Evaluator pilot in the U.S. Air Force (USAF). Mr. Hickman deployed for multiple contingency operations and flew combat missions over Iraq and the former Yugoslavia, accumulating over 269 combat hours.  In his final USAF assignment, Mr. Hickman served as the Ninth Air Force "Viper East" Demonstration Pilot and Team Commander. During this two-year period, he flew F-16 demonstrations at 77 air show sites across the US and Europe for over 17 million spectators. After departing from the USAF, Mr. Hickman was able to continue flying air shows after becoming qualified in the L-39 and F-104.

Mr. Hickman holds a degree of Master in Public Policy (MPP) from Harvard's Kennedy School of Government and a BS in International Affairs/History with a Minor in Mandarin language from the U.S. Air Force Academy. He is also the co-founder of the Veterans on Wall Street (VOWS) DC chapter, has served as a board member for the Association of Military Banks of America (AMBA) and is the Chair of the Advisory Board for Ranchland Capital Partners, a real asset investment manager focused exclusively on large western Ranchlands and providing clients with access to professionally managed, institutional quality assets.

Sean Bromley - Director

Mr. Bromley is a self-employed independent consultant to private and public companies and has significant experience in consulting and advising early-stage companies. As a former investment advisor, Mr. Bromley also brings considerable capital markets and financing expertise to the Corporation. He has been working as an investment consultant for the past 9 years and currently serves, or has served, as a director and consultant for multiple public and private companies including The Vurger Co Ltd. (March 2022 to June 2025), Modern Mining Technology Corp. (since September 2021), Promino Nutritional Sciences Inc. (since August 2020), Pure Extracts Technologies Corp. (December 2019 to August 2023), Isracann Biosciences Inc. (December 2018 to January 2024), Bolt Metals Corp. (October 2017 to November 2024) White Gold Corp. (since November 2015), and Apollo Silver Corp. (August 2015 to June 2023). As a consultant, Mr. Bromley assists companies with corporate strategy, the identification of potential targets for mergers and acquisitions and the negotiation of transaction agreements, capital raising and making introductions to potential business partners. Mr. Bromley holds a Bachelor of Commerce degree with specialization in Finance from the University of Calgary in Alberta, Canada. He also studied at The Hong Kong University of Science and Technology in 2012.

Cease Trade Orders or Bankruptcies

To the knowledge of the Corporation, other than as disclosed below, no existing or proposed director, executive officer or promoter of the Corporation is, or within the 10 years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any other corporation that, while that person was acting in the capacity of a director, chief executive officer or chief financial officer of that corporation, was the subject of a cease trade order or similar order that denied the corporation access to any exemptions under applicable securities law, for a period of more than 30 consecutive days, was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Sean Bromley, a director of the Corporation, was a director of The Vurger Co. Ltd. ("Vurger") when a Notice of Administrator's Appointment with respect to Vurger was filed with the United Kingdom's Companies House in accordance with Rule 3.27 of the Insolvency (England & Wales) Rules 2016 and paragraph 46(4) of Schedule B1 to the Insolvency Act 1986 in April 2023. On April 28, 2023, Vurger entered into insolvency proceedings, leading to a "pre-packaged" administration sale of its assets which was announced and completed on May 5, 2023. Vurger was dissolved on June 18, 2025.

Penalties or Sanctions

To the knowledge of the Corporation, no director, officer or promoter of the Corporation, or a securityholder anticipated to hold sufficient securities of the Corporation to affect materially the control of the Corporation has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body, including a self-regulatory body that would be likely to be considered important to a reasonable investor making a decision in regards to the Corporation.

Personal Bankruptcies

To the knowledge of the Corporation, no director, officer or promoter of the Corporation or a securityholder anticipated to hold sufficient securities of the Corporation to affect materially the control of the Corporation, or a personal holding company of such persons has, within the 10 years before the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such individual.

Conflicts of Interest

The Corporation's directors and officers may serve as directors or officers of other companies or have significant shareholdings in other companies and, to the extent that such other companies may participate in ventures in which the Corporation may participate, the directors of the Corporation may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Corporation's directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. The directors of the Corporation are required to act honestly, in good faith, and in the best interests of the Corporation.

The directors and officers of the Corporation are aware of the existence of laws governing the accountability of directors and officers for corporate opportunity and requiring disclosures by the directors of conflicts of interest and the Corporation will rely upon such laws in respect of any directors' and officers' conflicts of interest or in respect of any breaches of duty by any of its directors and officers. All such conflicts will be disclosed by such directors or officers in accordance with applicable laws and shall govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law. The directors and officers of the Corporation are not aware of any such conflicts of interest.

EXECUTIVE COMPENSATION

Named Executive Officers

The following discussion describes the significant elements of the Corporation's executive compensation program, with emphasis on the process for determining compensation payable to the Corporation's CEO and CFO and, other than the CEO and the CFO, the Corporation's three most highly-compensated executive officers earning over $150,000, or the three most highly compensated individuals acting in a similar capacity, as further described in National Instrument 51-102 - Continuous Disclosure Obligations (collectively, the "Named Executive Officers" or "NEOs").

The NEOs are:

Rick Svetkoff - President, Chief Executive Officer and Executive Chariman

David Whitney - Chief Financial Officer

Tim Franta - Vice President of Development

Compensation Discussion and Analysis

The Corporation recognizes that remuneration plays an important role in attracting, motivating, rewarding and retaining knowledgeable and skilled individuals to the Corporation's management team. However, the Corporation has not, as yet, generated any significant income or cash flow from operations and operates within limited financial resources to ensure that funds are available to advance the Corporation's business. The Board of Directors has to consider not only the financial situation of the Corporation at the time of the determination of executive compensation, but also the estimated financial situation in the mid and long-term.

Given the Corporation's size and stage of operations, the Board of Directors does not have a separate Compensation Committee and such functions are addressed by the entire Board.

Compensation Objectives

The general objectives of the Corporation's compensation strategy will be to (a) compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long-term shareholder value; (b) align management's interests with the long-term interests of shareholders; (c) provide a compensation package that is commensurate with other early stage issuers to enable the Corporation to attract and retain talent; and (d) ensure that the total compensation package is designed in a manner that takes into account the constraints that the Corporation is under by virtue of the fact that it is in an early stage of its development and growth, without a history of earnings.

The Board of Directors considers the following as key elements of executive compensation awarded by the Corporation: (i) base salary; (ii) annual incentive awards; and (iii) incentive stock options. In determining compensation to be paid, the Board of Directors expects that the base salary will be the principal component of executive compensation. Upon establishing itself as a viable business, the Board of Directors expects that it will create a comprehensive set of business performance metrics or industry standard benchmarks to determine executive compensation, including any performance-based annual awards. As at the date of this Prospectus, the Corporation has not sought out or reviewed specific benchmark criteria and does not expect to do so until its revenue from operations increases.

The Board of Directors believes that share-based and option-based compensation as part of executive compensation arrangements can align the interests of the Corporation's directors, officers, employees, consultants and advisors with those of its shareholders, and provide a long-term incentive that rewards these individuals for their contribution to the creation of shareholder value and to reduce the cash compensation the Corporation would otherwise have to pay.

Summary Compensation Table

The following table sets out information concerning the compensation for the year ending December 31, 2024 paid to the NEOs.

Name	Capacities in which compensation is received	Cash Compensation $	Other Compensation $	Total Compensation $
Rick Svetkoff(1)	Chief Executive Officer	$284,000	Nil	$284,000
David Whitney(2)	Chief Financial Officer	$157,000	Nil	$157,000
Tim Franta	VP of Development	$119,000	Nil	$119,000

Note:

(1) Mr. Svetkoff was appointed as the Corporation's President and CEO on September 6, 2022 and as Executive Chairman on June 1, 2024.

(2) Mr. Whitney, the Corporation's current Chief Financial Officer, was appointed effective January 1, 2024.

Pension Benefits

The Corporation does not have any form of pension plan that provides for payments or benefits to the NEOs at, following, or in connection with retirement. The Corporation does not have any form of deferred compensation plan.

Employment Agreements; Termination and Change of Control Benefits

We have entered into consulting agreements with the following executive officers, directors, employees, and consultants. We may enter into additional employment agreements with other key executives, directors, employees, and consultants in the future.

Austin Thornberry (former director)

Austin Thornberry, who was then a director of the Corporation and served in such capacity until his resignation on August 11, 2025, entered into a consulting agreement with the Corporation dated February 1, 2023. Pursuant to the terms and conditions of the agreement, Mr. Thornberry agreed to provide the Corporation with the following services: (i) assisting with required financial statement review and audit; (ii) providing capital markets, corporate finance and advisory advice in connection with private placement and public offerings by the Corporation; (iii) reviewing potential business development opportunities of the Corporation; and (iv) performing such other duties as may be requested by the Corporation from time to time and agreed to by Mr. Thornberry. As consideration for the provision of the services, the Corporation agreed to pay Mr. Thornberry a base fee of $200 per hour, plus applicable taxes, on a monthly basis. The Corporation also agreed to reimburse Mr. Thornberry for pre-approved expenses.

The Corporation's engagement of Mr. Thornberry as a consultant commenced on February 1, 2023, and was stated to continue for a period of twelve (12) months, unless the agreement was terminated in accordance with its terms. Following the initial twelve (12) month term the agreement was to continue on a month-to-month basis. The Corporation was permitted to terminate the agreement at any time for cause by providing Mr. Thornberry written notice. Additionally, either Mr. Thornberry or the Corporation could terminate the agreement upon at least thirty (30) days' prior written notice provided that the Corporation could elect to terminate Mr. Thornberry at any time by paying Mr. Thornberry the fees he would have been entitled to receive over the thirty (30) day notice period in lieu of such notice. Such consulting agreement ceased as of April 30, 2024.

Sea Island Consulting Ltd. (David Whitney)

Sea Island Consulting Ltd. ("Sea Island"), a company wholly owned and controlled by David Whitney, entered into a consulting agreement with the Corporation dated January 1, 2024. Pursuant to the terms and conditions of the agreement, David Whitney will perform the services of Chief Financial Officer of the Corporation for monthly compensation of $4,250 per month. Pursuant to the consulting agreement, the Corporation has agreed to grant Sea Island the following Options pursuant to the Amended and Restated 2023 Stock Incentive Plan:

  100,000 Options with an exercise price equal to $3.59, 1/6 of which shall vest on the first day of each calendar month following January 1, 2024, provided that the consulting agreement remains in force on each applicable date of vesting; and

  150,000 contingent Options with an exercise price equal to $3.59, which shall vest on July 1, 2024, provided that the Board approves the vesting on July 1, 2024, in the Board's sole discretion.

The Options and any underlying Common Shares will be subject to a six-month escrow period (or such longer period as may be required by the Corporation's selling agent or underwriter) from the date of the Corporation completes an initial public offering, or the Common Shares are otherwise listed on a recognized stock exchange in the United States.

On or around September 1, 2024, the monthly consideration under the consulting agreement was verbally agreed to be increased from $4,250 per month to $8,500 per month retroactively effective to January 1, 2024. On or around March 14, 2025, the monthly consideration under the consulting agreement was verbally agreed to be increased from $8,500 per month to $15,000 per month retroactively effective to January 1, 2025.

On August 12, 2025, the Corporation granted Mr. Whitney 750,000 RSUs and Mr. Whitney agreed to waive the requirement for the granting of any options under the Sea Island consulting agreement.

The Corporation's engagement of Sea Island commenced on January 1, 2024, and will continue indefinitely on a month-to-month basis until the agreement is terminated in accordance with its terms. The Corporation may terminate the agreement at any time for cause by providing Sea Island written notice. Additionally, either Sea Island or the Corporation may terminate the agreement upon at least thirty (30) days' prior written notice.

Rick Svetkoff

We currently do not have a written employment or consulting agreement with our CEO, Rick Svetkoff. Prior to the inception of the Corporation in September 2022, Mr. Svetkoff was the sole director, officer, and shareholder of the predecessors to the Corporation. Mr. Svetkoff's compensation was historically determined based on available funds from operations. The Corporation intends to undertake a compensation review for Mr. Svetkoff, and other key members of management, and enter into a formal executive employment or consulting agreement with him.

For the fiscal year 2024, Mr. Svetkoff was paid $18,500 per month as management fees and $2,000 per month as director fees. In addition, Mr. Svetkoff received $4,000 per month as chairman fees from June to December 2024. On or around January 3, 2025, the monthly management fees paid to Mr. Svetkoff were increased from $18,500 per month to $25,000 per month.

Tim Franta

We currently do not have a written employment or consulting agreement with our Vice President of Development, Tim Franta. Mr. Franta's compensation was historically determined based on available funds from operations.

For the fiscal year 2024, Mr. Franta was paid $7,500 per month as salary and $2,000 per month as director fees. On or around January 3, 2025, the monthly salary fees paid to Mr. Franta were increased from $7,500 per month to $8,000 per month.

Director Compensation

The Corporation currently pays each of its directors cash fees in the amount of $2,000 per month for their services as members of the Board. Additionally, the Corporation previously paid Sean Bromley additional cash fees in the amount of $4,000 per month as consideration for Mr. Bromley's services as Chair of the Board. On June 3, 2024, Sean Bromley resigned as Chair of the Board and Rick Svetkoff was appointed as Executive Chairman. During the Corporation's fiscal year ended December 31, 2024, the Corporation paid an aggregate of $164,000 in cash fees to its five (5) directors.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the date of this Prospectus, no existing or former executive officer, director or employee of the Corporation is indebted to the Corporation, nor do such persons have any indebtedness to another entity that is the subject of a guarantee, support agreement, letter of credit or similar guarantee provided by the Corporation.

AUDIT COMMITTEE

The Audit Committee's Mandate

The purpose of the Audit Committee is to act on behalf of the Board of Directors to oversee all material aspects of the Corporation's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on the Corporation's processes for the management of business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

The Audit Committee is governed by and operates under an Audit Committee Charter that was adopted by the Board of Directors on April 17, 2024, and which Audit Committee was established on the same date. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of the Corporation.

The Audit Committee is responsible for, among other things:

  ensuring, through discussion with management and the external auditors, that the Corporation's annual and interim financial statements (individually and collectively, the "Financial Statements"), as applicable, present fairly in all material respects the financial conditions, results of operations and cash flows of the Corporation as of and for the periods presented;

  reviewing and recommending for approval to the Board, the Corporation's financial statements, accounting policies that affect the financial statements, annual MD&A and any associated press release(s);

  reviewing significant issues affecting financial reports;

  monitoring the objectivity and credibility of the Corporation's financial reports;

  considering the effectiveness of the Corporation's internal controls over financial reporting and related information technology security and control;

  reviewing with auditors any issues or concerns related to any internal control systems in the process of the audit;

  reviewing with management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting;

  overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting; and

  taking such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board.

A copy of the Audit Committee's Charter is attached as Appendix "A" to this Prospectus.

Composition of Audit Committee

The Corporation's Audit Committee consists of Sean Bromley (chair), Brian Goldmeier and Geoff Hickman. Sean Bromley, Brian Goldmeier and Geoff Hickman of the Audit Committee are considered to be "independent" as defined in NI 52-110 - Audit Committees and are "financially literate" as defined in NI 52-110.

Relevant Education and Experience

Sean Bromley (chair), Brian Goldmeier and Geoff Hickman are businesspersons with experience in financial matters. Each has an understanding of accounting principles used to prepare financial statements and varied experience as to general application of such accounting principles, as well as the internal controls and procedures necessary for financial reporting, garnered from working in their individual fields of endeavour. See "Directors and Executive Officers" for further biographic details about the members of the Audit Committee.

Pre-Approval Policies and Procedures for Non-Audit Service

We have not adopted specific policies and procedures for the engagement of non-audit services. The Audit Committee will review the engagement of non-audit services as required.

External Auditor Service Fees

The following table discloses the fees billed to the Corporation by its external auditors, during the last two completed financial years:

Financial Period Ended	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
Year ended December 31, 2024	$200,000	$11,500	$10,000	-
Year ended December 31, 2023	$20,000	-	-	-

Notes:

(1) "Audit Fees" include fees necessary to perform the annual audit and quarterly reviews of the Corporation's consolidated financial statements.

(2) "Audit related fees" include services that are traditionally performed by the auditor such as employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3) "Tax fees" include fees for all tax services other than those included in "Audit fees". This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4) "All other fees" include all other non-audit services.

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board of Directors, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board of Directors and who are charged with the day to day management of the Corporation. The Board of Directors is committed to sound corporate governance practices which are both in the interest of its shareholders and contribute to effective and efficient decision making. NI 58-101 establishes corporate governance disclosure requirements which apply to all public companies in Canada. The Corporation's general approach to corporate governance is summarized below.

Board of Directors

NI 52-110 sets out the standard for director independence. Under NI 52-110, a director is "independent" if he has no direct or indirect material relationship with the Corporation. A material relationship is a relationship which could, in the view of the Board of Directors, be reasonably expected to interfere with the exercise of a director's independent judgment. NI 52-110 also sets out certain situations where a director will automatically be considered to have a material relationship to the Corporation.

Applying the definition set out in section 1.4 of NI 52-110, three of the five current members of the Board of Directors are independent. The three independent directors are Messrs. Bromley, Hickman and Goldmeier.

Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Messrs. Svetkoff and Franta are not considered to be "independent" within the meaning of NI 52-110 by reason of their respective roles as executive officers of the Corporation.

Other Directorships

The following table summarizes directorships of other reporting issuers (or the equivalent) currently held by directors of the Corporation:

Name of Director	Reporting Issuer
Sean Bromley	Promino Nutritional Sciences Inc. (MUSLF) - OTCPK
Bolt Metals Corp. (BOLT) - CSE
White Gold Corp. (WGO) - TSXV

Orientation and Continuing Education

The Corporation has not adopted a formalized process of orientation for new board members. Orientation of new directors has been and will be conducted on an ad hoc basis through discussions and meetings with other directors, officers, and employees where a thorough description of the Corporation's business, assets, operations and strategic plans, and objectives are discussed. Orientation activities have been and will be tailored to the particular needs and experiences of each director and the overall needs of the Board of Directors.

Directors are kept informed as to matters impacting, or which may impact, the Corporation's operations through regular discussions at board meetings. Directors are also provided the opportunity to meet with management and other employees, consultants, or advisors, who can answer any questions that may arise.

Ethical Business Conduct

As at the date of this Prospectus, the Board of Directors have not adopted a formal written code of business conduct and ethics. However, the current limited size of the Corporation's operations, and the small number of officers and consultants, allow the Board of Directors to monitor on an ongoing basis the activities of management and to ensure that the highest standard of ethical conduct is maintained. As the Corporation grows in size and scope, the Board of Directors anticipate that it will formulate and implement a formal Code of Business Conduct and Ethics.

Compensation

The Board of Directors adopted a Compensation Committee Charter which complies with the requirements of Section 805 of the NYSE American Company Guide and the Board of Directors has established a Compensation Committee (the "Compensation Committee"). The Compensation Committee is comprised of Sean Bromley (chair), Geoff Hickman and Brian Goldmeier. The Compensation Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as exhibit 99.3 hereto.

The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation, succession planning for senior management, development and retention of senior management and such other duties as directed by the Board.

Each of the Compensation Committee members satisfies the "independence" requirements of Section 803(A)(2) of the NYSE American Company Guide. The Compensation Committee will be responsible for, among other things:

  reviewing and approving the Corporation's compensation guidelines and structure;

  reviewing and approving on an annual basis the corporate goals and objectives with respect to the CEO of the Corporation;

  reviewing and approving on an annual basis the evaluation process and compensation structure for the Corporation's other officers, including salary, bonus, incentive and equity compensation;

  reviewing the Corporation's incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed.

  periodically making recommendations to the Board regarding the compensation of non-management directors, including Board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation and benefits as the Committee may consider appropriate; and

  overseeing the appointment and removal of executive officers, and reviewing and approving for executive officers, including the CEO, any employment, severance or change in control agreements.

Nomination and Assessment

The Board of Directors adopted a Nominating and Corporate Governance Committee Charter that complies with the requirements of Section 804 of the NYSE American Company Guide, and has established a Nominating and Corporate Governance Committee (the "N&CG Committee") which operates under its Nominating and Corporate Governance Committee Charter. The N&CG Committee is currently comprised of Geoff Hickman (chair), Seam Bromley and Brian Goldmeier. The N&CG Committee is responsible for (i) identifying and recommending to the Board, individuals qualified to be nominated for election to the Board; (ii) recommending to the Board, the members and chairperson for each Board committee; and (iii) periodically reviewing and assessing the Corporation's corporate governance principles contained in the Nominating and Corporate Governance Committee Charter and making recommendations for changes thereto to the Board. The N&CG Committee is governed by a charter approved by our Board of Directors, a copy of which is attached as exhibit 99.2 hereto.

The N&CG Committee is responsible for, among other things:

  leading the Corporation's search for individuals qualified to become members of the Board;

  evaluating and recommending to the Board for nomination candidates for election or re-election as directors;

  establishing and overseeing appropriate director orientation and continuing education programs;

  making recommendations to the Board regarding an appropriate organization and structure for the Board of Directors;

  evaluating the size, composition, membership qualifications, scope of authority, responsibilities, reporting obligations and charters of each committee of the Board;

  periodically reviewing and assessing the adequacy of the Corporation's corporate governance principles as contained in the Nominating and Corporate Governance Committee Charter and, should it deem it appropriate, it may develop and recommend to the Board of Directors for adoption of additional corporate governance principles;

  periodically reviewing the Corporation's Articles in light of existing corporate governance trends, and shall recommend any proposed changes for adoption by the Board of Directors or submission by the Board of Directors to the Corporation's shareholders;

  making recommendations on the structure and logistics of Board of Directors' meetings and may recommend matters for consideration by the Board of Directors;

  considering, adopting and overseeing all processes for evaluating the performance of the Board of Directors, each committee and individual directors; and

  annually reviewing and assessing its own performance.

Other Board Committees

As at the date of this Prospectus, the Board of Directors has no committees other than the Audit Committee, Compensation Committee, and N&CG Committee.

The Board does not believe that it is necessary to have other committees because it believes that the functions of such committees can be adequately performed by the members of the Board.

In compliance with applicable corporate law, all proceedings of the Board are conducted either by way of a formal meeting or through resolutions consented to in writing by all of the directors of the Corporation.

RISK FACTORS

The following are certain factors relating to the business of the Corporation, which factors investors should carefully consider before purchasing securities of the Corporation. In addition, the information set forth elsewhere in this Prospectus should be given special consideration when evaluating an investment in any of the Common Shares or other securities of the Corporation. These risks, described below, as well as additional risks and uncertainties not presently known to the Corporation, or that are currently considered immaterial, may impact the Corporation, operating results, liquidity, and financial condition and could have material adverse affects. If any or all of these risks become increasingly significant and threaten the Corporation as a going concern, investors could lose a portion or all of their investment.

An investment in the Corporation is speculative. An investment in the Corporation will be subject to certain material risks and investors should not invest in securities of the Corporation unless they can afford to lose their entire investment. The following is a description of certain risks and uncertainties that may affect the business of the Corporation.

Risks Related to our Business and Industry

We have a limited operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.

We have a limited operating history in a rapidly evolving industry that may not develop in a manner favorable to our business. While our business has grown rapidly, and much of that growth has occurred in recent periods, the markets for launch services, space systems, spacecraft components, and space data applications may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer.

Negative cash flow from operations.

During the year ended December 31, 2024 and the nine months ended September 30, 2025, the Corporation had negative cash flow from operating activities. The Corporation anticipates that it will have negative cash flow from operating activities in future periods. To the extent that the Corporation has negative cash flow from operating activities in any future period, the Company may use funds from financing activities to fund such negative cash flow from operating activities.

A significant portion of our business model is dependent upon the ongoing development of certain key technologies, which will require increased investment and operating expenses in the future, which may in turn impact our ability to reach and maintain revenue and profitability milestones.

The success of the Corporation's business plan relies significantly on its ability to complete its development and launch, first to suborbital space and then to low earth orbit, payload delivery platform. Historically, the Corporation has generated income from other lines of business which, while related, will require extensive additional investment to get to market. While the Corporation's business and mission has evolved, it has historically generated nil revenue and less than $1,000,000 other income annually, operating at break even or loss. We generated a net loss of $7,908,777 for the fiscal year ended December 31, 2024, and a net loss of $4,681,583 for the fiscal year ended December 31, 2023. We expect to continue to incur increased net losses for the next several years and we may not achieve or maintain profitability in the future. We believe there is a significant market opportunity for our business, and we intend to invest aggressively to capitalize on this opportunity. Due to the evolving nature of the markets in which the Corporation operates, it is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase as we make significant investments in research and development, equipment, infrastructure, and personnel that we believe will be necessary to develop our capabilities, expand and support our operations and infrastructure, further develop our rocket and delivery platforms and otherwise compete effectively in our chosen markets. Furthermore, these efforts could be more costly than we expect and therefore negatively impact our financial and business performance. In addition, as we grow, we will incur additional significant legal, accounting, and other expenses that we did not incur as a smaller company. If our revenue does not increase to offset these expected increases in our operating expenses, we will not be profitable in future periods. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. If we are unable to successfully address these risks and challenges as we encounter them, our business, results of operations, and financial condition could be adversely affected. There is no assurance that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our common stock to decline.

We will require significant capital investment in order to meet our objectives, and lack of that investment or the success of the execution of our plan may impact our ability to continue as a going concern.

Since inception, the Corporation has generated nil revenues and other income of less than $1,000,000 annually from its "non-payload launch" business, operating as a smaller, privately held concern with no outside investment. The execution of the Corporation's vision and mission to utilize its current assets and experience to build its space payload launch platform will require significant investment, resulting in net losses for the Corporation's fiscal year ending December 31, 2024, primarily as a result of increased expenses related to the Corporation's operations and go-forward business model. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Corporation's ability to continue as a going concern.

Our ability to execute on our business plan to become a provider of low earth orbit satellite launch services is dependent us obtaining and maintaining licenses, waivers, certifications, permits and authorizations, including the requisite launch licenses from the FAA Office of Commercial Space Transportation (the "AST").

Our ability to execute our business plan depends on achieving certain certifications and licenses from the FAA AST as well as potentially other agencies and operators. Obtaining these certifications or licenses will require the Corporation to successfully execute certain tests or achieve certain technical, business and performance milestones, some of which may require the testing of certain components of our platform that are currently operational, proposed, or in development. In furtherance of obtaining licensing, we are currently (i) preparing the requisite documentation to submit to the FAA's Office of Commercial Space Transportation, and (ii) scheduling the required wind tunnel and drop testing. There is no guarantee that we will successfully meet these requirements or milestones in a timely manner, the failure to of which could materially impact the Corporation's ability to operate our business.

Our business relationships with various governmental and private entities are subject to the policies, priorities, regulations, mandates and funding levels of such entities and may be negatively or positively impacted by any change thereto.

Historically, a portion of our income has been derived from government contracts or related agreements from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government contractors. While we expect these revenues to continue to grow as we expand our service, there are many contingencies that might adversely affect our existing agreements or our ability to qualify for new agreements. We expect these revenues to continue to grow as we expand our services. Our contracts with the U.S. government may be fixed-price contracts. Under firm fixed-price contracts, work performed and products shipped are priced at a fixed amount without adjustment for actual costs incurred in connection with the contract. Therefore, we bear the risk of loss if costs increase.

Changes in government policies, priorities, regulations, government agency mandates, funding levels through agency budget reductions, the imposition of budgetary constraints, or a decline in government support or deferment of funding for programs in which we or our customers participate could result in contract terminations, delays in contract awards, reduction in contract scope, performance penalties or breaches of our contracts, the failure to exercise contract options, the cancellation of planned procurements, and fewer new business opportunities, all of which could negatively impact our business, financial condition, results of operations and cash flows.

We are subject to the procurement policies and procedures set forth in the Federal Acquisition Regulation ("FAR"). The FAR governs aspects of U.S. government contracting, including contractor qualifications and acquisition procedures. The FAR provisions in U.S. government contracts must be complied with in order for the contract to be awarded and provides for audits and reviews of contract procurement, performance, and administration. Failure to comply with the provisions of the FAR could result in contract termination.

In addition, contracts with any government, including the U.S. government, may be terminated or suspended by the government at any time and could result in significant liability obligations for us. Remedies for termination may fall short of the financial benefit associated with full completion and operation of a contract. In addition, we may not be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of government contracts. The loss of one or more large contracts could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Our ability to pursue many of our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Commercial space launches require licenses from the U.S. Department of Transportation ("DoT") and the FAA AST. The Federal Communications Commission also requires licenses for radio communications during our rocket launches. Our classified programs require that we and certain of our employees maintain appropriate security clearances. We also require export licenses from the U.S. Department of State ("DoS"), the U.S. Department of Commerce ("DoC") and, occasionally, the governments of other countries with respect to transactions we have with foreign customers or foreign subcontractors.

The Corporation has also worked with foreign governments or entities in the pursuit of its business initiatives. Our ability to operate may be negatively impacted by a change in the relationship status between the U.S. government or government agencies and any other country where we might engage in business in the future.

Our future revenue and operating results are dependent on our ability to generate a sustainable order rate for our products and services and develop new technologies to meet the needs of our customers or potential new customers.

Our financial performance is dependent on our ability to generate a sustainable order rate for our products and services. This can be challenging and may fluctuate on an annual basis as the number of contracts awarded varies. If we are unable to win new awards or execute existing contracts as expected, our business, results of operations, and financial position could be further adversely affected.

The rocket launch services, mission services, satellite, and satellite component industries are each characterized by development of technologies to meet changing customer demand for complex and reliable products and services. Our products and services embody complex technology and may not always be compatible with current and evolving technical standards and systems developed by others. Failure or delays to meet the requisite and evolving industry or user standards could have a material adverse effect on our business, results of operations, and financial condition.

Our business critically depends upon our ability to develop, produce, test and successfully deploy our platform, which requires continued development in order to be proven to deliver our solution and stay relevant as the market demands change and mature.

The Corporation is still in the early stage of development of several of our core systems, including the development, testing, certifying and licensing our rocket family (referred to as "StarLaunch"), a core component of our delivery platform. We have previously experienced, and may experience in the future, delays or other complications in the design, manufacture and commercialization of our platform and services. If we fail to develop and successfully commercialize new technologies, if we fail to develop such technologies before our competitors, or if such technologies fail to perform as expected, or are inferior to those of our competitors, our business, financial condition, and results of operations could be materially and adversely impacted.

We expect to derive a substantial amount of our revenues from only a core group of major customers. Our inability to attract new customers, a loss of, or default by, one or more of our customers, or a material adverse change in any such customer's business or financial condition, could materially reduce our future revenues.

Currently, while the overall market opportunity is significant and growing, there is a small group of potential customers for the Corporation. The failure to attract customers, or to perform for one customer could negatively influence our ability to attract business from others. Furthermore, many of our customers are involved in initiatives that could be impacted by a range of risk factors. Should one of more of our customers experience a downturn in their business or find themselves in financial difficulties, this could result in their ceasing or reducing their use of our services or becoming unable to pay for services they had contracted to buy. In addition, some of our customers' industries are undergoing significant consolidation, and our customers may be acquired by each other or other companies, including by our competitors. Such acquisitions could adversely affect our ability to sell services to such customers and to any end-users whom they may serve. Some customers have in the past defaulted, and our customers may in the future default, on their obligations to us due to bankruptcy, lack of liquidity, operational failure, or other reasons. Such defaults could adversely affect our revenues, operating margins, and cash flows.

Disruptions in U.S. government operations and funding could have a material adverse effect on our revenues, earnings and cash flows, and otherwise adversely affect our financial condition.

Any disruptions in federal government operations could have a material adverse effect on our revenues, earnings, and cash flows. A prolonged failure to maintain significant U.S. government operations, particularly those pertaining to our business, could have a material adverse effect on our revenues, earnings, and cash flows. Continued uncertainty related to recent and future government shutdowns, the budget and/or the failure of the government to enact annual appropriations, such as long-term funding under a continuing resolution, could have a material adverse effect on our revenues, earnings, and cash flows. Additionally, disruptions in government operations may negatively impact regulatory approvals and guidance that are important to our operations.

We may not be successful in developing new technology, and the technology we are successful in developing may not meet the needs of our customers or potential new customers.

The markets in which we operate are characterized by changing technology and evolving industry standards, and we may not be successful in identifying, developing and marketing products and services that respond to rapid technological change, evolving technical standards and systems developed by others. Our competitors may develop technology that better meets the needs of our customers. If we do not continue to develop, manufacture, and market innovative technologies or applications that meet customers' requirements, sales may suffer and our business may not continue to grow in line with historical rates or at all. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business, or fund other liquidity needs, and our business prospects, financial condition and results of operations could be materially and adversely affected.

We operate in highly competitive industries and in various jurisdictions across the world which may cause us to have to reduce our prices.

We operate in an industry where many of our competitors are larger and have substantially greater resources than we have. We may also face competition in the future from emerging low-cost competitors. Competition in the suborbital and low earth orbit payload launch and related launch services business is becoming increasingly diverse, and while our current competitors offer different products and services, there can often be competition for contracts.

In addition, some of our foreign competitors currently benefit from, and others may benefit in the future from, protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Government support of this nature greatly reduces the commercial risks associated with rocket launch, satellite, and satellite component development activities for these competitors. This market environment may result in increased pressures on our pricing and other competitive factors.

To become and remain competitive, the Corporation will require capital for research and development, asset improvement and pilot training, sales and marketing efforts, capital expenditures, inventory purchases, investor relations, the repayment of outstanding loans, and general corporate purposes. The Corporation may not have sufficient resources to maintain its operations on a competitive basis, which could materially and adversely affect the business, financial condition, results of operations, or prospects of the Corporation.

We often rely on a single vendor or a limited number of vendors to provide certain key products or services and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

Historically, we have contracted with a single vendor or a limited number of vendors to provide certain key products or services, such as our StarLaunch rocket development, which is a core component of our development and platform solution. As part of our business philosophy, we outsource the development of certain critical components of our products and services. While we believe that this approach gives us certain advantages, we recognize that it can also create dependencies on third parties that can negatively and critically impact our business. In addition, our manufacturing operations depend on specific technologies and companies for which there may be a limited number of vendors. If these vendors are unable to meet our needs because they fail to perform adequately, are unable to match new technological requirements or problems, or are unable to dedicate engineering and other resources necessary to provide the services contracted for, our business, financial position and results of operations may be adversely affected. While alternative sources for these products, services, and technologies may exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to operate our business. Furthermore, these vendors may request changes in pricing, payment terms, or other contractual obligations, which could cause us to make substantial additional investments.

We depend on several specialized suppliers for the majority of specialized supply needs. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

We depend on several specialized suppliers for the majority of specialized supply needs. We obtain our replacement and spare parts, components, sub systems, and equipment from suppliers that we believe to be reliable and reputable. The majority of our requirements are consumables in nature, including liquid oxygen, fuel, and tires. The first two of these items are supplied by KSC space port services. Disruptions in the supply of key raw materials or components and difficulties in the supplier qualification process, as well as increases in prices of raw materials, could adversely impact us.

Many raw materials, major components, and product equipment items are procured or subcontracted on a single or sole-source basis. Although we believe that sources of supply for raw materials and components are generally adequate, it is difficult to predict what effects shortages or price increases may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers' inability to scale production and adjust delivery of long-lead time products during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under commercial and government contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships, and could have a material adverse effect on our operating results, financial condition, or cash flows.

Key raw materials and components used in our operations include composite materials, electronic, electro-mechanical and mechanical components, fuel systems, maintenance components, systems and subsystems that must be successfully integrated into finished products and systems. We are impacted by increases in the prices of raw materials used in production on fixed-price business. We monitor sources of supply to attempt to assure that adequate raw materials and other components and supplies needed in manufacturing processes are available. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty completing qualification of new sources of supply, implementing use of replacement materials, components or new sources of supply, or a continuing increase in the prices of raw materials, energy, or components could have a material adverse effect on our operating results, financial condition, or cash flows.

The expansion of our operations subjects us to additional risks that can adversely affect our operating results.

We contemplate further expansion of our operations as part of our growth strategy, further research and development, geographic expansion, services expansion and other potentially critical necessities. Our current and contemplated operations subject us to a variety of risks, including:

  recruiting and retaining talented and capable management, pilots, engineers and employees;

  competition from other companies with significant market share in those markets and with better understanding of demand;

  difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

  regulatory, political or contractual limitations on our ability to operate in certain foreign markets, including trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses;

  compliance with anti-bribery laws, including without limitation the Foreign Corrupt Practices Act;

  varying security laws and regulations in the United States and other countries;

  differing regulatory and legal requirements and possible enactment of additional regulations or restrictions on the use, import or export of our products and services, which could delay or prevent the sale or use of our products and services in some jurisdictions;

  currency translation and transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

  heightened exposure to political instability, war and terrorism;

  access to launch capacity at government-controlled launch sites, such as the Kennedy Space Center and the Space Force's Launch Range Delta 45 at the Cape Canaveral Space Force Station;

  the Corporation's ability to expand geographically;

  weaker protection of intellectual property rights in some countries; and

  overlapping of different tax regimes.

Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition, and growth prospects.

Our fleet of supersonic Aircraft requires continued sourcing and inventory evolution, regular maintenance and the upgrading or replacement of aging parts, and our inability to add to and upgrade our fleet, find qualified technicians or source replacement parts may result in some of our aircraft being inoperable for extended periods of time or permanently decommissioned, the occurrence of which can materially and adversely affect our operations.

A core part of our overall platform is our use of high-performance aircraft, which were originally manufactured between 1963 and 1969, and which have been decommissioned from the military and retrofitted for use as the first stage vehicle of our platform. Given the age of our existing aircraft, we have sought to acquire additional aircraft to support our mission. While we expect to be able to add to our fleet, there is no guarantee that more aircraft can be successfully added. Today, the Corporation's fleet consists of seven Lockheed F-104s, with 1-seat and 2-seat configurations. These aircraft have been upgraded over the years both before and after their acquisition by the Corporation. However, as with any aircraft, it is critical to maintain and upgrade while also assuring that there are appropriate spare parts to service. We designate the 1-seat aircraft as core launch vehicles and 2-seat aircraft as training, testing, and support vehicles. Each aircraft goes through rigorous testing and upgrades from avionics to safety systems. We maintain over 20 spare engines as well as brakes, tires and other components. While it is not necessarily unusual for a specific aircraft to have a long lifespan, these aircraft require a significant surplus of spare parts in order to maintain air worthiness. While we have sourced what we believe is a 10-year operating backlog of supplies and parts, there is no guarantee that there will be sufficient supply of parts and supplies to continue to support the functional capabilities of our aircraft. We have designed our platform to support optimized cadence (repetitive takeoff and delivery) and built our model using our current fleet. However, during any period of time in which one or more of our aircraft are not operational, we may lose most or all of the revenue that otherwise would have been derived from such aircraft. If one or more of our aircraft experiences significant damage or deterioration such that it is no longer operational and must be permanently decommissioned, it could significantly impact our business, prospects and profitability.

We are currently evaluating options and have engaged in preliminary negotiations to acquire additional newer model aircraft (the "Platform II Aircraft") to modernize our fleet and minimize risks related to our currently aging fleet. The availability of Aircraft which have comparable abilities to the Lockheed F-104 aircraft which are able to be purchased by civilians is very limited, and we may be unable to secure an agreement to acquire the Platform II Aircraft on acceptable financial terms, or at all. In order to acquire the Platform II Aircraft, we may be required to raise additional capital through debt or equity financings, and there is no assurance we will be able to secure sufficient additional capital. In addition, we believe that that the Platform II Aircraft would, like the Lockheed F-104, be decommissioned military Aircraft which are no longer being manufactured.14 There is no assurance that we would be able to secure a sufficient supply of parts and supplies to continue to support the functional capabilities of the Platform II Aircraft, if acquired. Our inability to acquire the Platform II Aircraft, repair or replace damaged existing aging Aircraft, or correct any other technical problem in a timely manner could result in a significant loss of revenue.

The payloads and related solutions and systems that we may contract to deliver are subject to manufacturing and launch delays, mission and strategy shifts, damage or destruction during pre-launch operations, launch failures and incorrect orbital placement, the occurrence of which can materially and adversely affect our operations.

While we are a payload delivery service provider for third parties and do not currently plan on developing our own satellites, we are dependent on such third parties for the timely delivery of their payloads and delivery requirements. Delays in the manufacturing of satellites or other payloads, launch delays, damage or destruction during pre-launch operations, launch failures or incorrect orbital placement could have a material adverse effect on our business, financial condition and results of operations. The loss of, or damage to, a payload due to a launch failure could result in significant delays in anticipated revenue as well as impact our reputation across the industry. Any launch delay, launch failure, underperformance, delay, or perceived delay could have a material adverse effect on our results of operations, business prospects and financial condition.

14 "F-104 Starfighter" (21 October 2020), online: <lockheedmartin.com/en-us/news/features/history/f-104.html >.

Our revenue, results of operations and reputation may be negatively impacted if our platform fails to operate in the expected manner.

Our platform consists of both manned and unmanned components. Launches are technologically complex procedures and may be disrupted by any number of issues including weather, facility access and scheduling, and demand priority, which may impact our ability to deliver our service in a timely manner. Sophisticated software used in our products and services may contain defects that can unexpectedly interfere with the software's intended operation, while physical elements may be impacted by a range of performance issues. Defects or other delivery delays may also occur in components and products that we purchase from third parties. Our services require the third-party development of rockets that must function under demanding and unpredictable operating conditions and in harsh and potentially destructive environments. Our products and services may not be successfully implemented, pass required acceptance criteria, or operate or give the desired output, or we may not be able to detect and fix all defects in rockets and systems we sell and/or use. Failure to do so could result in lost revenue and damage to our reputation and may adversely affect our ability to win new contract awards.

Our business involves significant risks and uncertainties that may not be covered by insurance.

A significant portion of our business relates to designing, developing, and manufacturing advanced rocket technology products and services. New technologies may be untested or unproven. Failure of some of these products and services could result in extensive property damage. Accordingly, we may incur liabilities that are unique to our products and services.

The amount of insurance coverage that we maintain may not be adequate to cover all claims or liabilities. Existing coverage may be canceled while we remain exposed to the risk and it is not possible to obtain insurance to protect against all operational risks, natural hazards and liabilities.

The price and availability of insurance fluctuate significantly. Insurance market conditions or factors outside our control at the time we are in the market for the required insurance, such as failure of our aircraft and rockets, could cause premiums to be significantly higher than current estimates and could reduce amounts of available coverage. The cost of our insurance has been increasing and may continue to increase. Higher premiums on insurance policies will reduce our operating income by the amount of such increased premiums. If the terms of insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all.

While we endeavor to maximise the benefits of insurance protection such as business interruption insurance, it is not always feasible to obtain certain policies. Given the evolution of the industry, any business interruption losses could exceed the coverage available or be excluded from our insurance policies. Any disruption of our ability to operate our business could result in a material decrease in our revenues or significant additional costs to replace, repair, or insure our assets, which could have a material adverse impact on our financial condition and results of operations.

Interruption or failure of our infrastructure could hurt our ability to effectively perform our daily operations and provide and produce our products and services, which could damage our reputation and harm our operating results.

We are vulnerable to natural disasters and significant disruptions including hurricanes, tsunamis, floods, earthquakes, fires, water shortages, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures, and telecommunications failures. In the event of such a natural disaster or other disruption, we could experience: disruptions to our operations or the operations of suppliers, subcontractors, distributors or customers; destruction of facilities; and/or loss of life.

The availability of many of our products and services depends on the continuing operation of our information technology and communications systems. Any downtime, damage to, or failure of our systems could result in interruptions in our operations and services, which could reduce our revenue and profits. Our systems are vulnerable to damage or interruption from hurricanes, floods, fires, power loss, aging infrastructure, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. An infrastructure failure could result in the destruction of our Aircraft, rockets, and other components being manufactured or in inventory, manufacturing delays, or additional costs. The occurrence of any of the foregoing could result in lengthy interruptions in our operations and services and/or damage our reputation, which could have a material adverse effect on our financial condition and results of operations.

Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

Our operations, products, services, and intellectual property are inherently at risk of disruption, loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property, and networks. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure, and supply chain, and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and suppliers face similar threats. Customer or supplier proprietary, classified, or sensitive information stored on our networks is at risk. Assets, intellectual property and products in customer or supplier environments are also inherently at risk. We also have risk where we have access to customer and supplier networks and face risks of breach, disruption, or loss as well.

Our systems and processes can be attacked by third parties to obtain access to our data, systems and assets. The techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our highly desired intellectual property and our support of the U.S. government and other governments, we (and our customers and suppliers) may be a particularly attractive target for such attacks by hostile foreign governments. We cannot offer assurances that future attacks will not materially adversely affect our business.

A security event or other significant disruption of our operations, systems, assets, products, or services could:

  disrupt the proper functioning of our networks, applications and systems and therefore our operations and/or those of certain of our customers or suppliers;

  result in the unauthorized access to, and destruction, loss, theft, misappropriation, or release of, our, our customers', or our suppliers' proprietary, confidential, sensitive or otherwise valuable information, including trade secrets, which others could use to compete against us or for disruptive, destructive or otherwise harmful purposes and outcomes;

  destroy or degrade assets including space, ground, and intellectual property assets;

  manipulate or tamper with our operations, products, services, or other systems delivered to our customers or suppliers;

  compromise other sensitive government functions; and

  damage our reputation with our customers (particularly agencies of various governments) and the public generally.

A security event that involves classified or other sensitive government information or certain controlled technical information could subject us to civil or criminal penalties and could result in loss of security clearances and other accreditations, loss of our government contracts, loss of access to classified information, loss of export privileges, or debarment as a government contractor.

Our technology may violate the proprietary rights of third parties, which could have a negative impact on our operations.

If any of our technology violates proprietary rights, including copyrights and patents, third parties may assert infringement claims against us. Certain software modules and other intellectual property used by us or in rockets and systems make use of or incorporate licensed software components and other licensed technology. These components are developed by third parties over whom we have no control. Any claims brought against us may result in limitations on our ability to use the intellectual property subject to these claims. We may be required to redesign our rockets and systems or to obtain licenses from third parties to continue our offerings without substantially re-engineering such rockets or systems. Our intellectual property rights may be invalidated, circumvented, challenged, infringed, or required to be licensed to others. An infringement or misappropriation could harm any competitive advantage we currently derive or may derive from our proprietary rights.

Indemnity provisions in certain agreements potentially expose us to losses.

Our agreements with certain third parties include indemnification provisions, under which we agree to indemnify them for losses suffered or incurred as a result of damages caused by us to property or persons, which, in certain instances, may include losses related to intellectual property infringement. The terms of these indemnity provisions generally survive for a certain period of time after execution of the corresponding agreement. Any dispute with a third party with respect to such obligations could have adverse effects on our relationship with that party and any potential indemnity payment could harm our business, operating results and financial condition.

We may not have adequate capital to fund our business and may need substantial additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our business development efforts and could cause our business to fail.

We have limited capital available to us. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may require additional capital for the development of our business operations. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain additional funding in order to continue our operations. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business. If additional funding is not obtained, we may need to reduce, defer or cancel business development efforts, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition, and results of operations.

Uncertain global macro-economic and political conditions could materially adversely affect our results of operations and financial condition.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and/or budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations, and prospects. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly qualified personnel for all areas of our organization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities, and other organizations. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Corporation. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

We are highly dependent on the services of Rick Svetkoff, our President and Chief Executive Officer, and if we are unable to retain Mr. Svetkoff, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. We are highly dependent on the services of Rick Svetkoff, our President and Chief Executive Officer. Mr. Svetkoff is the source of many, if not most, of the ideas and execution driving our company. We currently do not have a written employment or consulting agreement with Mr. Svetkoff, and accordingly, the terms of his engagement with the Corporation are not well defined. We intend to negotiate a formal agreement with Mr. Svetkoff, but there is no assurance that we will be able to do so. If we are unable to reach an agreement for the continued service of Mr. Svetkoff, or if he were to otherwise discontinue his service to us due to death, disability, retirement or any other reason, we would be significantly disadvantaged. We do not currently maintain a key person life insurance policy with respect to Mr. Svetkoff.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Corporation matures, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Share.

Failure to comply with United States federal and state laws relating to employment could subject us to penalties and other adverse consequences.

We are subject to various employment-related laws in the jurisdictions in which our employees are based. We face risks if we fail to comply with applicable United States federal or state wage laws and wage laws of the international jurisdictions where we currently operate or may operate in the future. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on our reputation, business, financial condition, and results of operations. In addition, responding to any such proceedings may result in a significant diversion of management's attention and resources, significant defense costs and the incurrence of other professional fees.

Changes to applicable United States tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

Since all of our operations are located in the United States, we are subject to various United States federal, state and local taxes. New laws and policy relating to taxes may have an adverse effect on our business and future profitability. Further, existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us.

We are unable to predict the extent to which epidemics, pandemics, and similar outbreaks, including the global COVID-19 pandemic, may adversely impact our business operations, financial performance, results of operations and stock price.

The Corporation's business could be significantly adversely affected by the outbreak of epidemics, pandemics, or similar outbreaks, including any outbreak of additional strains of COVID-19. Global reactions to the spread of COVID‐19 led to, among other things, significant restrictions in many jurisdictions on travel and gatherings of individuals, quarantines, temporary business closures and a general reduction in consumer activity. Such epidemics, pandemics or similar outbreaks could materially and adversely impact the Corporation's business, including without limitation, employee health, workforce availability and productivity, limitations on travel, supply chain disruptions, increased insurance premiums, and increased costs and reduced efficiencies. More broadly, such an outbreak could disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, volatility in the global economy, and instability in the credit and financial markets, all of which could have an adverse impact on the Corporation's business, results of operations and financial condition.

Risks Related to our Common Shares

Our executive officers, directors and founders own approximately 52.8% of our Common Shares.

As of the date of this Prospectus, our officers, directors, and founders beneficially own a total of 14,700,000 Common Shares, or approximately 52.8% of the total issued and outstanding Common Shares of the Corporation. These stockholders acquired their Common Shares for substantially less than the price of the Common Shares being acquired under the Corporation's Reg A Offering, and these stockholders may have interests, with respect to their Common Shares, that are different from those of investors in the Reg A Offering, and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our Common Shares. These stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our Corporation or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders, which might adversely affect the market price of our Common Shares. This concentration of ownership may not be in the best interests of all of our stockholders.

Conflicts of Interest.

The Corporation may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. In addition, the Corporation's executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Corporation. In some cases, the Corporation's executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Corporation's business and affairs and that could adversely affect the Corporation's operations. These business interests could require significant time and attention of the Corporation's executive officers and directors.

There is no existing market for our Common Shares, and there is no assurance that a public trading market for our Common Shares will ever be established.

At present, there is no active trading market for our Common Shares, and there is no assurance that a trading market will develop. While our Common Shares have recently been listed on the NYSE American, we cannot predict the extent to which investor interest in our Corporation will lead to the development of a trading market or how liquid that market might become. The market price for our Common Shares may decline below the offering price and is likely to be volatile.

If we issue additional Common Shares, stockholders may experience dilution in their ownership of the Corporation.

We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our Board has the authority, without the consent of any of our Stockholders, to cause us to issue more Common Shares. Consequently, stockholders may experience more dilution in their ownership of us in the future. Our Board and majority stockholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other stockholders. The issuance of additional Common Shares would dilute stockholders' ownership in the Corporation.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our Common Shares. There will therefore be fewer ways in which you are able to make a gain on your investment.

We will incur increased costs as a result of operating as a public reporting company, and our management team will be required to devote substantial time to new compliance requirements.

We will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, many rules and regulations exist for companies listed on stock exchanges that impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the price of our Common Shares decreases and we were sued, it could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

Our President and Chief Executive Officer, Rick Svetkoff, exercises significant control over the Corporation.

Our Chief Executive Officer, Mr. Svetkoff, controls approximately 50.9% of the Common Shares as of the date of this Prospectus. The concentrated voting control held by Mr. Svetkoff will limit the ability of the Corporation's stockholders to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendments of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, Mr. Svetkoff will have the ability to influence many matters affecting the Corporation and actions may be taken that the Corporation's stockholders may not view as beneficial. The market price of our Common Shares could be adversely affected due to the significant influence and voting power of Mr. Svetkoff. Additionally, the significant influence and voting interest of Mr. Svetkoff may discourage transactions involving a change of control, including transactions in which an investor, as a stockholder of the Corporation, might otherwise receive a premium for those shares over the then-current market price, or discourage competing proposals if a going private transaction is proposed by Mr. Svetkoff.

Each of our directors and officers owes a fiduciary duty to the Corporation and must act honestly and in good faith with a view to the best interest of the Corporation. However, any director and/or officer that is a stockholder, including Mr. Svetkoff, is entitled to vote his Common Shares in his own interest, which may not always be in the interest of the Corporation's stockholders generally.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which would limit such stockholders ability to choose the judicial forum for disputes with us or our directors, officers or other employees.

Our Certificate of Incorporation provides that unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, the exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our Common Shares is deemed to have received notice of and consented to the foregoing provisions. Although we believe this choice of forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us and our directors and officers. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation or similar governing documents has been challenged in legal proceedings and it is possible that in connection with any action a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. If a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Risks Related to Being and Reporting as a Public Company

We will incur increased costs as a result of being a public reporting company, and our board of directors will be required to devote substantial time to oversight of new compliance requirements and corporate governance practices.

As a public company listed in the United States, we would incur significant legal, accounting and other expenses that we do not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE American, and other applicable securities rules and regulations impose various requirements on public companies, including the establishment and maintenance of effective disclosure controls and procedures and corporate governance practices. Our board of directors, management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

These rules and regulations may be subject to varying interpretations due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We may fail to comply with the continued listing standards of the NYSE American, which may result in a delisting of our Shares.

The Common Shares are listed on the NYSE American under the symbol "FJET." In order to continue listing the Common Shares on NYSE American, we must maintain certain financial, distribution and stock price levels and must maintain a minimum number of holders of Common Shares.

If NYSE American determines to delist the Common Shares and we are not able to list the Common Shares on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on the holders of Shares:

• the liquidity of the Common Shares;

• the market of the Common Shares;

• our ability to obtain financing for the continuation of our operations;

• the number of investors that will consider investing in the Common Shares;

• the number of market makers in the Common Shares;

• the availability of information concerning the trading prices and volume of the Common Shares; and

• the number of broker-dealers willing to execute trades in the Common Shares.

In addition, the National Securities Markets Improvement Act of 1996 ("b") provides for the federal pre-emption of state securities laws of "covered securities" under certain circumstances. Under NSMIA, covered securities include, among others, securities that are listed or approved on certain national securities exchanges (including NYSE American) and securities of an issuer that has securities listed or approved for listing on certain national securities exchanges where those securities are senior to the listed securities (for example, bonds issued by companies that have equity listed on a national securities exchange) or equal in rank to the listed securities. As a result, for so long as the Common Shares are listed on the NYSE American, we will not be required to register or qualify in any state the offer, transfer or sale of our Shares and any of our other securities that are senior or equal in rank to the Common Shares. If the Common Shares are delisted from the NYSE American and are not listed on another national securities exchange, the sale or transfer of the Common Shares and any of our other securities that are senior or equal in rank to the Common Shares, may not be exempt from state securities laws. In such event, we may need to register or otherwise qualify such securities for any offer, transfer or sale in certain states or determine that any such offer, transfer or sale is exempt under applicable state securities laws. To the extent that we do not register or otherwise qualify such securities, or determine that such securities are not exempt under applicable state securities laws, we and the holders of such securities may be limited in the ability to offer, transfer or sell such securities, which could have a material adverse effect on the value of such securities, on our ability to raise capital, and on our liquidity, business, financial condition, results of operations and prospects.

Failure to comply with requirements to design, implement, and maintain effective internal controls could have a material adverse effect on our business.

We have not previously been required to evaluate our internal control over financial reporting in a manner that meets the standards of public reporting companies required by Section 404 of the Sarbanes-Oxley Act. If we become a public reporting company, we will be subject to significant requirements for enhanced financial reporting and internal controls. The process of designing, implementing and maintaining effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public reporting company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our results of operations. In addition, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report following the registration of our Common Stock pursuant to Section 12(b) of the Exchange Act. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert our management's attention from other matters that are important to our business.

In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404 of that Act. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by us or our independent registered public accounting firm in connection with the issuance of their attestation report (if required). Our testing, or the subsequent testing (if required) by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Any material weaknesses could result in a material misstatement of our annual or quarterly financial statements or disclosures that may not be prevented or detected.

We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  If we are unable to remediate any identified material weaknesses, identify additional material weaknesses in the future, or otherwise fail to maintain an effective system of internal controls, or our independent registered public accounting firm is unable to provide us with an unqualified report (to the extent it is required to issue a report), investors could lose confidence in our reported financial information, which could have a material adverse effect on our business, results of operations, and financial condition. In addition, non-compliance with Section 404 of the Sarbanes-Oxley Act could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on the NYSE American or other national securities exchanges, and the inability of registered broker-dealers to make a market in our Common Stock, which may reduce our stock price.

Upon becoming a public company, we expect to qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 and a "smaller reporting company" within the meaning of the Exchange Act, and we would thereby be eligible to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, as applicable. We plan to take advantage of such exemptions, with the result that our Shares may be less attractive to investors and may make it more difficult to compare our performance with other public companies.

If, as we expect, we qualify as an "emerging growth company" under the under the Jumpstart Our Business Startups Act of 2012 (or the "JOBS Act") after we become a public reporting company, then, among other things: we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; we would not be required to provide compensation discussion and analysis; we would not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements; we would be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; we could provide two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), instead of three years in our filings with the SEC; and, under section 107 of the JOBS Act, we could claim longer phase-in periods for the adoption of new or revised financial accounting standards. We intend to take advantage of all of these reduced reporting requirements and exemptions. Our election to use the phase-in periods under Section 107 of the JOBS Act may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of those phase-in periods.

We will cease to be an "emerging growth company" five years after the initial sale of our common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time should we no longer meet the definition of an "emerging growth company." (The Reg A Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Reg A Offering is conducted pursuant to an exemption from the registration requirements.) We will also cease to be an "emerging growth company" if the Corporation has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions will also be available to the Corporation due to the fact that we are also likely to qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies: are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.  We will continue to qualify as a "smaller reporting company" provided that: (a) the market value of our Common Stock held by non-affiliates is less than $250 million; or (b) the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenues will continue to be less than $100 million.

We cannot predict if investors will find the Common Shares less attractive because we may rely on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company and/or a smaller reporting company.

PLAN OF DISTRIBUTION

This is a non-offering Prospectus. No securities are offered pursuant to this Prospectus.

The Corporation has filed the Registration Statement with the SEC, for the purpose of registering its securities under section 12(b) of the Exchange Act in connection with the listing of the Common Shares on the NYSE America. The Registration Statement was declared effective by the SEC on December 12, 2025. NYSE American has approved the listing of the Common Shares for trading on under the symbol "FJET", effective as of December 18, 2025.

PROMOTER

Except as disclosed below, no person or company has been, within the two years immediately preceding the date of this Prospectus, a promoter of the Corporation or a subsidiary of the Corporation.

Rick Svetkoff is considered to be a promoter of the Company as he took the initiative in organizing certain aspects of the business of the Company when the Company was initially formed. See "Principal Securityholders" for the number and percentage of each class of voting securities and equity securities of the Company beneficially owned, or controlled or directed, directly or indirectly, by Rick Svetkoff.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as described below and elsewhere in this Prospectus, since the inception of the Corporation, there has not been, nor is there currently proposed, any transaction in which the Corporation or any of its subsidiaries are or were a participant and the amount involved exceeds the lesser of $120,000 or 1% of the total assets as of September 30, 2025, and in which any of our directors, executive officers, holders of more than 5% of our Common Shares or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant shareholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

AUDITOR, REGISTRAR AND TRANSFER AGENT

Auditor

The Corporation's auditor is Adeptus Partners, LLC, 733 State Rte 35 N, Ocean, NJ 07712.

Adeptus Partners, LLC audited the financial statements of the Corporation for the years ended December 31, 2024 and December 31, 2023 and issued an auditor's report dated April 30, 2025. As at April 30, 2025, Adeptus Partners, LLC was not required by securities legislation to enter, and had not entered, into a participation agreement with the Canadian Public Accountability Board. An audit firm that enters into a participation agreement is subject to the oversight program of the Canadian Public Accountability Board.

Once the Company becomes a reporting issuer in a jurisdiction in Canada, the Company will need an auditor that is registered with the Canadian Public Accountability Board.

Transfer Agent and Registrar

Equity Stock Transfer, LLC, a SEC-registered securities transfer agent, serves as transfer agent to maintain our stockholder information on a book-entry basis. The address for Equity Stock Transfer, LLC is 237 West 37th Street, Suite 602, New York, NY, USA 10018.

MATERIAL CONTRACTS

Other than contracts entered into in the ordinary course of business and as disclosed below, the Corporation has not entered into any material contracts not disclosed elsewhere in this Prospectus.

  the Aircraft Agreement;

  the Hypersonic APA;

  the Indenture;

  the Original Engagement Letter;

  the Economic Development Agreement;

  the Equity Exchange Agreement;

  the Selling Agency Agreement; and

  Consulting Agreement between the Corporation and Sea Island (see "Employment Agreements; Termination and Change of Control Benefits").

INTEREST OF EXPERTS

The audited consolidated financial statements of the Corporation included with this Prospectus have been subject to audit by Adeptus Partners, LLC and their audit report is included herein. Adeptus Partners, LLC have advised it is independent with respect to the Corporation in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB.

EXEMPTION FROM NI 41-101

As contemplated by Part 19 of NI 41-101, on December 3, 2025, the Corporation applied for exemptive relief from the requirement in section 2.3(1.1) of NI 41-101 to file its final prospectus no later than 90 days from September 5, 2025. The exemption granted will be evidenced by the issuance of a receipt for this Prospectus, as contemplated under section 19.3 of NI 41-101.

OTHER MATERIAL FACTS

There are no other material facts about the Corporation which are not otherwise disclosed in this Prospectus.

FINANCIAL STATEMENTS

The following financial statements are attached to this Prospectus:

(1) unaudited interim financial statements of the Corporation for the three and nine months ended September 30, 2025 and 2024; and

(2) audited annual consolidated financial statements of the Corporation for the years ended December 31, 2024 and 2023.

SCHEDULE "A"
UNAUDITED INTERIM FINANCIAL STATEMENTS OF THE CORPORATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

A-1

STARFIGHTERS SPACE, INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited - Stated in United States dollars)

STARFIGHTERS SPACE, INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	September 30, 2025 (unaudited)	December 31, 2024 (audited)
Assets

Current assets
Cash	$2,645,121	$7,050,610
Restricted cash	50,465	50,089
Short-term investments	1,061,729	1,006,517
Due from related parties	141,220	4,074
Prepaid expenses	294,287	134,572
Deposits	150,763	-
Deferred financing charges	107,034	105,703
Other receivable	1,064	1,064
Total current assets	4,451,683	8,352,629

Right of use assets - operating lease, net	193,697	242,332
Property, plant, and equipment, net	67,381	82,622
Long-term deposits	7,523,003	1,623,003
Total assets	$12,235,764	$10,300,586

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$1,098,683	$731,756
Deferred income	99,000	344,800
Derivative liability	5,065,190	4,535,469
Lease liability	115,315	91,767
Interest payable	13,463	13,938
Grant payable	179,967	-
Convertible debentures, net	8,004,349	7,244,961
Notes payable	1,436,001	1,436,001
Related party notes payable	1,630,200	1,630,200
Total current liabilities	17,642,168	16,028,892

Lease liability - non-current	88,891	162,150
Total liabilities	$17,731,059	$16,191,042

Commitments and contingencies - see Note 11

Stockholders' Deficit
Common stock, $0.00001 par value, 200,000,000 shares authorized; 21,716,897 issued and outstanding as of September 30, 2025 (19,176,910 as of December 31, 2024)	217	192
Common stock subscribed	-	1,870,643
Additional paid-in-capital	17,652,622	9,125,524
Accumulated deficit	(23,148,134)	(16,886,815)
Total stockholders' deficit	(5,495,295)	(5,890,456)
Total liabilities and stockholders' deficit	$12,235,764	$10,300,586

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Operating expenses
Advertising and promotion	$76,151	41,625	172,177	140,540
Bank and interest charges	3,409	931	11,484	2,235
Business development	194,736	90,000	580,736	270,000
Consulting fees	423,490	224,817	1,189,450	659,217
Contract labour and fuel	145,258	100,750	489,702	282,450
Depreciation	5,080	5,816	15,241	9,499
Directors' fees	42,000	42,000	126,000	122,000
Franchise tax	54,189	-	84,892	-
Insurance	64,749	22,457	108,547	66,329
Licenses	25	-	475	370
Listing fees	17,527	78,623	27,426	94,027
Management fees	75,000	55,500	235,097	166,500
Office and administrative	64,685	54,464	236,604	140,180
Professional fees	287,187	92,165	687,330	582,120
Relocation costs	14,712	-	51,723	-
Rent expense	145,457	71,428	409,746	212,894
Repairs and maintenance	7,663	759	31,380	42,726
Research and development	194,213	-	636,205	-
Travel and entertainment	162,085	19,557	562,341	115,923
Vehicle	3,337	4,245	5,143	33,184
Total operating expenses	1,980,953	905,137	5,661,699	2,940,194

Other income (expense)
Amortization of debt discount	(128,256)	(486,390)	(367,237)	(1,243,542)
Change in fair value of derivative liability	19,042	(1,057,065)	(529,721)	(2,800,443)
Other income	121,000	77,900	475,140	77,900
Grant income	38,712	-	139,723	-
Interest expense	(153,803)	(71,523)	(424,345)	(386,474)
Interest income	35,280	7,336	117,401	26,420
Exchange loss	(932)	105	(10,581)	83
Total other income (expense)	(68,957)	(1,529,637)	(599,620)	(4,326,056)

Net loss	$(2,049,910)	(2,434,774)	(6,261,319)	(7,266,250)

Weighted average number of shares - Basic and diluted	21,605,234	16,720,200	20,765,326	16,720,000

Loss per share - Basic and diluted	$(0.09)	$(0.15)	$(0.30)	$(0.43)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Number of shares	Amount	Common Stock Subscribed	Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders' Deficit

Three months ended September 30, 2025 and 2024

Balance, July 1, 2024	16,720,200	$167	$-	$1,041,583	$(13,809,514)	$(12,767,764)
Reg A financing	-	-	3,893,000	-	-	3,893,000
Net loss	-	-	-	-	(2,434,774)	(2,434,774)
Balance, September 30, 2024	16,720,200	$167	$3,893,000	$1,041,583	$(16,244,288)	$(11,309,538)

Balance, July 1, 2025	21,074,832	$211	$1,976,791	$15,555,702	$(21,098,224)	$(3,565,520)
Issuance of former stock subscriptions	550,639	5	(1,976,791)	1,976,786	-	-
Reg A financing	91,426	1	-	328,229	-	328,230
Reg A financing share issuance costs	-	-	-	(208,095)	-	(208,095)
Net loss	-	-	-	-	(2,049,910)	(2,049,910)
Balance, September 30, 2025	21,716,897	$217	$-	$17,652,622	$(23,148,134)	$(5,495,295)

Nine months ended September 30, 2025 and 2024

Balance, January 1, 2024	16,720,200	$167	$-	$1,041,583	$(8,978,038)	$(7,936,288)
Reg A financing	-	-	3,893,000	-	-	3,893,000
Net loss	-	-	-	-	(7,266,250)	(7,266,250)
Balance, September 30, 2024	16,720,200	$167	$3,893,000	$1,041,583	$(16,244,288)	$(11,309,538)

Balance January 1, 2025	19,176,910	$192	$1,870,643	$9,125,524	$(16,886,815)	$(5,890,456)
Issuance of former stock subscriptions	521,070	5	(1,870,643)	1,870,638	-	-
Reg A financing	2,018,917	20	-	7,247,911	-	7,247,931
Reg A financing share issuance costs	-	-	-	(591,451)	-	(591,451)
Net loss	-	-	-	-	(6,261,319)	(6,261,319)
Balance, September 30, 2025	21,716,897	$217	$-	$17,652,622	$(23,148,134)	$(5,495,295)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

STARFIGHTERS SPACE, INC.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2025	2024

Cash flows from operating activities
Net loss	$(6,261,319)	$(7,266,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,241	9,499
Amortization of ROU asset	69,007	56,965
Unrealized gain on short-term investment	(17,702)	(2,258)
Realized gain on short-term investments	(20,584)	(4,433)
Amortization of debt discount	367,237	1,243,542
Change in fair value of derivative liability	529,721	2,800,443

Changes in operating assets and liabilities:
Accrued interest	391,676	377,539
Other receivable	-	(1,064)
Grant payable	179,967	-
Prepaid expenses	(159,715)	9,895
Due from related parties	(137,146)	-
Accounts payable and accrued liabilities	366,927	752,112
Deferred income	(245,800)	74,800
Lease liability	(70,083)	(55,409)
Net cash used in operating activities	(4,992,573)	(2,004,619)

Cash flows from investing activities
Additions to deposits	(6,050,763)	(50,000)
Purchase of short-term investments	(318,603)	(295,252)
Sale of short-term investments	301,677	291,500
Net cash used in investing activities	(6,067,689)	(53,752)

Cash flows from financing activities
Repayment of related party notes payable	-	(45,000)
Issuance costs for convertible debentures	-	(19,950)
Proceeds from convertible debenture	-	743,400
Proceeds from Regulation A financing	7,247,931	3,893,000
Cash paid for financing costs	(592,782)	(409,878)
Net cash provided by financing activities	6,655,149	4,161,572

(Decrease) Increase in cash and restricted cash	(4,405,113)	2,103,201
Cash and restricted cash, beginning of period	7,100,699	1,694,109
Cash and restricted cash, end of period	$2,695,586	$3,797,310

Cash	$2,645,121	$3,797,310
Restricted cash	50,465	-
Total cash and restricted cash, end of period	$2,695,586	$3,797,310

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$32,669	$8,935

Supplemental disclosure of non-cash investing and financing activities
Shares issued for common stock subscribed	$1,870,643	$-
Deferred financing costs recognized as share issuance costs	$105,703	$-
Initial recognition of right-of-use assets	$20,372	$-
Initial derivative liability from issuance of convertible notes	$-	$475,909

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Starfighters Space Inc. ("SFS" or the "Company") was incorporated on September 6, 2022, under the laws of the State of Delaware.  The Company's registered office is held at 850 New Burton Road, Suite 201, Dover, DE 19904. The Company's principal operating facility is located in Cape Canaveral, Florida. The Company operates from the NASA Kennedy Space Center in Florida and has a fleet of seven F104 Fighter jets that are capable of flying MACH 2+.  The Company is currently in the process of gaining a launch waiver and license for its first space launch to launch rockets carrying payloads for data testing from their jets into suborbital space.  Upon successful suborbital space flight, the Company intends to develop infrastructure for orbital space launch.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

2. BASIS OF PRESENTATION

a) Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements are presented in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company's audited financial statements and notes thereto as of and for the years ended December 31, 2024 and 2023 which report is dated April 30, 2025. The interim results for the three and nine months ended September 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

As of September 30, 2025, the Company's subsidiaries were:

Name of subsidiary	Place of incorporation	Incorporated	Ownership
Starfighters International Inc. (Florida)	Florida, the United States	March 3, 2018	100%
Starfighters Inc.	Florida, the United States	November 16, 1995	100%
Starfighters International Inc. (Texas)	Texas, the United States	March 29, 2024	100%

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

b) Going concern

These unaudited condensed consolidated interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the nine months ended September 30, 2025, the Company recorded a net loss of $6,261,319 (September 30, 2024 - $7,266,250) and has a deficit of $23,148,134 (December 31, 2024 - $16,886,815).

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of the unaudited condensed consolidated interim financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. These unaudited condensed consolidated interim financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

As of September 30, 2025, the Company had cash in the amount of $2,645,121 (December 31, 2024 - $7,050,610). The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

c) Functional and presentation currencies

These unaudited condensed consolidated interim financial statements of the Company are presented in United States dollars. The functional currency of the Company and its subsidiaries is the United States dollar.

d) Emerging growth company

The Company is an "Emerging Growth Company", as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards.  The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

e) Use of estimates and judgments

The preparation of these unaudited condensed consolidated interim financial statements in conformity with U.S. GAAP requires the Company's management to make judgments, estimates and assumptions about future events that the amounts reported in the unaudited condensed consolidated interim financial statements.  Actual results may differ from these estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of these unaudited condensed consolidated interim financial statements are consistent with the accounting policies disclosed in the Company's audited consolidated financial statements for the year ended December 31, 2024.

a) Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of September 30, 2025 or December 31, 2024. At times, the Company's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of September 30, 2025 was $2,090,937 (December 31, 2024 - $6,350,699).

b) Restricted cash

Restricted cash are deposits held with banks that are held as collateral for the corporate credit cards of the Company.

c) Short-term investments

The Company's short-term investments are a treasury note and a certificate of deposit with original maturities greater than 3 months.  The treasury notes held by the Company as of September 30, 2025 has a balance of $23,436 and mature on January 31, 2026. The treasury note has an interest rate of 3.902%. The Company did not hold treasury notes as of December 31, 2024. The certificate of deposit held by the Company as of September 30, 2025 has a balance of $1,038,293 and matures in November 2025. The certificate of deposit has an interest rate of 3.924%. The Company held a certificate of deposit with a balance of $1,006,517 as of December 31, 2024 which matured in 2025, and had an interest rate of 4.163%. The short-term investments are level 1 investments in the fair value hierarchy. These securities are presented on the condensed consolidated interim balance sheet at fair value.  Earnings from these securities are included in interest income on the unaudited condensed consolidated interim statement of operations. For the three and nine months ended September 30, 2025, the Company recorded a gain on short-term investments of $13,236 and $38,286, respectively (three and nine months ended September 30, 2024 - $2,022 and $6,691, respectively), which is included in interest income in the unaudited condensed consolidated interim statement of operations.

d) Accounts Receivable and Allowance for Credit Losses

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company's best estimate of the amount of expected credit losses in the Company's existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of September 30, 2025 and December 31, 2024.

e) Financial instruments measurements and fair value of financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or fair value through other comprehensive income. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company's own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

  Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
  Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liability relating to the embedded conversion feature in the convertible notes is a Level 3 liability. See Note 6 for the significant inputs used and for a roll-forward of the Level 3 liability.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815, Derivatives and Hedging. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the unaudited condensed consolidated interim statements of operations. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.  Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the condensed consolidated balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the condensed consolidated balance sheet date.

The Company uses the Monte Carlo simulation model to value derivative liabilities.  This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement. The significant inputs and assumptions to the Monte Carlo simulation model are disclosed in Note 6.

g) Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the three and nine months ended September 30, 2025, were $76,151 and $172,177, respectively (three and nine months ended September 30, 2024 - $41,625 and $140,540, respectively).

h) Loss per share

Basic earnings (loss) per share ("EPS") is calculated by dividing profit or loss attributable to ordinary equity holders (numerator) by the weighted average number of ordinary shares outstanding (denominator) during the period. The denominator is calculated by adjusting the shares issued at the beginning of the period by the number of shares bought back during the period, multiplied by a time-weighting factor.

Diluted EPS is calculated by adjusting the earnings and number of shares for the effects of dilutive options and other dilutive potential units. The effects of anti-dilutive options and potential units are ignored in calculating diluted EPS. All options and potential units are considered anti-dilutive when the Company is in a loss position.

The Company has the following anti-dilutive securities as of September 30, 2025 and September 30, 2024:

	September 30, 2025	September 30, 2024
Warrants	18,200,018	18,160,844
Options	2,415,000	-
Restricted Share Units	2,285,000	-

Due to the terms of the conversion option for the Note Payable (Note 5) and Convertible Debentures (Note 6), the Company cannot predict the anti-dilutive shares for these instruments, and as such, they are excluded from the above table.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i) Other income

The Company earns ancillary income from contracts with customers for pilot training and equipment testing. The income is recognized at a point in time which is upon the completion of the services, which the Company has determined is the completion of a flight. There is no variable consideration for these ancillary services.

From time to time, the Company receives consideration in advance of the services being rendered; this is presented as deferred income on the condensed consolidated balance sheet. The Company also extends credit for payments to be received for services provided; this is presented as accounts receivable on the condensed consolidated balance sheet.

The following table summarizes the deferred income activity for the nine months ended September 30, 2025 and year ended December 31, 2024:

Balance as of January 1, 2024	$397,000
Recognition of income recorded as deferred income as of December 31, 2024	(157,000)
Deferral of income billed during the year	104,800
Balance as of December 31, 2024	$344,800
Recognition of income recorded as deferred income as of September 30, 2025	(245,800)
Balance as of September 30, 2025	$99,000

j) Grant income

The Company receives certain cost reimbursements from an economic development corporation in Texas (Note 11). The income is recognized at a point in time when the Company completes its obligations for entitling to such reimbursements, and included in grant income on the unaudited condensed consolidated interim statements of operations.

Amounts received by the Company that the Company is not yet entitled to, and subject to refunds, are recognized as a payable, until the Company's completion of its obligations to earn the reimbursements.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	September 30, 2025	December 31, 2024
Vehicles	$51,149	$51,149
Aircraft improvements	79,529	79,529
	130,678	130,678
Less: accumulated depreciation	(63,297)	(48,056)
Net book value	$67,381	$82,622

Depreciation expense for the three and nine months ended September 30, 2025, was $5,080 and $15,241, respectively (three and nine months ended September 30, 2024 - $5,816 and $9,499, respectively).

5. NOTES PAYABLE

On February 16, 2012, the Company secured a loan with Space Florida in the amount of $1,436,001, maturing September 16, 2022. The loan bears interest at 1.00% per annum, no payments are due on the loan for 12 months from the date of first disbursement of the loan and interest-only payments are applicable over the next 114 months. The loan is secured by a DASH-7 aircraft engine with a book value of $0.

On September 16, 2022, the Company and Space Florida amended the agreement to extend the maturity date to November 1, 2033 and to increase the interest rate to 3.00% per annum and 8.00% per annum in the event of default. Additionally, starting December 1, 2023 the Company is to make monthly installments of $13,866.

On November 1, 2024, the Company and Space Florida entered into an amendment to the loan to confirm that the rate of interest is 3%. The parties also agreed that the previous monthly payment schedule is no longer in force, and the final settlement of the note would be through the conversion to shares of the Company upon a public listing event, at the public offering price.

As of September 30, 2025, the principal balance of $1,436,001 (December 31, 2024 - $1,436,001), and accrued interest of $13,463 (December 31, 2024 - $13,938) was outstanding for this loan. Interest expense was $10,849 and $32,194 for the three and nine months ended September 30, 2025, respectively (three and nine months ended September 30, 2024 - $10,849 and $32,194, respectively).

6. CONVERTIBLE DEBENTURE

The convertible debentures bear interest at 5.00% per annum, had an original maturity date of February 24, 2025, and automatically convert upon the event of an initial public offering ("IPO") at the lesser of a 40% discount of the price of the IPO and $4.00 per share. Convertible debentures entered into subsequent to the Tranche 1,  which closed on February 24, 2023, receive interest from the initial issuance date of February 24, 2023 from Tranche 1.

During the year ended December 31, 2024, the Company closed the secured convertible debenture financing as follows:

  Tranche 5, on May 14, 2024 and August 15, 2024 for gross proceeds of $743,400.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature, the number of shares that will or may be issued to settle the debentures may vary. Upon issuance, the fair value of the debt host liability was determined to be $743,400 and the respective embedded derivative liability was valued at $475,909. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $19,950 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

During the year ended December 31, 2023, the Company closed the secured convertible debenture financing as follows:

  Tranche 1, on February 24, 2023 for gross proceeds of $4,413,400
  Tranche 2, on July 14, 2023 for gross proceeds of $804,100
  Tranche 3, on September 15, 2023 for gross proceeds of $448,000
  Tranche 4, on December 28, 2023 for gross proceeds of $680,500

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature the number of shares that will or may be issued to settle the notes may vary. Upon issuance, the fair value of the debt host liability was determined to be $6,346,000 and the respective embedded derivative liability was valued at $2,352,602. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $86,506 in transaction costs.

The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

On December 19, 2024, holders of the convertible debentures approved an amendment to the debenture indenture, originally dated as of February 24, 2023, such that the maturity of the convertible debentures is extended from February 24, 2025 to December 31, 2025, and the convertible debentures will bear interest of 5.00% per annum until February 24, 2025, and 8.00% per annum from February 25, 2025 (the "December 2024 amendment"). The Company determined that this amendment should be treated as a debt modification.

Debt discount amortization during the three and nine months ended September 30, 2025 was $128,256 and $367,237, respectively (three and nine months ended September 30, 2024 - $486,390 and $1,243,542, respectively). Unamortized debt discount as of September 30, 2025 and December 31, 2024 was $133,700 and $500,937, respectively. Interest expense on the convertible notes for the three and nine months ended September 30, 2025 was $142,954 and $392,151, respectively (three and nine months ended September 30, 2024 - $105,656 and $354,280, respectively).

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

A summary of convertible debt as of and for the nine months ended September 30, 2025, as of and for the year ended December 31, 2024 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5	Total
As of January 1, 2024	$3,617,726	$551,746	$269,096	$337,839	$-	$4,776,407
Issuances	-	-	-	-	743,400	743,400
Fair value of conversion feature	-	-	-	-	(475,909)	(475,909)
Transaction costs	-	-	-	-	(19,950)	(19,950)
Amortization of debt discount	819,055	225,899	152,110	273,428	307,013	1,777,505
Interest	221,275	55,736	34,920	62,736	68,841	443,508
As of December 31, 2024	$4,658,056	$833,381	$456,126	$674,003	$623,395	$7,244,961
Amortization of debt discount	122,127	33,555	24,717	51,310	135,528	367,237
Interest	244,128	44,479	24,781	37,642	41,121	392,151
As of September 30, 2025	$5,024,311	$911,415	$505,624	$762,955	$800,044	$8,004,349

A roll-forward of the derivative liability, which is categorized at Level 3 on the fair value hierarchy, for the nine months ended September 30, 2025, and year ended December 31, 2024 is as follows:

Derivative liabilities
As of January 1, 2024	$2,416,863
Fair value of embedded derivative liability recognized	475,909
Change in fair value	1,642,697
As of December 31, 2024	$4,535,469
Change in fair value	529,721
As of September 30, 2025	$5,065,190

The key inputs used in the Monte Carlo model for the embedded conversion feature at initial measurement were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.67%	4.90%	5.11%	4.69%	4.44% - 5.01%
Expected term (years)	2.00	1.58	1.42	1.17	0.50 - 0.75
Expected volatility	74.6%	74.2%	75.8%	75.9%	69.3% - 86.2%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%	95.00%
Stock price	$0.5135	$0.5477	$0.5632	$0.5886	$2.0627 - 3.2454

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The Company's use of a Monte Carlo simulation model required the use of the subjective assumptions:

  The stock price was determined from a 409a valuation;
  The volatility was derived from comparable public companies;
  For the early redemption option the Company estimated this at 0% for all valuation dates. The Company estimated this default at 0% for all valuation dates;
  The probability of a successful IPO occurring was based on management's best estimate; and
  The conversion price is not subject to reset provisions for subsequent financing events.

The key inputs used in the Monte Carlo model for the embedded conversion feature at September 30, 2025 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.02%	4.02%	4.02%	4.02%	4.02%
Expected term (years)	0.25	0.25	0.25	0.25	0.25
Expected volatility	73.0%	73.0%	73.0%	73.0%	73.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2024 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.16%	4.16%	4.16%	4.16%	4.16%
Expected term (years)	1.00	1.00	1.00	1.00	1.00
Expected volatility	74.0%	74.0%	74.0%	74.0%	74.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

7. LEASES

On June 1, 2022, the Company entered into a one-year lease for hangar space. The lease agreement provided for four renewal terms of one year each. Management has determined that the renewals are likely to be utilized and the renewal terms are included in the calculation of the lease liability and right of use asset. In 2022, the Company recognized a right of use operating lease asset in the amount of $421,000 for this lease.

On July 1, 2025, upon renewal of the hangar lease, the Company entered into an amendment to the lease agreement, providing for rental of additional hangar space for a proportionate increase of monthly rental costs. In 2025, the Company recognized the additional space as a separate right of use operating lease asset, in the amount of $20,372 for the additional space.

Lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company's lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a discount rate of 15.00% in determining its lease liabilities.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

7. LEASES (CONTINUED)

The discount is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of comparable value to the right-of-use asset in a similar economic environment. The discount rate therefore reflects what the Company "would have to pay", which requires estimation when no observable rates are available or where the applicable rates need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the discount using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates. The Company determined its discount rated based on the rate used by comparable public companies.

The following table presents net lease cost and other supplemental lease information:

	September 30, 2025	September 30, 2024
Lease cost:
Operating lease cost	$95,136	$91,184
Variable lease cost	60,108	34,394
Short term lease cost	254,502	87,316
Net lease cost	409,746	212,894
Cash paid for operating lease liabilities	$(70,083)	$(55,409)

As of December 31, 2024 and December 31, 2023, the Company's lease liability is as follows:

Lease liability	September 30, 2025	December 31, 2024
Current portion of operating lease liability	$115,315	$91,767
Long-term portion of operating lease liability	88,891	162,150
	$204,206	$253,917

Future minimum lease payments to be paid by the Company as a lessee as of September 30, 2025 are as follows:

Operating lease commitments and lease liability
2025	34,200
2026	139,192
2027	58,709
Total future minimum lease payments	232,101
Discount	(27,895)
Total	$204,206

The leases have a remaining term of 1.66 years.

8. STOCKHOLDERS' DEFICIT

a) Common stock

Common stock activity during the nine months ended September 30, 2025

On January 6, 2025, the Company closed a round of its Reg A Offering in relation to funds already received as of December 31, 2024 and issued 521,070 shares of common stock at a price of $3.59 per share, for gross proceeds of $1,870,643. In conjunction with closing this financing round, the Company incurred cash issuance costs of $106,516. On January 6, 2025, the Company also issued 5,224 warrants to the placement agent. These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $12,672.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

On February 27, 2025 and March 13, 2025, the Company closed two rounds of its Reg A Offering for gross proceeds of $4,101,909. Cash issuance costs totalling $247,774 were incurred in connection with this closing. On April 2, 2025, the Company issued 1,142,367 shares in connection with this closing. On April 2, 2025, the Company also issued 11,425 warrants to the placement agent. These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $27,163.

On April 25, 2025, the Company closed a round of its Reg A Offering and issued 234,485 shares of common stock at a price of $3.59 per share for gross proceeds of $841,801. In conjunction with the closing of this round, the Company incurred cash issuance cost of $29,065. On April 25, 2025, the Company issued 2,344 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $4,925.

On May 14, 2025, the Company closed a round of its Reg A Offering for gross proceeds of $1,976,791. Cash issuance costs totalling $194,029 were incurred in connection with this closing. On July 17, 2025, the Company issued 550,639 shares in connection with this closing.

On July 17, 2025, the Company also closed a round of its Reg A Offering and issued 91,426 shares of common stock at a price of $3.59 per share for gross proceeds of $328,230. In conjunction with the closing of this round, the Company incurred cash issuance cost of $14,067. On July 17, 2025, the Company also issued 6,451 agent's warrants to the placement agent in connection to the May 14, 2025 and July 17, 2025 closings. These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $13,450.

Common stock activity during the year ended December 31, 2024

On October 23, 2024, November 11, 2024 and November 29, 2024, the Company conducted closings of its offering under Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings ("Reg A Offering"), pursuant to which an aggregate of 2,456,710 shares of common stock were issued at a price of $3.59 per share, for gross proceeds of $8,819,600. In conjunction with the closing of these rounds, the Company incurred share issuance costs of $735,634. The Company was also required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $57,182.

On December 23, 2024, the Company closed another round of its Reg A Offering for gross proceeds of $1,870,643. As of December 31, 2024, the shares have not yet been issued but the funds were received.  Due to this, as of December 31, 2024, the proceeds are disclosed as common stock subscribed and the share issuance costs are disclosed as deferred financing charges on the consolidated balance sheet.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

b) Warrants

A summary of Common Stock warrant activity during the nine months ended September 30, 2025 is as follows:

	Number of warrants	Weighted average exercise price	Weighted average remaining life in years	Aggregate intrinsic value
Outstanding, January 1, 2025	18,174,574	$0.33	4.00	$59,169,000
Issued	25,444	3.59
Outstanding, September 30, 2025	18,200,018	$0.34	3.94	$59,169,000
Exercisable, September 30, 2025	50,018	$3.59	4.00	$-

As previously noted, in connection with the 2025 Offerings, the Company was required to issue 25,444 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model.  Based on the below inputs, the Company determined that the warrants had a fair value of $58,209.

Expected volatility	72.4% - 87.30%
Expected term (years)	4.14 - 4.67
Risk-free interest rate	2.61 - 3.10%
Dividend yield	0%

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is the life of the warrant.

c) Options

A summary of Common Stock option activity during the nine months ended September 30, 2025 is as follows:

	Number of options	Weighted average exercise price	Weighted average remaining life in years	Aggregate intrinsic value
Outstanding, January 1, 2025	-	$-	-	$-
Issued	2,415,000	3.59
Outstanding, September 30, 2025	2,415,000	$3.59	4.85	$-
Vested, September 30, 2025	-	$-	-	$-

On August 12, 2025, the Company granted 2,415,000 stock options that vest 180 days from the date of listing on the NYSE. The exercise price of the options is $3.59 and expire on July 25, 2030.  1,640,000 options were granted to related parties.

On September 29, 2025, the Company granted 215,000 stock options that vest 180 days from the date of listing on the NYSE. The exercise price of the options is $3.59 and expire on July 25, 2030. 75,000 options were granted to a Director and 140,000 to a spouse of a Director.

No options were granted during the year ended December 31, 2024.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

The Company did not recognize share-based compensation related to the options granted as vesting is dependent on the occurrence of the Company's listing on the NYSE, which is outside of the Company's control. Accordingly, recognition of share-based compensation is deferred until listing, under the principles of ASC 805, Business Combinations.

d) Restricted share units ("RSUs")

A summary of RSU activity during the nine months ended September 30, 2025 is as follows:

Number of RSUs
Outstanding, January 1, 2025	-
Issued	2,285,000
Outstanding, September 30, 2025	2,285,000
Vested, September 30, 2025	-

On August 12, 2025, the Company granted 2,285,000 RSUs that vest 180 days from the date of listing on the NYSE.  1,275,000 RSUs were granted to related parties. The grant date fair value was $3.59 per share.

No RSUs were granted during the year ended December 31, 2024.

The Company did not recognize share-based compensation related to the RSUs granted as vesting is dependent on the occurrence of the Company's listing on the NYSE, which is outside of the Company's control. Accordingly, recognition of share-based compensation is deferred until listing, under the principles of ASC 805, Business Combinations.

9. RELATED PARTY TRANSACTIONS

Due From Related Party

As of September 30, 2025, $4,074 (December 31, 2024 - $4,074) was due from the Chief Executive Officer ("CEO"), who is also a majority shareholder. The amounts are unsecured, non-interest bearing and due on demand.

As of September 30, 2025, $37,146 (December 31, 2024 - $0) was due from the Chief Financial Officer ("CFO"), for expenses paid on behalf of the CFO by the Company. The amounts are unsecured, non-interest bearing and due on demand.

As of September 30, 2025, $100,000 (December 31, 2024 - $0) was due from a company owned 50% by the CEO and majority shareholder, for overpayment of deposit for agreement to purchase jet engines. The amounts are unsecured, non-interest bearing and due on demand.

Management Fees

During the three and nine months ended September 30, 2025, management fees of $75,000 and $235,097, respectively (three and nine months ended September 30, 2024 - $55,500 and $166,500, respectively), were incurred to the CEO, who is also a majority shareholder of the Company. As of September 30, 2025 and December 31, 2024, $31,000 and $0 of management fees were included in accounts payable and accrued liabilities, respectively.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

Consulting Fees

During the three and nine months ended September 30, 2025, the Company incurred consulting fees of $18,000 and $35,000, respectively (three and nine months ended September 30, 2024 - $0 and $25,000, respectively), of fees to a former board of directors ("BOD") member.  As of September 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and nine months ended September 30, 2025, the Company incurred consulting fees of $30,000 and $40,606, respectively (three and nine months ended September 30, 2024 - $0 and $0, respectively), of fees to a former BOD member.  As of September 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and nine months ended September 30, 2025, the Company incurred consulting fees of $0 and $0, respectively (three and nine months ended September 30, 2024 - $22,500 and $67,500, respectively), of fees to a Company for which a BOD member is part of senior management.  As of September 30, 2025 and December 31, 2024, $0 and $0 of these fees were unpaid, respectively.

During the three and nine months ended September 30, 2025, the Company incurred an expense of $18,000 and $54,000, respectively (three and nine months ended September 30, 2024 - $12,000 and $36,000, respectively), of fees to an entity owned by the spouse of the CEO, who is also a majority shareholder.  As of September 30, 2025 and December 31, 2024, $6,000 and $0 of these fees were included in accounts payable and accrued expenses.

Contract Labour

During the three and nine months ended September 30, 2025, the Company incurred expenses with the brother of the CEO, totaling $0 and $27,000, respectively (three and nine months ended September 30, 2024 - $0 and $0, respectively). These expenses are included in Contract Labour and Fuel in the unaudited condensed consolidated interim statements of operations. As of September 30, 2025 and December 31, 2024, there were no unpaid amounts for these services.

Director Fees

During the three and nine months ended September 30, 2025, directors fees of $42,000 and $126,000, respectively (three and nine months ended September 30, 2024 - $42,000 and $122,000, respectively), were incurred to related parties. As of September 30, 2025 and December 31, 2024, $6,000 and $128,000, respectively, of directors fees were included in accounts payable and accrued liabilities.

Professional Fees

During the three and nine months ended September 30, 2025, the Company incurred professional fee expenses of $45,000 and $135,000, respectively (three and nine months ended September 30, 2024 - $80,500 and $131,500, respectively), to the CFO.  There were no amounts owed to this related party as of September 30, 2025 or December 31, 2024.

During the three and nine months ended September 30, 2025, the Company incurred professional fee expenses of $24,000 and $72,000, respectively (three and nine months ended September 30, 2024 $22,500 and $67,500, respectively), to the Vice President of Development.  As of September 30, 2025 and December 31, 2024, $8,000 and $0 of these fees were included in accounts payable and accrued expenses.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

Commitments and Contingencies

The Company entered into an agreement with a company owned 50% by the CEO and majority shareholder.  The agreement is to buy jet engines.  The purchase price of the jet engines is $2,200,000.  As of September 30, 2025, the Company had total long-term deposits with this related party recorded for this agreement of $2,200,000 (December 31, 2024 - $1,300,000).

Notes Payable

On August 14, 2010, Company entered into a loan agreement with the Shareholder in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $190,050 was outstanding for this loan.

On August 14, 2010, the Company entered into a loan agreement with an entity owned by the spouse of the Shareholder in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $865,000 was outstanding for this loan.

On April 10, 2016, the Company entered into a loan agreement with a corporation owned 50% by the CEO, who is also a majority shareholder, in the amount of $100,000. The loan bears no interest, with no terms of repayment and is due on demand. As of September 30, 2025 and December 31, 2024, $100,000 was outstanding for this loan.

On August 1, 2022, the Company entered into a loan agreement with the Shareholder in the amount of $475,150. The loan bears no interest, with no terms of repayment, and is due on demand. As of September 30, 2025 and December 31, 2024, $475,150 was outstanding for this loan.

10. INCOME TAXES

The Company did not record any income tax provision or benefit for the three and nine months ended September 30, 2025 and 2024. The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of its deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, the Company has not reflected any benefit of such deferred tax assets in the accompanying unaudited condensed consolidated interim financial statements.

11. COMMITMENTS AND CONTINGENCIES

Issuance of Options to Consultant and Officer

On September 1, 2023, the Company entered into an agreement with a consultant. Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the consultant have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On August 12, 2025, the Company granted 100,000 restricted stock units to the consultant in satisfaction of the original obligation to issue 100,000 options.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On January 1, 2024, the Company entered into an agreement with the Chief Financial Officer (the "CFO"). Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the CFO have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On August 12, 2025, the Company granted 750,000 restricted stock units to the CFO in satisfaction of the all obligations of issuance of the 250,000 options.

Midland Economic Development Agreement

On October 7, 2024, the Company entered into an economic development agreement (the "Economic Development Agreement") with Midland Development Corporation ("MDC"), whereby MDC has agreed to provide certain incentives to the Company for (i) expansion of its business operations to the Midland International Air & Space Port ("KMAF"), (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at the Midland International Air & Space Port. In connection with the Economic Development Agreement, the Company has a commitment to enter into certain temporary, short-term, and long-term hangar leases at KMAF, and the MDC would provide reimbursements of lease payments until a long-term hangar lease is being entered into. For the three and nine months ended September 30, 2025, the Company incurred rent expenses of $24,000 and $88,000, respectively, and relocation costs of $14,712 and $51,723, respectively, in relation to the Economic Development Agreement.

For the three and nine months ended September 30, 2025, the Company is entitled to grant income related to reimbursement of these costs of $38,712 and $139,723, respectively (three and nine months ended September 30, 2024 - $0 and $0, respectively). As of September 30, 2025 and December 31, 2024, the Company had a grant income payable of $179,967 and $0, respectively.

Aerovision Aircraft Acquisition Agreement

On October 31, 2024, the Company entered into an aircraft acquisition agreement ("Aircraft Agreement") with Aerovision LLC ("Aerovision"), pursuant to which the Company agreed to purchase from Aerovision various used aircrafts and associated spare equipment (the "Aircraft Transactions") in phases. The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with U.S. Federal Aviation Administration ("FAA") Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea.

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000 to be made no later than ten business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Company's Regulation A Tier 2 Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement.  Phase 2 will involve the payment of an additional $5,000,000 for the acquisition of eight of the twelve F-4 Phantom II aircraft.  Such payment is due no later than December 15, 2024. Phase 3 will involve the payment of an additional $5,000,000 for the acquisition of the final four F-4 Phantom II aircraft.  Such payment is due no later than March 15, 2025. Phase 4 shall involve the payment of an additional $5,000,000 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA.  The parties are to use their reasonable best efforts to complete Phase 4 by April 15, 2025. This agreement has subsequently been amended.

STARFIGHTERS SPACE, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On January 28, 2025, the Company and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which: (i) the Company may elect not to proceed with Phase 3 and/or Phase 4; (ii) the initial deposit advance of $5,000,000 is broken down into two payments of $2,500,000 each, with the first payment to be made on or before January 31, 2025 (which has been paid on January 24, 2025), and the second payment to be made within 10 days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s) (which has been paid on March 3, 2025); (iii) the due date for payment associated with Phase 2 is amended to be within five days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Company from the point of origin; (iv) the due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025; (v) the due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

If all four phases of the Aircraft Agreement are completed, the total cost of the agreement will be $20,000,000. As of September 30, 2025, the Company has made deposits to Aerovision totalling $5,150,000 (December 31, 2024 - $150,000).

12. SUBSEQUENT EVENTS

On December 2, 2025, the Company filed a post-qualification offering circular with the SEC in respect of the Reg A Offering in order to maintain the qualification of the Corporation's Reg A Offering beyond twelve months from the original qualification date.

SCHEDULE "B"
AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS OF THE CORPORATION FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

B-1

STARFIGHTERS SPACE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Starfighters Space, Inc.

Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Starfighters Space, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the consolidated results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss from operations, negative cash flows from operations, and an accumulated deficit and that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2024.

/s/ Adeptus Partners, LLC

PCAOB ID: 3686

Ocean, New Jersey
April 30, 2025

STARFIGHTERS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets

Current assets
Cash	$7,050,610	$1,694,109
Restricted cash	50,089	-
Short-term investments	1,006,517	288,110
Due from related party	4,074	4,074
Prepaid expenses	134,572	154,440
Deferred financing charges	105,703	-
Other receivable	1,064	-
Total current assets	8,352,629	2,140,733

Right of use assets - operating lease, net	242,332	319,715
Property, plant, and equipment, net	82,622	18,412
Long-term deposits	1,623,003	1,152,532
Total assets	$10,300,586	$3,631,392

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$731,756	$476,562
Deferred income	344,800	397,000
Derivative liability	4,535,469	-
Lease liability	91,767	75,801
Interest payable	13,938	59,929
Convertible debentures, net	7,244,961	-
Note payable	1,436,001	135,532
Related party notes payable	1,630,200	1,675,200
Total current liabilities	16,028,892	2,820,024

Note payable	-	1,300,469
Convertible debentures, net	-	4,776,407
Derivative liability	-	2,416,863
Lease liability - non-current	162,150	253,917
Total liabilities	$16,191,042	$11,567,680

Commitments and contingencies - see Note 11

Stockholders' Deficit
Common stock, $0.00001 par value, 200,000,000 shares authorized; 19,176,910 issued and outstanding as of December 31, 2024 (16,720,200 as of December 31, 2023)	192	167
Common stock subscribed	1,870,643	-
Additional paid-in-capital	9,125,524	1,041,583
Accumulated deficit	(16,886,815)	(8,978,038)
Total stockholders' deficit	(5,890,456)	(7,936,288)
Total liabilities and stockholders' deficit	$10,300,586	$3,631,392

The accompanying notes are an integral part of these consolidated financial statements

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2024	2023

Operating expenses
Advertising and promotion	$183,790	$304,543
Bank and interest charges	5,607	913
Business development	360,000	360,000
Consulting fees	998,364	907,215
Contract labor and fuel	403,800	494,675
Custom fees	-	6,416
Depreciation	15,319	12,276
Directors fees	164,000	168,000
Insurance	87,372	83,630
Licenses	620	501
Management fees	232,000	232,000
Office and administrative	166,196	137,178
Listing fees	292,293	-
Professional fees	786,338	462,989
Rent expense	294,611	210,893
Repairs and maintenance	44,504	102,714
Travel and entertainment	231,207	598,833
Vehicle	35,062	3,295
Total operating expenses	(4,301,083)	(4,086,071)

Other income (expense)
Amortization of debt discount	(1,777,505)	(656,524)
Change in fair value of derivative liability	(1,642,697)	(64,261)
Other income	234,900	349,330
Interest expense	(486,669)	(266,098)
Interest income	66,323	50,419
Exchange loss	(2,046)	(8,378)
Total other income (expense)	(3,607,694)	(595,512)

Net loss before taxes	(7,908,777)	(4,681,583)

Income tax expense (benefit)	-	-

Net loss	$(7,908,777)	$(4,681,583)

Weighted average number of shares - Basic and diluted	17,183,830	16,720,000

Net loss per share - Basic and diluted	$(0.46)	$(0.28)

The accompanying notes are an integral part of these consolidated financial statements

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Number of Shares	Amount	Common Stock Subscribed	Additional Paid-In- Capital	Deficit	Total Stockholders' Deficit
Balance, January 1, 2023	16,720,200	$167	$-	$1,010,083	$(4,296,455)	$(3,286,205)
Issuance of warrants	-	-	-	31,500	-	31,500
Net loss	-	-	-	-	(4,681,583)	(4,681,583)
Balance, December 31, 2023	16,720,200	167	$-	$1,041,583	(8,978,038)	(7,936,288)

Reg A financing	2,456,710	25	1,870,643	8,819,575	-	10,690,243
Reg A financing share issuance costs	-	-	-	(735,634)	-	(735,634)
Net loss	-	-	-	-	(7,908,777)	(7,908,777)
Balance, December 31, 2024	19,176,910	$192	$1,870,643	$9,125,524	$(16,886,815)	$(5,890,456)

The accompanying notes are an integral part of these consolidated financial statements

STARFIGHTERS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024	2023

Cash flows from operating activities
Net loss	$(7,908,777)	$(4,681,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,319	12,276
Amortization of ROU asset	77,383	66,630
Unrealized gain on investments	(5,474)	(9,834)
Realized gain on investments	(6,881)	-
Amortization of debt discount	1,777,505	656,524
Change in fair value of derivative liability	1,642,697	64,261

Changes in operating assets and liabilities:
Accrued interest	397,517	251,739
Other receivable	(1,064)	90,000
Accounts payable and accrued liabilities	255,194	83,806
Due to related party	-	(1,640)
Deferred income	(52,200)	312,000
Prepaid expenses	19,868	(129,501)
Lease liability	(75,801)	(77,458)
Net cash used in operating activities	(3,864,714)	(3,362,780)

Cash flows from investing activities
Additions to long-term deposits	(550,000)	(650,000)
Purchase of short-term investments	(1,295,252)	(278,276)
Redemption of short-term investments	589,200	-
Net cash used in investing activities	(1,256,052)	(928,276)

Cash flows from financing activities
Repayment of loans	(45,000)	-
Repayment of related party loans	-	(247,500)
Proceeds from convertible debentures, net of costs	723,450	3,977,154
Proceeds from exercise of warrants	-	31,500
Proceeds from Reg A financing, net of costs	9,954,609	-
Deferred financing costs	(105,703)	-
Net cash provided by financing activities	10,527,356	3,761,154
Increase (decrease) in cash	5,406,590	(529,902)
Cash and restricted cash, beginning of year	1,694,109	2,224,011
Cash and restricted cash, end of year	$7,100,699	$1,694,109

Cash	$7,050,610	$1,694,109
Restricted Cash	50,089	-
Total cash and restricted cash, end of year	$7,100,699	$1,694,109

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	$89,152	$14,360

Supplemental disclosure of non-cash investing and financing activities
Initial derivative liability from issuance of convertible notes	$475,909	$2,352,602

The accompanying notes are an integral part of these consolidated financial statements

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Starfighters Space Inc. ("SFS" or the "Company") was incorporated on September 6, 2022, under the laws of the State of Delaware.  The Company's registered office is held at 850 New Burton Road, Suite 201, Dover, DE 19904. The Company's principal operating facility is located in Cape Canaveral, Florida. The Company operates from the NASA Kennedy Space Center in Florida and has a fleet of seven F104 Fighter jets that are capable of flying MACH 2+.  The Company is currently in the process of gaining a launch waiver and license for its first space launch to launch rockets carrying payloads for data testing from their jets into suborbital space.  Upon successful suborbital space flight, the Company intends to develop infrastructure for orbital space launch.

Risks and Uncertainties

Disruption of global financial markets and a recession or market correction, including the ongoing military conflicts between Russia and Ukraine and the related sanctions imposed against Russia as well as the conflict between Israel and Hamas, the ongoing effects of the COVID-19 pandemic, the significant tariffs imposed by the United States on imports from other countries and other global macroeconomic factors such as inflation and rising interest rates, could reduce the Company's ability to access capital, which could in the future negatively affect the Company's liquidity and could materially affect the Company's business and the value of its common stock.

2. BASIS OF PRESENTATION

a) Basis of presentation

The accompanying consolidated financial statements include the accounts of Starfighters Space Inc. and its wholly owned subsidiaries, and are presented using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). All intercompany accounts and transactions have been eliminated in consolidation. References to the "ASC" hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board ("FASB") as the source of authoritative U.S. GAAP.

As of December 31, 2024, the Company's subsidiaries were:

Name of subsidiary	Place of incorporation	Incorporated	Ownership
Starfighters International Inc. (Florida)	Florida, the United States	March 3, 2018	100%
Starfighters Inc.	Florida, the United States	November 16, 1995	100%
Starfighters International Inc. (Texas)	Texas, the United States	March 29, 2024	100%

b) Going concern

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. During the years ended December 31, 2024 and 2023, the Company recorded a net loss of $7,908,777 and $4,681,583, respectively. As of December 31, 2024 and December 31, 2023, the Company had a deficit of $16,886,815 and $8,978,038, respectively.

These factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date of the consolidated financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. BASIS OF PRESENTATION (CONTINUED)

As of December 31, 2024, the Company had cash in the amount of $7,050,610. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case or equity financing.

c) Functional and presentation currencies

The consolidated financial statements of the Company are presented in United States dollars. The functional currency of the Company and its subsidiaries is the United States dollar.

d) Emerging growth company

The Company is an "Emerging Growth Company", as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act"), as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards.  The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

e) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company's management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements.  Actual results may differ from these estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks, and when applicable, short-term, highly liquid deposits which are either cashable or with original maturities of less than three months. There are no cash equivalents as of December 31, 2024 or 2023. At times, the Company's cash balance exceeds the federally insured limits. The total uninsured cash and cash equivalents balance as of December 31, 2024 was $6,350,699.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

b) Restricted cash

Restricted cash are deposits held with banks that are held as collateral for the corporate credit cards of the Company.

c) Short-term investments

The Company's short-term investments are treasury notes and certificates of deposit with original maturities greater than 3 months.  All of the treasury notes held by the Company as of December 31, 2023 matured in 2024.  The treasury notes had an interest rate of 5.046%. The certificate of deposit held by the Company as of December 31, 2024 matures in 2025. The certificate of deposit has an interest rate of 4.163%. The short-term investments are level 1 investments in the fair value hierarchy. These securities are presented on the consolidated balance sheet at fair value.  Earnings from these securities are included in interest income on the consolidated statement of operations. For the year ended December 31, 2024 and 2023, the Company recorded a gain on short-term investments of $12,355 and $0, respectively.

d) Accounts Receivable and Allowance for Credit Losses

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company's best estimate of the amount of expected credit losses in the Company's existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of December 31, 2024 and December 31, 2023.

e) Property, plant, and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the double-declining method over the estimated useful lives of the respective assets. Depreciable assets retired or sold are removed from the accounts and any resulting gain or loss is reflected in income for the period. Major replacements or betterments are capitalized while maintenance and repairs are expensed as incurred. The estimated useful lives of the classes of property and equipment are as follows:

Vehicles	5 years
Aircraft improvements	5 years

f) Long-term deposits

Long-term deposits are comprised entirely of deposits paid in advance for property and equipment, where control of the asset has not yet transferred to the Company.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g) Leases

The Company adopted ASC 842, Leases, as amended, on January 1, 2020 ("ASC 842"). The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company not to separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease.

The Company determines if an arrangement contains a lease at inception as defined by ASC 842. To meet the definition of a lease under ASC 842, the contractual arrangement must convey to the Company the right to control the use of an identifiable asset for a period of time in exchange for consideration. Right of Use ("ROU") assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

h) Impairment of long-lived assets

Long-lived assets or asset groups held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Circumstances that could trigger a review include, but are not limited to: significant decreases in the market price of the assets; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the assets; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the assets; and current expectation that the assets will more likely than not be sold or disposed significantly before the end of their estimated useful life.

When indicators of potential impairment are present the Company prepares a projected undiscounted cash flow analysis for the respective asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized equal to the excess of the carrying value over the fair value, if any. Fair value can be determined using discounted cash flows of future operating results based upon a rate that corresponds to the cost of capital. Recognized impairment losses are not reversed. There were no impairments noted during the years ended December 31, 2024 or 2023.

i) Financial instruments measurements and fair value of financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company's own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

  Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
  Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liability relating to the embedded conversion feature in the convertible notes is a Level 3 liability. See Note 6 for the significant inputs used and for a roll-forward of the Level 3 liability.

j) Derivative Liabilities

The Company evaluates its financial instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market at each balance sheet date and recorded as a liability and the change in fair value is recorded in the consolidated statements of operations.  Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period.  Derivative instruments that become subject to reclassification are reclassified at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the consolidated balance sheet as current or non-current based on whether or not settlement of the derivative instrument is expected within 12 months of the consolidated balance sheet date.

The Company uses the Monte Carlo simulation model to value derivative liabilities.  This model uses Level 3 inputs in the fair value hierarchy established by ASC 820, Fair Value Measurement.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k) Income taxes

The Company's tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements. The Company is not aware of any issued under review that could result in significant payments, accruals or a material deviation from its position.

l) Loss per share

Basic earnings (loss) per share ("EPS") is calculated by dividing profit or loss attributable to ordinary equity holders (numerator) by the weighted average number of ordinary shares outstanding (denominator) during the period. The denominator is calculated by adjusting the shares issued at the beginning of the period by the number of shares bought back during the period, multiplied by a time-weighting factor.

Diluted EPS is calculated by adjusting the earnings and number of shares for the effects of dilutive options and other dilutive potential units. The effects of anti-dilutive options and potential units are ignored in calculating diluted EPS. All options and potential units are considered anti-dilutive when the Company is in a loss position.

The Company has the following anti-dilutive securities as of December 31, 2024 and 2023:

	2024	2023
Warrants	18,174,574	18,150,000

Due to the terms of the conversion option for the Note Payable (Note 5) and Convertible Debentures (Note 6), the Company cannot predict the anti-dilutive shares for these instruments, and as such, they are excluded from the above table.

m) Other income

The Company earns ancillary income from contracts with customers for pilot training and equipment testing. The income is recognized at a point in time which is upon the completion of the services, which the Company has determined is the completion of a flight. There is no variable consideration for these ancillary services.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

From time to time, the Company receives consideration in advance of the services being rendered; this is presented as deferred income on the consolidated balance sheet. The Company also extends credit for payments to be received for services provided; this is presented as accounts receivable on the consolidated balance sheet.

The following table summarizes the deferred income activity for the years ended December 31, 2024 and 2023:

Balance as of January 1, 2023	$85,000
Deferral of income billed during the year	312,000
Balance as of December 31, 2023	$397,000
Recognition of income recorded as deferred income as of December 31, 2023	(157,000)
Deferral of income billed during the year	104,800
Balance as of December 31, 2024	$344,800

n) Advertising Costs

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2024 and 2023, were $183,790 and $304,543 respectively.

o) Subsequent Events

The Company evaluated subsequent events through April 30, 2025, the date in which the consolidated financial statements were issued.

p) Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures ("ASU 2023-07"), which requires an enhanced disclosure of segments on an annual and interim basis, including the title of the chief operating decision maker, significant segment expenses, and the composition of other segment items for each segment's reported profit. The Company adopted ASU 2023-07 as of January 1, 2024, which had no material impact on the Company's consolidated financial statements.

q) Segment Reporting

ASC Topic No. 280, Segment Reporting ("ASC 280"), establishes standards for the way that public business enterprises report information about operating segments in their annual consolidated financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. ASC 280 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company's business segments are based on the organization structure used by the chief operating decision maker for making operating and investment decisions and for assessing performance. Our Chief Executive Officer, who is our chief operating decision maker, views the Company's operations and manages its business in one operating segment, which is principally the operations of F104 Fighter jets and development of infrastructure for orbital space launch.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2024	December 31, 2023
Vehicles	$51,149	$51,149
Aircraft improvements	79,529	-
	130,678	51,149

Accumulated depreciation	(48,056)	(32,737)
Net book value	$82,622	$18,412

Depreciation expense for the years ended December 31, 2024 and 2023, was $15,319 and $12,276, respectively.

5. NOTE PAYABLE

On February 16, 2012, the Company secured a loan with Space Florida in the amount of $1,436,001, maturing September 16, 2022. The loan bears interest at 1.00% per annum, no payments are due on the loan for 12 months from the date of first disbursement of the loan and interest-only payments are applicable over the next 114 months.  The loan is secured by a DASH-7 aircraft engine with a book value of $0.

On September 16, 2022, the Company and Space Florida amended the agreement to extend the maturity date to November 1, 2033 and to increase the interest rate to 3.00% per annum and 8.00% per annum in the event of default. Additionally, starting December 1, 2023 the Company is to make monthly installments of $13,866.

On November 1, 2024, the Company and Space Florida entered into an amendment to the loan to confirm that the rate of interest is 3%. The parties also agreed that the previous monthly payment schedule is no longer in force, and the final settlement of the note would be through the conversion to shares of the Company upon a public listing event, at the public offering price.

As of December 31, 2024 and December 31, 2023, the principal balance of $1,436,001 and $1,436,001, respectively, and accrued interest of $13,938 and $59,929, respectively, was outstanding for this loan. Interest expense was $43,161 and $53,108 for the years ended December 31, 2024 and 2023, respectively.

6. CONVERTIBLE DEBENTURES

The convertible debentures bear interest at 5.00% per annum, have a maturity date of February 24, 2025, and automatically convert upon the event of an IPO at the lesser of a 40% discount of the price of the IPO and $4.00 per share.  Convertible debentures entered into subsequent to the Tranche 1, which closed on February 24, 2023, receive interest from the initial issuance date of February 24, 2023 from Tranche 1.

During the year ended December 31, 2024, the Company closed the secured convertible debenture financing as follows:

  Tranche 5, on May 14, 2024 and August 15, 2024 for gross proceeds of $743,400.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature, the number of shares that will or may be issued to settle the debentures may vary. Upon issuance, the fair value of the debt host liability was determined to be $743,400 and the respective embedded derivative liability was valued at $475,909. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $19,950 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

During the year ended December 31, 2023, the Company closed the secured convertible debenture financing as follows:

  Tranche 1, on February 24, 2023 for gross proceeds of $4,413,400
  Tranche 2, on July 14, 2023 for gross proceeds of $804,100
  Tranche 3, on September 15, 2023 for gross proceeds of $448,000
  Tranche 4, on December 28, 2023 for gross proceeds of $680,500

The convertible debentures were determined to be hybrid financial instruments comprised of a debt host liability and an embedded derivative liability, as under the conversion feature the number of shares that will or may be issued to settle the notes may vary. Upon issuance, the fair value of the debt host liability was determined to be $6,346,000 and the respective embedded derivative liability was valued at $2,352,602. The derivative liability conversion feature was valued first and the residual was allocated to the debt host liability. The Company uses the Monte Carlo model to determine the fair value of the embedded derivative liability based on a common stock simulation model and future projections of various potential outcomes. The Company incurred $86,506 in transaction costs. The fair value of the initial derivative and the transaction costs incurred were recorded as debt discount and are amortized over the life of the convertible notes using the effective interest method.

On December 19, 2024, holders of the convertible debentures approved an amendment to the debenture indenture, originally dated as of February 24, 2023, such that the maturity of the convertible debentures is extended from February 24, 2025 to December 31, 2025, and the convertible debentures will bear interest of 5.00% per annum until February 24, 2025, and 8.00% per annum from February 25, 2025 (the "December 2024 amendment"). The Company determined that this amendment should be treated as a debt modification.

Debt discount amortization during the year ended December 31, 2024 and 2023 was $1,777,505 and $656,524, respectively. Unamortized debt discount as of December 31, 2024 and 2023 was $500,937 and $1,782,584, respectively. Interest expense on the convertible notes for the years ended December 31, 2024 and 2023 was $443,508 and $212,991, respectively.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

A summary of convertible debt as of and for the year ended December 31, 2024, and December 31, 2023 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5	Total
As of January 1, 2023	$-	$-	$-	$-	$-	$-
Issuances	4,413,400	804,100	448,000	680,500	-	6,346,000
Fair value of conversion feature	(1,482,763)	(321,144)	(208,539)	(340,156)	-	(2,352,602)
Transaction costs	(70,882)	(11,730)	-	(3,885)	-	(86,506)
Amortization of debt discount	570,553	61,803	23,068	1,100	-	656,524
Interest	187,418	18,726	6,567	280	-	212,991
As of December 31, 2023	$3,617,726	$551,746	$269,096	$337,839	$-	$4,776,407
Issuances	-	-	-	-	743,400	743,400
Fair value of conversion feature	-	-	-	-	(475,909)	(475,909)
Transaction costs	-	-	-	-	(19,950)	(19,950)
Amortization of debt discount	819,055	225,899	152,110	273,428	307,013	1,777,505
Interest	221,275	55,736	34,920	62,736	68,841	443,508
As of December 31, 2024	$4,658,056	$833,381	$456,126	$674,003	$623,395	$7,244,961

A roll-forward of the derivative liability, which is categorized at Level 3 on the fair value hierarchy, for the years ended December 31, 2024 and December 31, 2023 is as follows:

Derivative liabilities
As of January 1, 2023	$-
Fair value of embedded derivative liability recognized	2,352,602
Change in fair value	64,261
As of December 31, 2023	$2,416,863
Fair value of embedded derivative liability recognized	475,909
Change in fair value	1,642,697
As of December 31, 2024	$4,535,469

The key inputs used in the Monte Carlo model for the embedded conversion feature at initial measurement were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.67%	4.90%	5.11%	4.69%	4.44% - 5.01%
Expected term (years)	2.00	1.58	1.42	1.17	0.50 - 0.75
Expected volatility	74.6%	74.2%	75.8%	75.9%	69.3% - 86.2%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%	95.00%
Stock price	$0.5135	$0.5477	$0.5632	$0.5886	$2.0627 - 3.245

The Company's use of a Monte Carlo simulation model required the use of the subjective assumptions:

  The stock price was determined from a 409a valuation;
  The volatility was derived from comparable public companies;
  For the early redemption option the Company estimated this at 0% for all valuation dates. The Company estimated this default at 0% for all valuation dates;
  The probability of a successful IPO occurring was based on management's best estimate;
  The conversion price is not subject to reset provisions for subsequent financing events.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. CONVERTIBLE DEBENTURE (CONTINUED)

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2024 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Tranche 5
Risk-free interest rate	4.16%	4.16%	4.16%	4.16%	4.16%
Expected term (years)	1.00	1.00	1.00	1.00	1.00
Expected volatility	74.0%	74.0%	74.0%	74.0%	74.0%
Probability of an IPO	95.00%	95.00%	95.00%	95.00%	95.00%
Stock price	$3.59	$3.59	$3.59	$3.59	$3.59

The key inputs used in the Monte Carlo model for the embedded conversion feature at December 31, 2023 were as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4
Risk-free interest rate	4.74%	4.71%	4.70%	4.68%
Expected term (years)	1.15	1.54	1.71	1.99
Expected volatility	72.0%	71.8%	71.8%	71.7%
Probability of an IPO	50.00%	60.00%	70.00%	75.00%
Stock price	$0.5894	$0.5894	$0.5894	$0.5894

7. LEASES

On June 1, 2022, the Company entered into a one-year lease for hangar space. The lease agreement provided for four renewal terms of one year each. Management has determined that the renewals are likely to be utilized and the renewal terms are included in the calculation of the lease liability and right of use asset. In 2022, the Company recognized a right of use operating lease asset in the amount of $421,000 for this lease.

Lease liabilities are measured at the commencement date based on the present value of future lease payments. As the Company's lease did not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments. The Company used a discount rate of 15.00% in determining its lease liabilities.

The discount is the rate of interest that the Company would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of comparable value to the right-of-use asset in a similar economic environment. The discount rate therefore reflects what the Company "would have to pay", which requires estimation when no observable rates are available or where the applicable rates need to be adjusted to reflect the terms and conditions of the lease. The Company estimates the discount using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates. The Company determined its discount rated based on the rate used by comparable public companies.

The following table presents net lease cost and other supplemental lease information:

	December 31, 2024	December 31, 2023
Lease cost:
Operating lease cost	$121,579	$121,579
Short term lease cost	113,110	35,297
Net lease cost	234,689	156,876
Cash paid for operating lease liabilities	$(75,801)	$(77,458)

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. LEASES (CONTINUED)

As of December 31, 2024 and December 31, 2023, the Company's lease liability is as follows:

Lease liability	December 31, 2024	December 31, 2023
Current portion of operating lease liability	$91,767	$75,801
Long-term portion of operating lease liability	162,150	253,917
	$253,917	$329,718

 Future minimum lease payments to be paid by the Company as a lessee as of December 31, 2024 are as follows:

Operating lease commitments and lease liability
2025	123,599
2026	127,307
2027	53,696
Total future minimum lease payments	304,602
Discount	(50,685)
Total	$253,917

The lease has a remaining term of 2.41 years.

8. STOCKHOLDERS' DEFICIT

a) Common stock

On October 23, 2024, November 11, 2024 and November 29, 2024, the Company conducted closings of its offering under Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings ("Reg A Offering"), pursuant to which an aggregate of 2,456,710 shares of common stock were issued at a price of $3.59 per share, for gross proceeds of $8,819,600. In conjunction with the closing of these rounds, the Company incurred share issuance costs of $735,634. The Company was also required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-Scholes model and determined that the warrants had a fair value of $57,182.

On December 23, 2024, the Company closed another round of its Reg A Offering and issued 522,463 shares for gross proceeds of $1,875,642. Cash issuance costs totalling $105,703 were incurred in conjunction with this offering. As of December 31, 2024, the shares have not yet been issued but the funds were received.  Due to this, as of December 31, 2024, the proceeds are disclosed as common stock subscribed and the share issuance costs are disclosed as deferred financing charges on the consolidated balance sheet.  On the share issuance date of January 6, 2025, the Company was also required to issue 5,224 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59. The issuance of the warrants occurred subsequent to December 31, 2024 and they are not recognized as of December 31, 2024.

There was no common stock activity during the year ended December 31, 2023.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. STOCKHOLDERS' DEFICIT (CONTINUED)

b) Warrants

A summary of Common Stock warrant activity during the year ended December 31, 2024 is as follows:

	Number of warrants	Weighted average exercise price	Weighted average remaining life in years	Aggregate intrinsic value
Outstanding, December 31, 2023	18,150,000	$0.33	4.00	$-
Issued	24,574	3.59
Outstanding, December 31, 2024	18,174,574	$0.33	4.00	$59,169,000
Vested, December 31, 2024	24,574	$3.59	4.68	$-

In September 2023, the Company issued 3,150,000 stand-alone warrants at a price of $0.01 for proceeds of $31,500. Each warrant entitles the holder to purchase one common share at a price of $0.33. The warrants become exercisable upon the earlier of the date of a successful initial public offering, a fundamental transaction or September 6, 2025, and will expire 4 years thereafter.

As previously noted, in connection with the 2024 Offerings, the Company was required to issue 24,574 warrants to the placement agent.  These warrants vest immediately, have an expiration date of September 6, 2029, and an exercise price of $3.59.  The Company valued the warrants using the Black-scholes model.  Based on the below inputs, the Company determined that the warrants had a fair value of $57,182.

Expected volatility	77.1%
Expected term (years)	4.78 - 4.95
Risk-free interest rate	3.52% - 4.20%
Dividend yield	0%

The stock price in the model was based on a 409(a) valuation, the volatility was based on the historical volatility of comparable public companies, and the expected term is the life of the warrant.

9. RELATED PARTY TRANSACTIONS

Due From Related Party

As of December 31, 2024 and 2023, $4,074 and $4,074, respectively, was due from the CEO, who is also a majority shareholder. The amounts are unsecured, non-interest bearing and due on demand.

Management Fees

During the year ended December 31, 2024 and 2023, management fees of $232,000 and $232,000, respectively, were incurred to the CEO, who is also a majority shareholder of the Company. As of December 31, 2024 and 2023, $0 and $18,500, respectively, of management fees were included in accounts payable and accrued liabilities.

Consulting Fees

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $25,000 and $49,500, respectively, of fees to a BOD member.  As of December 31, 2024 and December 31, 2023, $0 and $0 of these fees were unpaid, respectively.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $90,000 and $150,000, respectively, of fees to a Company for which a BOD member is part of senior management.  As of December 31, 2024 and 2023, $0 and $0 of these fees were included in accounts payable and accrued liabilities, respectively.

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $53,000 and $54,000, respectively, of fees to an entity owned by the spouse of the CEO, who is also a majority shareholder.  As of December 31, 2024 and 2023, $0 and $4,000 of these fees were included in accounts payable and accrued expenses.

During the year ended December 31, 2024 and 2023, the Company incurred an expense of $0 and $56,250, respectively, of fees to the former CFO (current at the time the expenses were incurred) of the Company.  As of December 31, 2024 and 2023, $0 and $0 of these fees were unpaid, respectively.

Contract Labor

During the year ended December 31, 2024 and 2023, the Company incurred expenses of $0 and $7,500, respectively, to an immediate family member of the CEO, who is also a majority shareholder.  As of December 31, 2024 and 2023, $0 and $0 of these fees were unpaid, respectively.

Director Fees

During the year ended December 31, 2024 and 2023, directors fees of $164,000 and $168,000, respectively, were incurred. As of December 31, 2024 and 2023, $128,000 and $56,000, respectively, of directors fees were included in accounts payable and accrued liabilities.

Professional Fees

During the year ended December 31, 2024 and 2023, the Company incurred professional fee expenses of $95,000 and $92,000, respectively, with the VP of Development.  There were $0 owed to this related party as of December 31, 2024 and 2023.

During the year ended December 31, 2024 and 2023, the Company incurred professional fee expenses of $157,000 and $0, respectively, to the CFO of the Company. There were no amounts owed to this related party as of December 31, 2024 and 2023.

Commitments and Contingencies

The Company entered into an agreement with a company owned 50% by the CEO, who is also a majority shareholder.  The agreement is to buy jet engines.  The purchase price of the jet engines is $2,200,000.  During the year ended December 31, 2023, the Company made the first deposit on the agreement for $750,000.  During the year ended December 31, 2024, the Company made an additional deposit of $550,000.  As of December 31, 2024 and 2023, the Company had total long-term deposits with this related party of $1,300,000 and $750,000, respectively.

Notes Payable

On August 14, 2010, Company entered into a loan agreement with the CEO, who is also a majority shareholder, in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. During the years ended December 31, 2024 and 2023, repayments of $45,000 and $247,500, respectively, were made. As of December 31, 2024 and 2023, $190,050 and $235,050, respectively was outstanding for this loan.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. RELATED PARTY TRANSACTIONS (CONTINUED)

On August 14, 2010, the Company entered into a loan agreement with an entity owned by the spouse of the CEO, who is also a majority shareholder, in the amount of $865,000. The loan bears no interest, with no terms of repayment and is due on demand. As of December 31, 2024 and 2023, $865,000 was outstanding for this loan.

On April 10, 2016, the Company entered into a loan agreement with a company owned 50% by the CEO, who is also a majority shareholder in the amount of $100,000. The loan bears no interest, with no terms of repayment and is due on demand. As of December 31, 2024 and 2023, $100,000 was outstanding for this loan.

On August 1, 2022, the Company entered into a loan agreement with the CEO, who is also a majority shareholder, in the amount of $475,150. The loan bears no interest, with no terms of repayment, and is due on demand. As of December 31, 2024 and 2023, $475,150 was outstanding for this loan.

10. INCOME TAXES

The components of the Company's provision for income taxes for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
Current:
Federal	-	-
State	-	-
Total current	-	-
Deferred:
Federal	(1,660,843)	(983,132)
State	(434,983)	(257,487)
Total deferred	(2,095,826)	(1,240,619)
Permanent book/tax differences	482,490	187,332
Change in valuation allowance	1,613,336	1,053,287
Total tax benefit	$-	$-

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	December 31, 2024	December 31, 2023
Loss before income taxes	$(7,908,777)	$(4,681,583)
Expected recovery at federal rate of 21%	(1,660,843)	(983,132)
Expected recovery at state rate of 5.5%	(434,983)	(257,487)
Permanent book/tax differences	482,490	187,332
Change in valuation allowance	1,613,336	1,053,287
Total tax benefit	$-	$-

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES (CONTINUED)

	December 31, 2024	December 31, 2023
US federal statutory rate	21.0%	21.0%
Florida state rate	5.5%	5.5%
Effects of:
Amortization of debt discount	(6.0%)	(3.8%)
Valuation allowance	(20.5%)	(22.7%)
	0%	0%

The effective tax rate for 2024 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2024	December 31, 2023
Deferred tax assets
Net operating loss carryforwards	$3,852,828	$874,146
Property, plant and equipment	12,794	10,842
Convertible debt	104,538	449,461
Total deferred tax assets	3,970,327	1,334,449

Deferred tax liabilities
Derivative liabilities	(452,344)	(17,029)
Total deferred tax liabilities	(452,344)	(17,029)

Valuation allowance	(3,517,983)	(1,317,420)

Net deferred tax asset	$-	$-

As of December 31, 2024, the Company had approximately $14,539,000 and $14,539,000, respectively, of federal and state net operating loss carry forwards that carry forward indefinitely. As of December 31, 2023, the Company had approximately $5,515,000 and $5,512,830, respectively, of federal and state net operating loss carry forwards that carry forward indefinitely. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code.

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at December 31, 2024 and 2023.

The Company is subject to U.S. federal income tax examinations by tax authorities for all tax years since inception due to unexpired net operating loss carryforwards originating in and after that year. The Company may be subject to income tax examinations for the various state taxing authorities which vary by jurisdiction.

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES (CONTINUED)

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

11. COMMITMENTS AND CONTINGENCIES

Issuance of option to consultant and officer

On September 1, 2023, the Company entered into an agreement with a consultant. Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the consultant have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

On January 1, 2024, the Company entered into an agreement with the Chief Financial Officer (the "CFO"). Under the agreement, the Company was obligated to issue 100,000 options.  Both the Company and the CFO have agreed to delay issuance of these options until an Offering price has been established as part of an initial public offering or other public offering ("Offering Price").

The agreement also calls for 150,000 contingent Options, subject to future approval by the Board of Directors, with an exercise price equal to the Offering Price.

Midland Economic Development Agreement

On October 7, 2024, the Company entered into an economic development agreement (the "Economic Development Agreement") with Midland Development Corporation ("MDC"), whereby MDC has agreed to provide certain incentives to the Company for (i) expansion of its business operations to the Midland International Air & Space Port ("KMAF"), (ii) creation and retention of primary jobs within the corporate limits of the City of Midland, and (iii) relocation of certain capital assets and equipment at the Midland International Air & Space Port. In connection with the Economic Development Agreement, the Company has a commitment to enter into certain temporary, short-term, and long-term hangar leases at KMAF, and the MDC would provide reimbursements of lease payments until a long-term hangar lease is being entered into.

Aerovision Aircraft Acquisition Agreement

On October 31, 2024, the Company entered into an aircraft acquisition agreement ("Aircraft Agreement") with Aerovision LLC ("Aerovision"), pursuant to which the Company agreed to purchase from Aerovision various used aircrafts and associated spare equipment (the "Aircraft Transactions") in phases. The subject aircraft for acquisition pursuant to the Aircraft Agreement are: (i) twelve F-4 Phantom II aircraft, (ii) one MD-83 with U.S. Federal Aviation Administration ("FAA") Registration N572AA, and (iii) one DC-9 with FAA Registration N932NA.  The twelve F-4 Phantom II aircraft have recently been decommissioned by the Republic of Korea Air Force, and will have to be registered with the FAA after they are imported into the United States from South Korea.

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

STARFIGHTERS SPACE, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Aircraft Agreement requires an initial deposit advance in the amount of $5,000,000 to be made no later than ten business days from the signing of the Aircraft Agreement, which has been paid from funds received from the Company's Regulation A Tier 2 Offering. The payment of the deposit is considered to constitute "Phase 1" under the Aircraft Agreement.  Phase 2 will involve the payment of an additional $5,000,000 for the acquisition of eight of the twelve F-4 Phantom II aircraft.  Such payment is due no later than December 15, 2024. Phase 3 will involve the payment of an additional $5,000,000 for the acquisition of the final four F-4 Phantom II aircraft.  Such payment is due no later than March 15, 2025. Phase 4 shall involve the payment of an additional $5,000,000 for the acquisition of the MD-83 aircraft with FAA Registration N572AA, and the DC-9 aircraft with FAA Registration N932NA.  The parties are to use their reasonable best efforts to complete Phase 4 by April 15, 2025. This agreement has subsequently been amended.

On January 28, 2025, the Company and Aerovision verbally agreed to amend the Aircraft Agreement regarding the Aircraft Transactions, pursuant to which: (i) the Company may elect not to proceed with Phase 3 and/or Phase 4; (ii) the initial deposit advance of $5,000,000 is broken down into two payments of $2,500,000 each, with the first payment to be made on or before January 31, 2025 (which has been paid on January 24, 2025), and the second payment to be made within 10 days of Aerovision executing a binding agreement to acquire a minimum of eight F-4 Phantom II aircraft from an alternative supplier(s); (iii) the due date for payment associated with Phase 2 is amended to be within five days of Aerovision providing confirmation of shipping of the F-4 Phantom II aircraft to the Company from the point of origin; (iv) the due date for payment associated with Phase 3, if Starfighters International elected to proceed, is amended to be October 31, 2025; (v) the due date for payment associated with Phase 4, if Starfighters International elected to proceed, is amended to be January 31, 2026.

12. SUBSEQUENT EVENTS

On January 6, 2025, the Company closed a round of its Reg A Offering in relation to funds already received as of December 31, 2024 (Note 8) and issued 522,463 shares of common stock at a price of $3.59 per share, for gross proceeds of $1,875,642. In conjunction with closing this financing round, the Company incurred cash issuance costs of $105,703. On January 6, 2025, the Company issued 5,224 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

On April 2, 2025, the Company closed a round of its Reg A Offering and issued 1,141,197 shares of common stock at a price of $3.59 per share for gross proceeds of $4,096,886. In connection with the closing of this round, the Company incurred cash issuance costs of $225,667. On April 2, 2025, the Company issued 11,425 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

On April 25, 2025, the Company closed a round of tis Reg A Offering and issued 234,262 shares of common stock at a price of $3.59 per share for gross proceeds of $841,001. On April 25, 2025, the Company issued 2,344 agent's warrants in connection with this closing, with each warrant exercisable into one share of common stock at an exercise price of $3.59 and expiring on September 6, 2029.

APPENDIX "A"
AUDIT COMMITTEE CHARTER

STARFIGHTERS SPACE, INC.
(the "Corporation")

Objectives

The Corporation's Audit Committee (the "Audit Committee") will assist the Corporation's Board of Directors (the "Board of Directors") in fulfilling its oversight responsibilities for:

1. the system of internal control over financial reporting;

2. the audit process;

3. compliance with legal and regulatory requirements; and

4. the processes for identifying, evaluating and managing the Corporation's principal risks impacting financial reporting.

Committee Membership

The Board of Directors shall appoint annually from among its members an Audit Committee to hold office for the ensuing year or until their successors are elected or appointed (each, a "Member").

The Audit Committee shall be composed of at least three directors, and not more than five directors. All Members must meet the independence and audit committee composition requirements promulgated by all governmental and regulatory bodies having jurisdiction over the Corporation as may be in effect from time to time, including Rule 5605(a)(2) of the Listing Rules of the NASDAQ Capital Market, and the relevant rules of any other stock exchange(s) on which the Corporation's securities are listed, if any. In general, each member of the Audit Committee must be free from any relationship that, in the view of the Board of Directors, could be reasonably be expected to interfere with the exercise of their judgement as a Member.

All members of the Audit Committee must be financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements).

The Board of Directors may from time to time designate one of the Members of the Audit Committee to be the Audit Committee Chair (the "Chair") and, unless otherwise determined by the Board of Directors, the Corporate Secretary of the Corporation shall be the Secretary of the Audit Committee (the "Audit Committee Secretary").

Any member of the Audit Committee may be removed or replaced at any time by the Board of Directors and will cease to be a Member of the Audit Committee on ceasing to be a director of the Corporation. The Board of Directors may fill vacancies on the Audit Committee by election from among the Board of Directors. If and whenever a vacancy will exist on the Audit Committee, the remaining Members may exercise all powers of the Audit Committee so long as a quorum remains.

No Member of the Audit Committee shall receive, directly or indirectly, other than for service on the Board of Directors, the Audit Committee, or other committees of the Board of Directors, any consulting, advisory, or other compensatory fee from the Corporation or any of its related parties or subsidiaries.

Limitations on Audit Committee's Duties

In contributing to the Audit Committee's discharge of its duties, each Member of the Audit Committee will be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended or may be construed as imposing on any Member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which any member of the Board of Directors may be otherwise subject.

Members of the Audit Committee are entitled to rely, absent actual knowledge to the contrary, on: (a) the integrity of the persons and organizations from whom they receive information; (b) the accuracy and completeness of the information provided; (c) representations made by management of the Corporation ("Management") as to the non-audit services provided to the Corporation by the external auditor; (d) financial statements of the Corporation represented to them by a Management or in a written report of the external auditors to present fairly the financial position of the Corporation in accordance with applicable generally accepted accounting principles; and (e) any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

Meetings and Participation

The Audit Committee shall meet at least once per quarter, or more frequently as circumstances dictate. The Corporation's Chief Executive Officer, Chief Financial Officer, any Member of the Audit Committee, or the external auditor may call a meeting of the Audit Committee. The Corporation's auditors shall be provided notice of all meetings of the Audit Committee and be entitled to attend and be heard thereat.

Meeting agendas will be prepared and provided in advance to Members, along with appropriate briefing materials. The agenda will be set by the Chair in consultation with other Members of the Audit Committee, the Board of Directors, and Management of the Corporation.

No business may be transacted by the Audit Committee except at a meeting of its Members at which a quorum of the Audit Committee is present. A quorum for meetings of the Audit Committee is a majority of its Members.

The Audit Committee shall keep minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be approved by Audit Committee Members and available as soon as possible to the Board of Directors.

Duties, Powers, and Responsibilities

The Audit Committee is hereby delegated the following duties and powers, without limiting these duties and powers, the Audit Committee shall:

1. Financial Reporting

(a) Ensure, through discussions with Management and the external auditors, that the Corporation's annual and interim financial statements (individually and collectively, the "Financial Statements"), as applicable, present fairly in all material respects the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented.

(b) Review and recommend for approval to the Board of Directors the Corporation's Financial Statements, accounting policies that affect the Financial Statements, annual management's discussion and analysis ("MD&A") and any associated press release(s).

(c) Review the financial statements and other financial information of material subsidiaries of the Corporation and any auditor recommendations concerning such subsidiaries.

(d) Be satisfied as to the adequacy of procedures in place for the review of the Corporation's public disclosure of financial information extracted or derived from annual or interim Financial Statements and periodically assess the adequacy of such procedures.

(e) Review and approve interim Financial Statements, accounting policies that affect the Financial Statements, the interim MD&A, and any associated press release(s).

(f) Review significant issues affecting financial reports.

(g) Review emerging Auditing Standards as issued by the Public Company Accounting Oversight Board and the United States Securities and Exchange Commission; and developments that could affect the Corporation.

(h) Understand how Management develops interim financial information and the nature and extent of external audit involvement.

(i) Review the status of material contingent liabilities as reported to the Audit Committee by the Corporation's Management, and the manner in which any material contingent liability has been disclosed in the Corporation's Financial Statements.

(j) Review any reserves, accruals, provisions, estimates or adopted programs and policies, including factors that affect asset and liability carrying values and the timing of revenue and expense recognition, that may have a material effect upon the Financial Statements.

(k) Review the treatment for financial reporting purposes of any significant transactions which are not a normal part of the Corporation's operations.

(l) Review the financial reporting obligations of the Corporation pursuant to its by-laws, its borrowing covenants, the Delaware General Corporation Law, and applicable securities regulation and monitor the Corporation's compliance thereunder.

(m) Review with the external auditors the level of co-operation they received from Management, employees and personnel of the Corporation during the audit process, any issues encountered by the auditors and any impediments on the external auditor's work.

(n) Review and resolve any disagreements between Management and the external auditors with respect to accounting practices and principles.

(o) Monitor the objectivity and credibility of the Corporation's financial reports.

2. Internal and Disclosure Controls

(a) Review and approve corporate signing authorities and modifications thereto.

(b) Consider the effectiveness of the Corporation's internal controls over financial reporting and related information technology security and control.

(c) Review with the auditors any issues or concerns related to any internal control systems in the process of the audit.

(d) Review the plan and scope of the annual audit with respect to planned reliance and testing of controls and major points contained in the auditor's management letter resulting from control evaluation and testing.

(e) Establish and maintain complaint procedures regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures are appended hereto as Appendix A.

(f) Review with the Corporation's Chief Executive Officer and the Chief Financial Officer the Corporation's disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(g) Approve all material related party transactions in advance; of which materiality is set a $1 for such matters.

3. Compliance with Legal and Regulatory Requirements

(a) Review with Management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting.

(b) Review with Management and the Board of Directors any issues with regulatory agencies that are likely to have a significant financial impact on the Corporation.

(c) Review with counsel the adequacy and effectiveness of the Corporation's procedures to ensure compliance with the legal and regulatory responsibilities.

(d) Review the status of income tax returns and any significant tax issues as they are reported to the Audit Committee by Management or the Board of Directors.

(e) Review any inquiries, investigations, or audits of a financial nature by any government, regulatory, or taxation author

4. External Audit

(a) Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Corporation, including the resolution of disagreements between Management and the external auditor regarding financial reporting.

(b) Review and approve the audit plans, scope and proposed audit fees.

(c) Discuss with the auditors the results of the audit, any changes in accounting policies or practices and their impact on the financials, as well as any items that might significantly impact financial results.

(d) Receive a report from the auditors on critical accounting policies and practices to be used, all alternative treatments of financial information within US GAAP and GAAS that have been discussed with Management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the auditor.

(e) Receive an annual report from the auditors describing the audit firm's internal quality-control procedures, and material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out the firm, and any steps taken to deal with any such issues.

(f) Annually review the independence of the external auditors by receiving a report from the independent auditor detailing all relationships between them and the Corporation. In assessing such independence, the Audit Committee shall discuss with the external auditors, and may require a letter from the external auditor outlining any relationships between the external auditors and the Corporation or its affiliates.

(g) Review, where there is to be a change of external auditors, all issues related to the change, and the planned steps for an orderly transition.

(h) Separately meet with the auditors, apart from Management, at least once a year.

(i) Recommend to the Board of Directors: (i) the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation; and (ii) the compensation of the external auditor.

(j) Review, negotiate and recommend to the Board of Directors the execution of all engagement letters of the external auditors, both for audit and non-audit services.

(k) Review the performance of the external auditors, including the compensation, scope, and timeliness of the audits and all other related services and any non-audit services provided by the external auditors.

(l) Ensure regular rotation of the lead partner and reviewing partner.

(m) Establish and oversee policies with regards to the hiring by the Corporation of any partners, employees, and any former partners or employees of any present or former firms that acted as external auditors of the Corporation.

5. Non-Audit Services

(a) Pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the external auditor. Pre-approval may be granted by any one Member of the Audit Committee.

6. Risk Management

(a) Review and monitor the processes in place to identify and manage the principal risks that could impact the financial reporting of the Corporation.

(b) Ensure that directors' and officers' liability insurance is in place.

(c) Review and approve corporate investment policies.

(d) Assess, as part of its internal controls responsibility, the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board of Directors.

7. Other Responsibilities and Matters

(a) Review annually the adequacy of this Charter and confirm that all responsibilities have been carried out.

(b) Evaluate the Audit Committee's and individual Member's performance on a regular basis and report annually to the Board of Directors the result of its annual self-assessment.

(c) Review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

(d) Review the appointments of the Corporation's Chief Financial Officer, internal auditor (or persons appointed to perform the internal audit function), and any key financial executives involved in the financial reporting process of the Corporation and any material subsidiary.

(e) Discuss the Corporation's compliance with tax and financial reporting laws and regulation, if and when issues arise.

(f) Review all material balance sheet issues, material contingent obligations and material related party transactions.

(g) Periodically assess the Corporation's need for an internal audit function, if not present.

(h) Take such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Authority

The Audit Committee shall have full access to all of the Corporation's books, records, properties, facilities and personnel, subject to compliance with any leases or similar contacts governing same.

Additionally, the Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to set and pay the compensation for any advisors employed by the Audit Committee at the cost of the Corporation without obtaining approval of the Board of Directors, based on its sole judgment and discretion. The Audit Committee has the authority to communicate directly with the internal and external auditors of the Corporation.

Inconsistencies with Applicable Laws

In the event of any conflict or inconsistency between this Charter and the applicable laws, in each case as amended, restated or amended and restated from time to time, the provisions hereof shall be ineffective and shall be superseded by the provisions of such applicable laws to the extent necessary to resolve such conflict or inconsistency.

Appendix A

To Audit Committee Charter

Procedures for the Submission of Complaints or Concerns
Regarding Accounting, Internal Accounting Controls or Auditing Matters

1. The Corporation shall forward to the Audit Committee of the Board of Directors any complaints that it has received regarding accounting, internal accounting controls or auditing matters.

2. Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any concerns by sending such concerns in writing and forwarding them in a sealed envelope to:

Attention: Chair of the Audit Committee

Starfighters Space, Inc.

Reusable Launch Vehicle Hanger, Hangar Road

Cape Canaveral, Florida, 32920

The envelope is to be clearly marked: "To be opened by the Audit Committee only."

Any such envelopes shall be forwarded promptly to the Chair.

3. Contact information including a phone number and e-mail address shall be published for the Chair on the Corporation's website for those people wishing to contact the Chair directly.

4. At each of its meetings following the receipt of any information pursuant to this Appendix, the Audit Committee shall review and consider any such complaints or concerns and take any action that it deems appropriate in the circumstances.

5. The Audit Committee shall retain any such complaints or concerns along with the material gathered to support its actions for a period of no less than seven years. Such records will be held on behalf of the Audit Committee by the Audit Committee Secretary.

6. This Appendix A shall appear on the Corporation's website as part of this Charter.

__________

CERTIFICATE OF THE CORPORATION

Dated: December 17, 2025

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities previously issued by the Corporation as required by the securities legislation of British Columbia.

(s) "Rick Svetkoff"	(s) "David Whitney"
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(s) "Geoffrey P. Hickman"	(s) "Sean Bromley"
Director	Director

C-1

CERTIFICATE OF THE PROMOTER

Dated: December 17, 2025

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities previously issued by the Corporation as required by the securities legislation of British Columbia.

(s) "Rick Svetkoff"
Rick Svetkoff

C-2